                                                                    EXHIBIT 10.2

================================================================================

                                CREDIT AGREEMENT

                                      among

                           DHM HOLDING COMPANY, INC.,
                           DOLE HOLDING COMPANY, LLC,
                             DOLE FOOD COMPANY, INC.
                                  as BORROWER,

                                VARIOUS LENDERS,

                                       and

                        DEUTSCHE BANK AG NEW YORK BRANCH,
                             as ADMINISTRATIVE AGENT

                                   ----------

                           Dated as of April 12, 2006

                                   ----------

                         BANC OF AMERICA SECURITIES LLC
                              as SYNDICATION AGENT,

                          DEUTSCHE BANK SECURITIES INC.
                                as LEAD ARRANGER,

                    HARRIS BANK N.A., THE BANK OF NOVA SCOTIA
                         and WELLS FARGO FOOTHILL, LLC,
                           as CO-DOCUMENTATION AGENTS

                                       and

                          DEUTSCHE BANK SECURITIES INC.

                                       and

                         BANC OF AMERICA SECURITIES LLC,
                         as JOINT BOOK RUNNING MANAGERS

================================================================================

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
SECTION 1.  Definitions and Accounting Terms.................................      1
   1.01.    Defined Terms....................................................      1

SECTION 2.  Amount and Terms of Credit.......................................     55
   2.01.    The Commitments..................................................     55
   2.02.    Minimum Amount of Each Borrowing.................................     58
   2.03.    Notice of Borrowing..............................................     58
   2.04.    Disbursement of Funds............................................     59
   2.05.    Notes............................................................     61
   2.06.    Conversions......................................................     62
   2.07.    Pro Rata Borrowings..............................................     63
   2.08.    Interest.........................................................     63
   2.09.    Interest Periods.................................................     64
   2.10.    Increased Costs, Illegality, etc.................................     65
   2.11.    Compensation.....................................................     69
   2.12.    Change of Lending Office.........................................     69
   2.13.    Replacement of Lenders...........................................     69
   2.14.    Incremental Commitments..........................................     71

SECTION 3.  Letters of Credit................................................     72
   3.01.    Letters of Credit................................................     72
   3.02.    Maximum Letter of Credit Outstandings; Final Maturities..........     73
   3.03.    Letter of Credit Requests; Minimum Stated Amount.................     74
   3.04.    Letter of Credit Participations..................................     74
   3.05.    Agreement to Repay Letter of Credit Drawings.....................     76
   3.06.    Increased Costs..................................................     77

SECTION 4.  Commitment Commission; Fees; Reductions of Commitment............     78
   4.01.    Fees.............................................................     78
   4.02.    Voluntary Termination of Unutilized Revolving Loan Commitments...     79
   4.03.    Mandatory Reduction of Commitments...............................     80

SECTION 5.  Prepayments; Payments; Taxes.....................................     80
   5.01.    Voluntary Prepayments............................................     80
   5.02.    Mandatory Repayments and Commitment Reductions...................     81
   5.03.    Method and Place of Payment; Payments and Computations;
            Maintenance of Accounts; Statement of Accounts...................     85
   5.04.    Net Payments.....................................................     87


                                       (i)

                                Table of Contents
                                   (continued)

                                                                                Page
                                                                                ----
SECTION 6.  Conditions Precedent to Credit Events on the Initial Borrowing
            Date.............................................................     89
   6.01.    Effective Date; Notes............................................     89
   6.02.    Officer's Certificate............................................     89
   6.03.    Opinions of Counsel..............................................     89
   6.04.    Company Documents; Proceedings; etc..............................     89
   6.05.    Shareholders' Agreements; Management Agreements; Existing
            Indebtedness Agreements; and Tax Allocation Agreements...........     90
   6.06.    Outstanding Indebtedness and Preferred Equity....................     91
   6.07.    Refinancing; Original Credit Agreement; etc......................     91
   6.08.    Adverse Change, Approvals........................................     92
   6.09.    Litigation.......................................................     93
   6.10.    Subsidiaries Guaranty; Intercompany Subordination Agreement......     93
   6.11.    Pledge Agreement.................................................     93
   6.12.    Security Agreement...............................................     94
   6.13.    Mortgage; Title Insurance; Landlord Waivers; etc.................     94
   6.14.    Intercreditor Agreement..........................................     95
   6.15.    Financial Statements; Pro Forma Balance Sheet; Projections.......     95
   6.16.    Solvency Certificate; Insurance Certificates, etc................     96
   6.17.    Fees, etc........................................................     96
   6.18.    Appraisal and Collateral Examination.............................     96
   6.19.    Borrowing Base Certificate; Liquidity............................     96

SECTION 7.  Conditions Precedent to All Credit Events........................     97
   7.01.    Limitation on Cash on Hand.......................................     97
   7.02.    No Default; Representations and Warranties.......................     97
   7.03.    Notice of Borrowing; Letter of Credit Request....................     98

SECTION 8.  Representations, Warranties and Agreements.......................     98
   8.01.    Company Status...................................................     98
   8.02.    Company Power and Authority......................................     98
   8.03.    No Violation.....................................................     99
   8.04.    Litigation.......................................................    100
   8.05.    Use of Proceeds; Margin Regulations..............................    100
   8.06.    Governmental Approvals...........................................    100
   8.07.    Investment Company Act...........................................    101
   8.08.    True and Complete Disclosure.....................................    101
   8.09.    Financial Condition; Financial Statements........................    101
   8.10.    Security Interests...............................................    102
   8.11.    Compliance with ERISA............................................    103
   8.12.    Capitalization...................................................    104
   8.13.    Subsidiaries.....................................................    105
   8.14.    Intellectual Property, etc.......................................    105
   8.15.    Compliance with Statutes; Agreements, etc........................    105


                                      (ii)

                                Table of Contents
                                   (continued)

                                                                                Page
                                                                                ----
   8.16.    Environmental Matters............................................    105
   8.17.    Properties.......................................................    106
   8.18.    Labor Relations..................................................    107
   8.19.    Tax Returns and Payments.........................................    107
   8.20.    Scheduled Existing Indebtedness..................................    107
   8.21.    Insurance........................................................    108
   8.22.    Transaction......................................................    108
   8.23.    Special Purpose Corporations.....................................    108
   8.24.    Subordination....................................................    109
   8.25.    Aggregate Borrowing Base Calculation.............................    109

SECTION 9.  Affirmative Covenants............................................    109
   9.01.    Information Covenants............................................    110
   9.02.    Books, Records and Inspections...................................    115
   9.03.    Insurance........................................................    116
   9.04.    Payment of Taxes.................................................    116
   9.05.    Existence; Franchises............................................    117
   9.06.    Compliance with Statutes; etc....................................    117
   9.07.    Compliance with Environmental Laws...............................    117
   9.08.    ERISA............................................................    118
   9.09.    Good Repair......................................................    119
   9.10.    End of Fiscal Years; Fiscal Quarters.............................    119
   9.11.    Additional Security; Additional Guaranties; Actions with Respect
            to Non-Guarantor Subsidiaries; Further Assurances................    120
   9.12.    Use of Proceeds..................................................    123
   9.13.    Ownership of Subsidiaries........................................    123
   9.14.    Permitted Acquisitions...........................................    124
   9.15.    Maintenance of Company Separateness..............................    125
   9.16.    Performance of Obligations.......................................    126
   9.17.    Conduct of Business..............................................    126
   9.18.    Margin Stock.....................................................    126
   9.19.    Landlords' Agreements, Mortgagee Agreements, Bailee Letters and
            Real Estate Purchases............................................    127
   9.20.    Post-Closing Refinancing.........................................    127

SECTION 10. Negative Covenants...............................................    128
   10.01.   Changes in Business; etc.........................................    128
   10.02.   Consolidation; Merger; Sale or Purchase of Assets; etc...........    131
   10.03.   Liens............................................................    135
   10.04.   Indebtedness.....................................................    139
   10.05.   Advances; Investments; Loans.....................................    144
   10.06.   Restricted Payments; etc.........................................    149
   10.07.   Transactions with Affiliates.....................................    153
   10.08.   Fixed Charge Coverage Ratio......................................    153


                                      (iii)

                                Table of Contents
                                   (continued)

                                                                                Page
                                                                                ----
   10.09.   Limitation on Voluntary Payments and Modifications of
            Indebtedness; Modifications of Certificate of Incorporation,
            By-Laws and Certain Other Agreements; Issuances of Capital Stock;
            etc..............................................................    154
   10.10.   Limitation on Issuance of Equity Interests.......................    155
   10.11.   Limitation on Certain Restrictions on Subsidiaries...............    155
   10.12.   Limitation on the Creation of Subsidiaries and Joint Ventures....    156
   10.13.   Special Restrictions Relating to Principal Property..............    157
   10.14.   No Additional Deposit Accounts; etc..............................    157

SECTION 11. Events of Default................................................    158
   11.01.   Payments.........................................................    158
   11.02.   Representations, etc.............................................    158
   11.03.   Covenants........................................................    158
   11.04.   Default Under Other Agreements...................................    158
   11.05.   Bankruptcy, etc..................................................    159
   11.06.   ERISA............................................................    159
   11.07.   Security Documents...............................................    160
   11.08.   Guaranties.......................................................    160
   11.09.   Judgments........................................................    160
   11.10.   Ownership........................................................    161
   11.11.   Denial of Liability..............................................    161

SECTION 12. The Administrative Agent.........................................    161
   12.01.   Appointment......................................................    161
   12.02.   Nature of Duties.................................................    162
   12.03.   Lack of Reliance on the Administrative Agent.....................    162
   12.04.   Certain Rights of the Administrative Agent.......................    163
   12.05.   Reliance.........................................................    163
   12.06.   Indemnification..................................................    163
   12.07.   The Administrative Agent in its Individual Capacity..............    163
   12.08.   Holders..........................................................    164
   12.09.   Resignation by the Administrative Agent..........................    164
   12.10.   Collateral Matters...............................................    165
   12.11.   Delivery of Information..........................................    166

SECTION 13. Miscellaneous....................................................    166
   13.01.   Payment of Expenses, etc.........................................    166
   13.02.   Right of Setoff..................................................    167
   13.03.   Notices..........................................................    168
   13.04.   Benefit of Agreement; Assignments; Participations................    168
   13.05.   No Waiver; Remedies Cumulative...................................    171
   13.06.   Payments Pro Rata................................................    171
   13.07.   Calculations; Computations.......................................    171


                                      (iv)

                                Table of Contents
                                   (continued)

                                                                                Page
                                                                                ----
   13.08.   GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY
            TRIAL............................................................    172
   13.09.   Counterparts.....................................................    173
   13.10.   Effectiveness....................................................    173
   13.11.   Headings Descriptive.............................................    174
   13.12.   Amendment or Waiver; etc.........................................    174
   13.13.   Survival.........................................................    175
   13.14.   Domicile of Loans................................................    175
   13.15.   Register.........................................................    175
   13.16.   Confidentiality..................................................    176
   13.17.   Special Provisions Regarding Pledges of Equity Interests in, and
            Promissory Notes Owed by, Persons Not Organized in the United
            States...........................................................    177
   13.18.   Patriot Act......................................................    178
   13.19.   Post-Closing Actions.............................................    178

SECTION 14. Credit Agreement Party Guaranty..................................    179
   14.01.   The Guaranty.....................................................    179
   14.02.   Bankruptcy.......................................................    180
   14.03.   Nature of Liability..............................................    180
   14.04.   Independent Obligation...........................................    180
   14.05.   Authorization....................................................    180
   14.06.   Reliance.........................................................    181
   14.07.   Subordination....................................................    181
   14.08.   Waiver...........................................................    182
   14.09.   Payments.........................................................    184


                                       (v)

                                Table of Contents
                                   (continued)

                                                                                Page
                                                                                ----
SCHEDULE

SCHEDULE I       Commitments
SCHEDULE II      Lender Addresses
SCHEDULE III     Accounts
SCHEDULE IV      Existing Indebtedness
SCHEDULE V       Real Property
SCHEDULE VI      Plans
SCHEDULE VII     Capitalization
SCHEDULE VIII    Subsidiaries
SCHEDULE IX      Existing Investments
SCHEDULE X       Tax Matters
SCHEDULE XI      Insurance
SCHEDULE XII     Post-Closing Matters
SCHEDULE XIII    Non-Guarantor Subsidiaries, Excluded Foreign Subsidiaries
SCHEDULE XIV     Non-Wholly-Owned Subsidiaries
SCHEDULE XV      Qualified Jurisdictions
SCHEDULE XVI     Transactions with Affiliates
SCHEDULE XVII    Principal Properties
SCHEDULE XVIII   Existing Liens
SCHEDULE XIX     Existing Letters of Credit

EXHIBIT

EXHIBIT A-1      Form of Notice of Borrowing
EXHIBIT A-2      Form of Notice of Conversion/Continuation
EXHIBIT B-1      Form of Revolving Note
EXHIBIT B-2      Form of Swingline Note
EXHIBIT C        Form of Letter of Credit Request
EXHIBIT D        Form of Section 5.04(b)(ii) Certificate
EXHIBIT E        Form of Opinion of Paul, Hastings, Janofsky & Walker LLP,
                 special counsel to the Credit Parties
EXHIBIT F        Form of Officers' Certificate
EXHIBIT G        Form of Subsidiaries Guaranty
EXHIBIT H        Form of Intercompany Subordination Agreement
EXHIBIT I        Form of Pledge Agreement
EXHIBIT J        Form of Security Agreement
EXHIBIT K        Form of Intercreditor Agreement
EXHIBIT L        Form of Solvency Certificate
EXHIBIT M        Form of Borrowing Base Certificate
EXHIBIT N        Form of Intercompany Note
EXHIBIT O        Form of Shareholder Subordinated Note
EXHIBIT P        Form of Compliance Certificate
EXHIBIT Q        Form of Assignment and Assumption Agreement
EXHIBIT R        Form of Incremental Commitment Agreement


                                      (vi)

                                                                                Page
                                                                                ----
EXHIBIT S        Form of Landlord Personal Property Collateral Access
                 Agreements


                                      (vii)

          CREDIT AGREEMENT, dated as of April 12, 2006, among DHM HOLDING COMPANY, INC., a Delaware corporation ("Holdings"), DOLE HOLDING COMPANY, LLC, a Delaware limited liability company ("Intermediate Holdco"), DOLE FOOD COMPANY, INC., a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, DEUTSCHE BANK AG New York Branch ("DBNY"), as Administrative Agent, BANC OF AMERICA SECURITIES LLC, as Syndication Agent, HARRIS BANK N.A., THE BANK OF NOVA SCOTIA and WELLS FARGO FOOTHILL, LLC, as Co-Documentation Agents, DEUTSCHE BANK SECURITIES LLC and BANC OF AMERICA SECURITIES LLC, as Joint Book Running Managers and DEUTSCHE BANK SECURITIES INC. as Lead Arranger. All capitalized terms used herein and defined in Section 1.01 are used herein as therein defined.

                                   WITNESSETH:

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. Definitions and Accounting Terms.

          1.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "ABL Obligations" shall have the meaning provided in the Intercreditor Agreement.

          "ABL Priority Collateral" shall have the meaning provided in the Intercreditor Agreement.

          "ABL Secured Parties" shall have the meaning provided in the Intercreditor Agreement.

          "Account" shall mean an "account" (as such term is defined in Article 9 of the UCC), and any and all supporting obligations in respect thereof.

          "Account Debtor" shall mean each Person who is obligated on an Account, chattel paper, or a General Intangible.

          "Acquired Entity or Business" shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of Holdings or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the acquisition of such Equity Interests, become a Wholly-Owned Domestic Subsidiary of Holdings (or shall be merged with and into the Borrower or another Wholly-Owned Domestic Subsidiary of the Borrower that is a Subsidiary Guarantor, with the Borrower or such Subsidiary Guarantor being the surviving or continuing Person).

          "Act" shall have the meaning provided in Section 13.18.

          "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Sections 9.11 and/or 10.12.

          "Additional Mortgage" shall have the meaning provided in Section 9.11(a).

          "Additional Mortgaged Property" shall have the meaning provided in
Section 9.11(a).

          "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Sections 9.11 and/or 10.12, as each such document may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

          "Adjusted Consolidated Net Income" shall mean, for any period, Consolidated Net Income for such period plus, without duplication, the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains which were included in arriving at Consolidated Net Income for such period.

          "Adjusted Consolidated Working Capital" shall mean, at any time, Consolidated Current Assets at such time (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

          "Adjusted Excess Cash Flow" shall mean, for any period, the remainder of (i) Excess Cash Flow for such period minus (ii) the aggregate amount of principal repayments of Term Loans to the extent (and only to the extent) that such repayments were made as a voluntary prepayment pursuant to the Term Credit Agreement.

          "Adjustment Date" shall mean the first day of each Fiscal Quarter of the Borrower.

          "Administrative Agent" shall mean Deutsche Bank AG New York Branch, in its capacity as Administrative Agent for the Lenders hereunder and under the other Credit Documents, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither any Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of Holdings or any Subsidiary thereof.

          "Affiliated Group" shall have the meaning provided in Section
10.06(v).

          "Agent" shall mean the Administrative Agent, the Syndication Agent and each Co-Documentation Agent and shall include any successor to any such Person appointed pursuant to Section 12.09.

          "Agent Advance" shall have the meaning provided in Section 2.01(f).

          "Agent Advance Period" shall have the meaning provided in Section 2.01(f).

          "Aggregate Exposure" at any time shall mean the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent of each Euro Denominated Loan and each Sterling Denominated Loan then outstanding), (ii) the aggregate amount of all Letter of Credit Outstandings (for this purpose, using the Dollar Equivalent of all amounts expressed in Euros or Sterling) at such time and (iii) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans).

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed refinanced and/or replaced from time to time.

          "Applicable Commitment Commission Percentage" shall mean (i) for each day on which the Aggregate Exposure is less than or equal to 50% of the Total Commitment, 0.375% and (ii) for each day on which the Aggregate Exposure exceeds 50% of the Total Commitment, 0.250%.

          "Applicable Margin" shall mean, commencing on the Effective Date, initially a percentage per annum equal to in the case of Loans maintained as (A) Base Rate Loans 0.50% and (B) Euro Rate Loans, 1.50%; provided that the Applicable Margin shall be adjusted quarterly on a prospective basis on each Adjustment Date (commencing with the Adjustment Date to occur during the second Fiscal Quarter to commence after the Initial Borrowing Date) in accordance with the table below based on the Average Historical Borrowing Availability for such Adjustment Date:

                                              Revolving      Revolving Loan and
                                            Loan and Euro   Swingline Loan Base
Average Historical Borrowing Availability    Rate Margin        Rate Margin
-----------------------------------------   -------------   -------------------
Less than 33% of the Total Commitment           1.75%              0.75%

Greater than or equal to 33% of the Total       1.50%              0.50%
Commitment but less than

                                              Revolving      Revolving Loan and
                                            Loan and Euro   Swingline Loan Base
Average Historical Borrowing Availability    Rate Margin        Rate Margin
-----------------------------------------   -------------   -------------------
66% of the Total Commitment

Greater than or equal to 66% of the Total       1.25%              0.25%
Commitment

          The Applicable Margins as so determined shall apply, except as set forth in the succeeding sentence, from the relevant Adjustment Date to the next Adjustment Date. Notwithstanding anything to the contrary contained above in this definition, the Applicable Margins shall be the highest set forth in the table above at all times during which there shall exist any Specified Default or any Event of Default.

          "Applicable Prepayment Percentage" shall mean, at any time, for purposes of Section 5.02(e) and the definitions of "Retained Excess Cash Flow Amount", 50%; provided that, so long as no Default or Event of Default is then in existence, (i) if at any time the Total Leverage Ratio is less than 3.50:1.00 as at the last day of the most recently ended Fiscal Year of the Borrower (as provided in an officer's certificate setting forth (in reasonable detail) the calculation of the Total Leverage Ratio, which certificate shall be delivered by the Borrower contemporaneously with the financial statements delivered under
Section 9.01(c) for such Fiscal Year of the Borrower then last ended), the Applicable Prepayment Percentage shall instead be 0%.

          "Asset Sale" shall mean any sale, transfer or other disposition by Holdings or any of its Subsidiaries to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower of any asset or Property (including, without limitation, any capital stock or other securities of, or other Equity Interests in, another Person, but excluding the sale by Holdings of its own capital stock) of Holdings or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) other sales and dispositions that generate Net Sale Proceeds of less than $15,000,000 in the aggregate in any Fiscal Year of Holdings or (iii) sales or liquidations of Cash Equivalents, it being understood and agreed that the grant of a Lien by Holdings or any of its Subsidiaries in favor of another Person shall not in and of itself constitute an "Asset Sale" for purposes of this definition.

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit Q (appropriately completed).

          "Authorized Officer" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion/Continuation and similar notices, any person or persons that has or have been authorized by the board of directors of Holdings or the Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, the Swingline Lender or the respective Issuing Lender, (ii) delivering financial information and officer's certificates pursuant to this Agreement, the chief financial officer, the treasurer or any financial officer of Holdings or the Borrower, and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of Holdings or the Borrower.

          "Available Currency" shall mean Dollars, Euros and Sterling.

          "Average Historical Borrowing Availability" shall mean, at any Adjustment Date, the average daily Borrowing Availability for the three-month period immediately preceding such Adjustment Date (with the Borrowing Base for any such day used to determine "Borrowing Availability" calculated by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent on or prior to such day pursuant to Section 9.01(o)).

          "Bankruptcy Code" shall have the meaning provided in Section 11.05.

          "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate at such time and (ii) 1/2 of 1% in excess of the overnight Federal Funds Rate at such time.

          "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Bermuda Company" shall mean Solvest, Ltd., a company organized under the laws of Bermuda.

          "Bermuda Partnership" shall mean Dole Foreign Holdings, Ltd., a limited liability company organized under the laws of Bermuda.

          "Bermuda Partnership Partner #1" shall mean Dole Fresh Fruit Company, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the Borrower, and any successor thereto by way of a merger or consolidation permitted by Section 10.01(d).

          "Bermuda Partnership Partner #2" shall mean Dole Ocean Cargo Express, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the Borrower, and any successor thereto by way of a merger or consolidation permitted by Section 10.01(d).

          "Bermuda Partnership Partners" shall mean and include Bermuda Partnership Partner #1 and Bermuda Partnership Partner #2.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Revolving Loan Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Euro Rate Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of the related Borrowing of Euro Rate Loans.

          "Borrowing Availability" shall mean, as of any date of determination,
(i) the lesser of (x) the Total Commitment and (y) the Borrowing Base minus (ii) the Aggregate Exposure.

          "Borrowing Availability Limitation" shall mean at any time that the Borrowing Availability at such time is less than (x) in all cases other than as provided in clause (y), the greater of (a) $70,000,000 and (b) 20% of the Total Commitment at such time and (y) in the case of Section 9.01(o), $50,000,000.

          "Borrowing Base" shall mean, as of any date of determination, the result of:

          (a) 85% of the amount of Eligible Accounts (determined in the case of Eligible Accounts denominated in Canadian Dollars by using the Dollar Equivalent thereof), plus

          (b) the lowest of

          (i)  the sum total of the following:

               (A) 72% of the lower of (x) cost (determined on a first in first out basis) in accordance with GAAP and (y) fair market value of Eligible Inventory consisting of the type produced, marketed and/or distributed by Dole Packaged Foods, LLC on the Effective Date,

               (B) 57% of the lower of (x) cost (determined on a first in first out basis) in accordance with GAAP and (y) fair market value of Eligible Inventory consisting of the type produced, marketed and/or distributed by Dole Fresh Vegetables, Inc. on the Effective Date,

               (C) 70% of the lower of (x) cost (determined on a first in first out basis) in accordance with GAAP and (y) fair market value of Eligible Inventory consisting of the type produced, marketed and/or distributed by Dole Fresh Fruit Company on the Effective Date, and

               (D) 70% of the lower of (x) cost (determined on a first in first out basis) in accordance with GAAP and (y) fair market value of Eligible Inventory consisting of the type produced, marketed and/or distributed by Dole Fresh Flowers, Inc. on the Effective Date,

          (ii) 85% times the then extant Net Orderly Liquidation Value of Eligible Inventory, minus

          (c) the sum of (i) the PACA Reserve, (ii) Dilution Reserve, (iii) Rent Reserve, (iv) the Inbound Freight Reserve and (v) the aggregate amount of reserves, if any, established by the Administrative Agent under Section 2.01(d) with respect to the Borrowing Base.

          "Borrowing Base Certificate" shall have the meaning provided in
Section 9.01(o)).

          "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York (or, with respect to an Issuing Lender not located in the City of New York, the location of such Issuing Lender) a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, (ii) with respect to all notices and determinations in connection with, and payments of principal, Unpaid Drawings and interest on or with respect to, Euro Denominated Loans or any Euro Denominated Letters of Credit, any day which is a Business Day described in clause (i) and which is also (A) a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London or New York City and (B) in relation to any payment in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open and (iii) with respect to all notices and determinations in connection with, and payments of principal, Eurodollar Loans and Unpaid Drawings and interest on or with respect to, Eurodollar Loans and Sterling Denominated Loans or any Sterling Denominated Letters of Credit, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London.

          "Business Segment" shall mean a reportable segment as discussed in Statement of Financial Accounting Standards No. 131 "Disclosure about Segments of an Enterprise and Related Information."

          "Calculation Period" shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly required to be calculated on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Significant Asset Sale or other event for which financial statements pursuant to Sections 9.01(b) and (c) are then available.

          "California Disposition" shall have the meaning provided in Section 10.02(xx).

          "Canadian Dollars" shall mean the freely transferable lawful currency of Canada.

          "Capital Expenditures" shall mean, with respect to any Person, for any period, all expenditures by such Person which should be capitalized in accordance with U.S. GAAP during such period, including, without duplication, all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with U.S. GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person during such period.

          "Capital Lease," as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with U.S. GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capitalized Lease Obligations" of any Person shall mean all obligations under such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

          "Cash" shall mean money, currency or a credit balance in any demand or Deposit Account.

          "Cash Equivalents" shall mean (i) Dollars, Euros, Sterling and, in the case of any of Foreign Subsidiaries of the Borrower, such local currencies held by them from time to time in the ordinary course of their businesses, (ii) securities issued or directly fully guaranteed or insured by the governments of the United States, the United Kingdom, Sweden, Switzerland, Japan, Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of $500,000,000 and outstanding debt which is rated "A" (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having a rating of at least A-1 from S&P or at least P-1 from Moody's and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above. Furthermore, with respect to Foreign Subsidiaries of the Borrower that are not organized in one or more Qualified Jurisdictions, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of the Borrower's Foreign Subsidiaries.

          "Cash Management Control Agreement" shall mean a "control agreement" in form and substance acceptable to the Administrative Agent and containing terms regarding the treatment of all cash and other amounts on deposit in the Collection Account governed by such Cash Management Control Agreement consistent with the requirements of Section 5.03.

          "Change of Control" shall mean (i) Holdings shall at any time cease to own directly 100% of the Equity Interests of Intermediate Holdco, (ii) Intermediate Holdco shall at any time cease to own directly 100% of the Equity Interests of (x) the Borrower and (y) Corporate Holdco, (iii) the Borrower shall at any time cease to own directly or indirectly 100% of the Equity Interests of the Bermuda Company, (iv) the Permitted Holders shall at any time and for any reason fail to own at least 75% of both the economic and voting interest in Holdings' capital stock, (v) the Board of Directors of Holdings shall cease to consist of a majority of Continuing Directors, or (vi) a "change of control" or similar event shall occur as provided in any Existing Senior Notes Document, any Qualified Preferred Stock (or certificate of designation governing the same), any Wellbeing Project Financing Document, any Permitted Senior Notes Documents and any Permitted Refinancing Senior Notes Document.

          "Chief Executive Office" shall mean, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.

          "Claims" shall have the meaning provided in the definition of "Environmental Claims".

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all cash and Cash Equivalents delivered as collateral pursuant to
Section 6.10 or 11 or any Credit Document and all Additional Collateral, if any. It is understood and agreed that the term "Collateral" shall not include any Property which constitutes Excluded Collateral, for so long as same constitutes Excluded Collateral.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Collection Account" shall mean each account established at a Collection Bank subject to a Cash Management Control Agreement into which funds shall be transferred as provided in Section 5.03(b).

          "Collection Banks" shall have the meaning provided in Section 5.03(b).

          "Commingled Inventory" shall mean Inventory of the Borrower or any Wholly-Owned Subsidiary Guarantor that is commingled (whether pursuant to a consignment, a toll manufacturing agreement or otherwise) with Inventory of another Person (other than the Borrower or any Guarantor) at a location owned or leased by the Borrower or any Wholly-Owned Subsidiary Guarantor to the extent that such Inventory of the Borrower or a Wholly-Owned Subsidiary Guarantor is not readily identifiable.

          "Commitment Commission" shall have the meaning provided in Section 4.01(a).

          "Commodity Agreements" shall mean commodity agreements, hedging agreements and other similar agreements or arrangements designed to protect against price fluctuations of commodities (e.g., fuel) used in the business of the Borrower and its Subsidiaries.

          "Company" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

          "Compliance Period" shall mean any period (x) commencing on the date on which the Borrowing Availability is less than the Minimum Availability Amount for the eight consecutive Business Days and (y) ending on the first date thereafter on which the Borrowing Availability has been equal to or greater than the Minimum Availability Amount 30 consecutive days.

          "Consolidated Current Assets" shall mean, at any time, the current assets of the Borrower and its Consolidated Subsidiaries at such time determined on a consolidated basis.

          "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding the current portion of, and accrued but unpaid interest on, any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income (without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) before (i) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period, and (ii) provision for taxes based on income and foreign withholding taxes, in each case to the extent deducted in determining Consolidated Net Income for such period.

          "Consolidated EBITDA" shall mean for any period, Consolidated EBIT, adjusted by (x) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) the amount of (i) all depreciation and amortization expense that were deducted in determining Consolidated EBIT for such period, (ii) any other non-cash charges incurred in such period, to the extent that same were deducted in arriving at Consolidated EBIT for such period, and (iii) the amount of all fees and expenses incurred in connection with the Transaction for such period, to the extent same were deducted in arriving at Consolidated EBIT for such period and (y) subtracting therefrom, (i) to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period, (ii) the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period, to the extent such non-cash charges were added back pursuant to clause (x)(ii) above in a prior period and (iii) the amount of all "interest expense" paid during such period under the Specified Existing Ship Leases (calculated on a basis consistent with the past practices of the Borrower under the Original Credit Agreement, as if FASB Interpretation No. 46 ("Consolidation of Variable Interest Entities") had not been implemented).

          "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of the following amounts (in each case, determined for the Borrower and its Subsidiaries on a consolidated basis for such period): (i) Consolidated Interest Expense payable in cash; (ii) scheduled payments of principal on Consolidated Total Debt; (iii) Consolidated Capital Expenditures; and (iv) the portion of taxes based on income actually paid in cash (net of any cash refunds received during such period and excluding any repatriation taxes) and provisions for cash income taxes.

          "Consolidated Interest Expense" shall mean, for any period, (i) the total consolidated interest expense of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to letters of credit, Interest Rate Protection Agreements and Other Hedging Agreements) for such period, adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) the amortization of any deferred financing costs for such period, plus (ii) without duplication, (x) that portion of Capitalized Lease Obligations of Holdings and its Subsidiaries on a consolidated basis representing the interest factor for such period, (y) the "deemed interest expense" (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of Holdings and its Subsidiaries of the type described in clause (viii) of the definition of Indebtedness contained herein (to the extent same does not arise from a financing arrangement constituting an operating lease) for such period and (z) gains or losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions.

          "Consolidated Net Debt" shall mean, at any time, the remainder of (I) the sum of (without duplication) (i) all Indebtedness of the Borrower and its Consolidated Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Leases on the liability side of a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of the Borrower and its Consolidated Subsidiaries of the type described in clauses (ii) and (vii) of the definition of Indebtedness and (iii) all Contingent Obligations of the Borrower and its Consolidated Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii) minus (II) the aggregate amount of Unrestricted Cash Equivalents of Holdings and its Subsidiaries at such time to the extent same would be reflected on a consolidated balance sheet of the Borrower if same were prepared at such time; provided that (v) Indebtedness of the Borrower and its Subsidiaries representing operating lease obligations under the Specified Existing Ship Leases that became Indebtedness after the Initial Borrowing Date as a result of the implementation of FASB Interpretation No. 46 ("Consolidation of Variable Interest Entities") as in effect on the Initial Borrowing Date shall not be included in any determination of "Consolidated Net Debt", (w) the amount available to be drawn under all letters of credit, bankers' acceptances, bank guaranties and similar obligations issued for the account of the Borrower or any of its Consolidated Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other monetary obligations owing in respect of such letters of credit, bankers' acceptances, bank guaranties and similar obligations) shall not be included in any determination of "Consolidated Net Debt", (x) for purposes of this definition, the amount of Indebtedness in respect of the Interest Rate Protection Agreements, Other Hedging Agreements and Commodities Agreements shall be at any time the unrealized net loss position, if any, of the Borrower and/or its Consolidated Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time, (y) obligations arising under Synthetic Leases shall be included in determining Consolidated Net Debt and (z) any Preferred Equity of the Borrower or any of its Consolidated Subsidiaries shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum fixed repurchase price of any such outstanding Preferred Equity deemed to be a component of Consolidated Net Debt.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with U.S. GAAP, provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Consolidated Subsidiary and (ii) the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

          "Consolidated Senior Secured Net Debt" shall mean, at any time (x) the amount of Consolidated Net Debt at such time less (y) all amounts reflected therein attributable to Indebtedness which is totally unsecured.

          "Consolidated Subsidiary" shall mean, with respect to any Person, at any date, any other Person the Equity Interests of which are owned by such Person and whose financial results are consolidated in the financial statements of such Person in accordance with U.S. GAAP (and consistent with the consolidation practices of the Borrower as in effect on the Initial Borrowing
Date), if such statements were prepared as of such date.

          "Consolidated Total Debt" shall mean, Consolidated Net Debt prior to any calculation made pursuant to clause (II) of the definition thereof.

          "Contemplated Asset Sale" shall mean any sale of assets by the Borrower and/or one or more of its Subsidiaries (including Real Property and Equity Interests held by such Persons but excluding Equity Interests in the Bermuda Company and the Bermuda Partnership and any Person which owns, directly or indirectly, Equity Interests therein); provided, however, that any such assets so sold shall be comprised of "non-core" assets which (i) are not material to the operations of the Borrower and its Subsidiaries and (ii) generated an insignificant portion of Consolidated EBITDA during the twelve month period prior to the date of such sale.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and
(y) the stated amount of such Contingent Obligation.

          "Continuing Directors" shall mean the directors of Holdings on the Effective Date and each other director if such director's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

          "Core Concentration Account" shall have the meaning provided in
Section 5.03(d).

          "Corporate Holdco" shall mean Dole Holding Company, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of Intermediate Holdco.

          "Credit Account" shall have the meaning provided in Section 5.03(f).

          "Credit Agreement Party" shall mean Holdings, Intermediate Holdco and the Borrower.

          "Credit Agreement Party Guaranty" shall mean the guaranty of each Credit Agreement Party (other than the Borrower) pursuant to Section 14.

          "Credit Documents" shall mean this Agreement, the Subsidiaries Guaranty, the Pledge Agreement, the Security Agreement, the Intercompany Subordination Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and each other Security Document.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean each Credit Agreement Party and each Subsidiary Guarantor.

          "Customer" shall mean the account debtor with respect to any account and/or prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Credit Party, pursuant to which such Credit Party is to sell any personal property or perform any services.

          "DBNY" shall mean Deutsche Bank AG New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Deposit Account" shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Dilution" shall mean, as of any date of determination, a percentage, based upon the experience of the immediately prior 13 fiscal periods, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts of the Borrower and each Wholly-Owned Subsidiary Guarantor during such period, by (b) the billings of the Borrower and each Wholly-Owned Subsidiary Guarantor with respect to their Accounts during such period.

          "Dilution Reserve" shall mean, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point (1%) for each percentage point by which Dilution is in excess of 5%.

          "Dividend" shall have the meaning provided in Section 10.06.

          "Documents" shall mean, collectively, (i) the Credit Documents and
(ii) the Term Credit Documents.

          "Dole Settlement Company" shall mean the Borrower or a Qualified Obligor that is not subject to the guaranty limitation applicable to the Bermuda Partnership Partners contained in the U.S. Subsidiaries Guaranty (as defined in the Term Credit Agreement).

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Dollar Denominated Letter of Credit" shall mean each Letter of Credit denominated in Dollars.

          "Dollar Equivalent" of an amount denominated in a currency other than Dollars shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date; provided that for purposes of (x) determining compliance with Sections 2.01(a), 2.01(b), 3.02, 5.02(a) and 7.01 and (y) calculating Fees pursuant to Section 4.01, the Dollar Equivalent of any amounts denominated in a currency other than Dollars shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the first Business Day of each calendar month,
(iii) at any time during a calendar month, if the Aggregate Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the spot exchange rate therefor as quoted in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the lesser of (x) the Total Commitment and (y) the Borrowing Base at such time, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted in The Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent), which rates shall remain in effect until the last Business Day of such calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso and (iv) notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than Dollars in its sole discretion using the spot exchange rates therefor as quoted in The Wall Street Journal (or, if the same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent).

          "Domestic Subsidiary" of any Person shall mean any Subsidiary of such Person incorporated or organized in the United States or any State or territory thereof or the District of Columbia.

          "Drawing" shall have the meaning provided in Section 3.05(b).

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Accounts" shall mean those Accounts created by the Borrower and the Wholly-Owned Subsidiary Guarantors in the ordinary course of its business, that arise out of their sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Credit Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by Administrative Agent in its Permitted Discretion to address the results of any audit performed by or on behalf of the Administrative Agent from time to time after the Effective Date. Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Accounts from time to time on its Permitted Discretion. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:

          (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or which are 60 days or more past due,

          (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of the total amount of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

          (c) the amount of any credit balances greater than 90 days past their invoice date with respect to any Account,

          (d) Accounts with selling terms of more than 60 days,

          (e) Accounts with respect to which the Account Debtor is (i) an Affiliate of the Borrower or (ii) an employee or agent of the Borrower or any Affiliate of the Borrower,

          (f) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

          (g) Accounts that are not payable in U.S. Dollars or Canadian Dollars;

          (h) Accounts with respect to which the Account Debtor is a non-Governmental Authority unless: (i) the Account Debtor either (A) maintains its Chief Executive Office in the United States or Canada, or (B) is organized under the laws of the United States, Canada or any state, territory, province or subdivision thereof; or (ii) (A) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Administrative Agent, in its Permitted Discretion,

          (i) Accounts with respect to which the Account Debtor is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (i) the Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent, in its Permitted Discretion (as to form, substance, and issuer or domestic confirming bank), that has been delivered to Administrative Agent and is directly drawable by Administrative Agent, or (ii) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Administrative Agent, in its Permitted Discretion,

          (j) Accounts with respect to which the Account Debtor is (i) the federal government of Canada or any department, agency or instrumentality of Canada or (ii) the federal government of the United States or any department, agency or instrumentality of the United States (exclusive, however, of Accounts with respect to which the Borrower has complied, to the reasonable satisfaction of Administrative Agent, with the Assignment of Claims Act, 31 USC Section 3727),

          (k) Accounts with respect to which the Account Debtor is a creditor of the Borrower or any Subsidiary of the Borrower, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent (including, without limitation, with respect to rebates) of such claim, right of setoff, or dispute,

          (l) Accounts with respect to an Account Debtor whose total obligations owing to Borrower or any Subsidiary of the Borrower exceed 20% (such percentage as applied to a particular Account Debtor being subject to reduction by Administrative Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates or is otherwise unacceptable) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Administrative Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

          (m) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, has gone out of business, or as to which any Credit Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

          (n) Accounts with respect to which the Account Debtor is located in a state, province or jurisdiction (e.g., New Jersey, ---- Minnesota, and West Virginia) that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Borrower or Wholly-Owned Subsidiary Guarantor, as the case may be, has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the Borrower or Wholly-Owned Subsidiary Guarantor, as the case may be, may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by Administrative Agent, in its Permitted Discretion, to be significant in amount, and such later qualification cures any access to such courts to enforce payment of such Account,

          (o) Accounts that are not subject to a valid and perfected First Priority Lien in favor of the Collateral Agent pursuant to the relevant Security Document as provided in the Intercreditor Agreement,

          (p) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

          (q) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the Borrower of the subject contract for goods or services.

          "Eligible Inventory" shall mean all of the Inventory owned by the Borrower or any Wholly-Owned Subsidiary Guarantor and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to Administrative Agent, except any Inventory to which any of the exclusionary criteria set forth below applies. Administrative Agent shall have the right to establish, modify or eliminate Reserves against Eligible Inventory from time to time in its Permitted Discretion. In addition, Administrative Agent shall have the right, from time to time, to adjust any of the criteria set forth below and to establish new criteria with respect to Eligible Inventory, in its Permitted Discretion. Eligible Inventory shall not include any Inventory of the Borrower or a Wholly-Owned Subsidiary Guarantor that:

          (a) is not owned by the Borrower or a Wholly-Owned Subsidiary Guarantor free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure the Borrower's or Wholly-Owned Subsidiary Guarantor's performance with respect to that Inventory), except the First Priority Lien in favor of the Collateral Agent on behalf of the ABL Secured Parties and a Second Priority Lien in favor of the Term Collateral Agent on behalf of the Term Secured Parties and Permitted Liens in favor of landlords, bailees and freight carriers and forwarders to the extent permitted in the provisions of this Agreement (subject to Reserves established by Administrative Agent in accordance with the provisions of this Agreement and other Permitted Liens);

          (b) one of the following is not applicable to such Inventory: (i) is located on premises (including, without limitation, farms) owned, leased or rented by the Borrower or a Wholly-Owned Subsidiary Guarantor and in the case of leased or rented premises either (x) if requested by the Administrative Agent a reasonably satisfactory landlord waiver has been delivered to the Administrative Agent or (y) Reserves (including, without limitation, Reserves for grower payables), reasonably satisfactory to the Administrative Agent have been established with respect thereto or (ii) is stored with a bailee (including, without limitation, a processor or converter) at a leased location, and either (x) a reasonably satisfactory landlord waiver has been delivered to the Administrative Agent, or (y) Reserves (including Reserves for grower payables) reasonably satisfactory to the Administrative Agent have been established with respect thereto, or
     (iii) is stored with a bailee or warehouseman and (x) a reasonably satisfactory, acknowledged bailee letter has been received by the Administrative Agent and Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto, or (iv) is located at an owned location subject to a mortgage or other security interest in favor of a creditor other than the Collateral Agent or the Term Collateral Agent unless a Landlord Personal Property Collateral Access Agreement has been delivered to the Administrative Agent, or (v) is located on premises owned, leased or rented by a Customer of the Borrower or a Wholly-Owned Guarantor Subsidiary, unless (A) the Administrative Agent has been notified thereof in advance, (B) such Inventory of the Borrower or such Subsidiary Guarantor is clearly segregated from all Inventory of such customer in a manner satisfactory to the Administrative Agent in its Permitted Discretion, (C) all UCC filings deemed necessary or desirable by the Administrative Agent have been made, including, without limitation, all UCC filings in respect of consigned inventory naming Customer as debtor and the Borrower or Subsidiary Guarantor as secured party and all assignments of such UCC filings by the Borrower or any Subsidiary Guarantor to Collateral Agent as assignee of the secured party and (D) a satisfactory collateral agreement, with respect to, among other things, access, acknowledgment of Collateral Agent's first priority Lien, UCC consignment filings and said Customer's agreement to notify Collateral Agent in advance if it changes its jurisdiction of organization, has been delivered to Collateral Agent by such Customer, or (vi) is in transit and clause (A), clause (B) or clause (C) of clause
     (d) below is applicable;

          (c) is placed on consignment unless Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto;

          (d) is in transit, except inventory that is in transit (A) between locations owned or leased by the Borrower or one or more of Subsidiary Guarantors, or (B) is in transit within the United States and Canada and is under the control of the Borrower, or (C) is in transit from a jurisdiction other than the United States and Canada to the United States or Canada and consists solely of inventory consisting of the type produced, marketed and/or distributed by Dole Packaged Foods, LLC on the Effective Date on a maritime vessel and, in the case of clauses (B) and (C) with respect to which Reserves reasonably satisfactory to the Administrative Agent and determined in the Administrative Agent's Permitted Discretion have been established with respect thereto;

          (e) is covered by a negotiable document of title, unless, at the Collateral Agent's request, such document has been delivered to Collateral Agent or an agent thereof and take such other actions as the Administrative Agent requests in order to create a perfected First Priority security interest in favor of the Collateral Agent in such Inventory with all necessary endorsements, free and clear of all Liens except those in favor of Collateral Agent and the Term Collateral Agent and the amount of any shipping fees, costs and expenses shall be reflected in Inbound Freight Reserves;

          (f) is excess, obsolete, unsalable, seconds, damaged or unfit for sale;

          (g) consists of display items or packaging material (other than linerboard), or shipping materials, supplies, fuel or replacement parts for equipment of Holdings and its Subsidiaries;

          (h) consists of goods that have been returned by the buyer and are not in salable condition;

          (i) is not of a type held for sale in the ordinary course of the Borrower's or any Wholly-Owned Subsidiary Guarantor's business;

          (j) is not subject to a First Priority Lien in favor of the Collateral Agent on behalf of the ABL Secured Parties and a Second Priority Lien in favor of the Collateral Agent on behalf of the Term Secured Parties, in each case as provided in the Intercreditor Agreement; provided, that no Inventory subject to a Permitted Lien shall be Eligible Inventory to the extent, but only to the extent, a Permitted Lien primes the First Priority Lien granted to Collateral Agent, as determined by the Administrative Agent in its Permitted Discretion;

          (k) breaches in any material respect any of the representations or warranties pertaining to Inventory set forth in the Credit Documents;

          (l) does not conform to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof;

          (m) is Commingled Inventory;

          (n) is located outside of the United States of America or Canada; other than Inventory which is in transit as to which sub-clause (C) of clause (d) above is applicable;

          (o) is subject to a license agreement or other arrangement with a third party which, in the Administrative Agent's determination, restricts the ability of the Administrative Agent to exercise its rights under the Credit Documents with respect to such Inventory unless such third party has entered into an agreement in form and substance reasonably satisfactory to the Administrative Agent permitting the Administrative Agent to exercise its rights with respect to such Inventory or the Administrative Agent has otherwise agreed to allow such Inventory to be eligible in the Administrative Agent's Permitted Discretion; or

          (p) is otherwise unacceptable to Administrative Agent in its Permitted Discretion.

          "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act), but in any event excluding Holdings, its Subsidiaries and Affiliates.

          "End Date" shall have the meaning provided in the definition of Applicable Margin.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by Holdings or any of its Subsidiaries under any Environmental Law or any permit issued to Holdings or any of its Subsidiaries under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Law" shall mean any federal, state or local policy having the force and effect of law, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the indoor or outdoor environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

          "Equity Infusion" shall mean (i) in the case of Holdings, the sale or issuance of Equity Interests of Holdings to, or a capital contribution to Holdings by, David H. Murdock or any of his affiliates and (ii) in the case of Intermediate Holdco, the sale or issuance of Equity Interests of Intermediate Holdco to, or a capital contribution to Intermediate Holdco by, Holdings which is financed by Holdings solely with the proceeds of the sale or issuance of Equity Interests and/or capital contributions described in preceding clause (i).

          "Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Initial Borrowing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or a Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such Person.

          "Euro Denominated Loan" shall mean all Loans denominated in Euros.

          "Euro Denominated Obligations" shall mean the principal aggregate amount of all Euro Denominated Loans and the Stated Amount of all Euro Denominated Letters of Credit.

          "Euro Denominated Letter of Credit" shall mean each Letter of Credit denominated in Euros.

          "Euro LIBOR" shall mean, with respect to each Borrowing of Euro Denominated Loans, (i) the rate per annum for deposits in Euros as determined by the Administrative Agent for a period corresponding to the duration of the relevant Interest Period which appears on Reuters Page EURIBOR-01 (or any successor page) at approximately 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period or (ii) if such rate is not shown on Reuters Page EURIBOR-01 (or any successor page), the average offered quotation to prime banks in the Euro-zone interbank market by the Administrative Agent for Euro deposits of amounts comparable to the principal amount of the Euro Denominated Loan to be made by the Administrative Agent as part of such Borrowing with maturities comparable to the Interest Period to be applicable to such Loan (rounded upward to the next whole multiple of 1/16 of 1%), determined as of 11:00 A.M. (Brussels time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Loans denominated in Euros, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of Loans denominated in Euros, Euro LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent (or such other Lender) to fund a Borrowing of Loans denominated in Euros with maturities comparable to the Interest Period applicable thereto.

          "Euro Rate" shall mean and include each of the Eurodollar Rate, Euro LIBOR and Sterling LIBOR.

          "Euro Rate Loan" shall mean each Eurodollar Loan, each Euro Denominated Loan and each Sterling Denominated Loan.

          "Eurodollar Loan" shall mean each Loan (other than a Swingline Loan) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent (in its capacity as a Lender) (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of the Eurodollar Loan then being made by the various Lenders pursuant thereto)) with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York City time) on the applicable Interest Determination Date, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 11.

          "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by the Borrower and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or Indebtedness (other than with Loans, Swingline Loans, Original Revolving Loans, or Original Swingline Loans)), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries during such period (other than (A) repayments, to the extent made with asset sale proceeds, equity proceeds, insurance proceeds or Indebtedness, (B) repayments of Original Loans, unless same were required as a result of a Scheduled Repayment (as defined in the Original Credit Agreement under Section 4.02(b) of the Original Credit Agreement, (C) repayments of the Loans or (D) a Scheduled Repayment of the Term Loans under Section 4.02(b) of the Term Credit Agreement, as the case may be) and (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

          "Excess Cash Flow Payment Period" shall mean, with respect to any Excess Cash Payment Date, the immediately preceding Fiscal Year of Holdings.

          "Excess Cash Payment Date" shall mean the date occurring 3 Business Days after the 90th day following the last day of each Fiscal Year of Holdings.

          "Excluded Bermuda Insurance Companies" shall mean and include (i) Ashford Company Limited, a limited liability corporation organized under laws of Bermuda, and (ii) Mendocino Limited, a limited liability corporation organized under laws of Bermuda.

          "Excluded Collateral" shall mean and include (i) each Principal Property of the Borrower and any of its Restricted Subsidiaries, (ii) all shares of capital stock or Indebtedness (as defined in the Existing 2013 Senior Notes Indenture as in effect on the Initial Borrowing Date) of any Restricted Subsidiary of the Borrower (which Indebtedness (as so defined) is then held by the Borrower or any Restricted Subsidiary), (iii) Margin Stock owned or held by Holdings or any of its Subsidiaries, except to the extent required to be pledged pursuant to Section 9.19 and (iv) the Wellbeing Project Financing Interest Reserve Account; provided that the collateral described in preceding clauses (i) and (ii) shall cease to constitute "Excluded Collateral" upon the repayment in full of all Existing 2009 Senior Notes and all Existing 2013 Senior Notes.

          "Excluded Deposit Accounts" shall mean (i) Deposit Accounts with an aggregate monthly balance of less than $500,000, provided that, with respect to this clause (i) only, the aggregate amount in all such Deposit Accounts excluded pursuant to this clause (i) does not exceed $5,000,000 at any time, (ii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the U.S. Dole Group's salaried employees and (iii) such other accounts used solely for disbursement purposes, provided that the aggregate balance maintained in the accounts described in clauses (i), (ii) and (iii) above shall not exceed $25,000,000 for more than consecutive five Business Days.

          "Excluded Domestic Subsidiary" shall mean County Line Mutual Water Company, a Wholly-Owned Domestic Subsidiary of the Borrower.

          "Existing 2009 Senior Notes" shall mean the Borrower's 8-5/8% Senior Notes due 2009, issued pursuant to the Existing 2009 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Existing 2009 Senior Notes Documents" shall mean the Existing 2009 Senior Notes, the Existing 2009 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2009 Senior Notes or Existing 2009 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Existing 2009 Senior Notes Indenture" shall mean the Indenture, dated as of July 15, 1993, among the Borrower, any Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Existing 2010 Senior Notes" shall mean the Borrower's 7-1/4% Senior Notes due 2010, issued pursuant to the Existing 2010 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Existing 2010 Senior Notes Documents" shall mean the Existing 2010 Senior Notes, the Existing 2010 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2010 Senior Notes or Existing 2010 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Existing 2010 Senior Notes Indenture" shall mean the Indenture, dated as of May 29, 2003, among the Borrower, any Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Existing 2011 Senior Notes" shall mean the Borrower's 8-7/8% Senior Notes due 2011, issued pursuant to the Existing 2011 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Existing 2011 Senior Notes Documents" shall mean the Existing 2011 Senior Notes, the Existing 2011 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2011 Senior Notes or Existing 2011 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Existing 2011 Senior Notes Indenture" shall mean the Indenture, dated as of March 28, 2003, among the Borrower, any Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Existing 2013 Senior Notes" shall mean the Borrower's 7-7/8% Senior Notes due 2013, issued pursuant to the Existing 2013 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Existing 2013 Senior Notes Documents" shall mean the Existing 2013 Senior Notes, the Existing 2013 Senior Notes Indenture and all other documents executed and delivered with respect to the Existing 2013 Senior Notes or Existing 2013 Senior Notes Indenture, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Existing 2013 Senior Notes Indenture" shall mean the Indenture, dated as of July 15, 1993, among the Borrower, any Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Existing Credit Agreement" shall mean the Credit Agreement, dated as of March 28, 2003 and amended and restated as of April 18, 2005 as amended, among Holdings, Intermediate Holdco, the Borrower, Solvest Ltd., Deutsche Bank AG New York Branch, as agent, and the other lenders party thereto (as amended through and including the Initial Borrowing Date).

          "Existing Indebtedness" shall mean and include Scheduled Existing Indebtedness and the Existing Senior Notes Documents.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 6.05.

          "Existing Letters of Credit" shall have the meaning provided in
Section 3.01(c).

          "Existing Senior Notes" shall mean and include the Existing 2009 Senior Notes, the Existing 2013 Senior Notes, the Existing 2011 Senior Notes and the Existing 2010 Senior Notes.

          "Existing Senior Notes Documents" shall mean and include (i) the Existing 2009 Senior Notes Documents, (ii) the Existing 2013 Senior Notes Documents, (iii) the Existing 2011 Senior Notes Documents and (iv) the Existing 2010 Senior Notes Documents.

          "Expenses" shall mean all present and future reasonable and invoiced expenses incurred by or on behalf of the Administrative Agent or any Issuing Lender in connection with this Agreement, any other Credit Document or otherwise in its capacity as the Administrative Agent under this Agreement or as the Collateral Agent under any Security Document or as an Issuing Lender under this Agreement, whether incurred heretofore or hereafter, which expenses shall include, without limitation, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all reasonable and invoiced costs and expenses incurred by the Administrative Agent (and the Collateral Agent) in opening bank accounts, depositing checks, electronically or otherwise receiving and transferring funds, and any other charges imposed on the Administrative Agent (and the Collateral Agent) due to insufficient funds of deposited checks and the standard fee of the Administrative Agent (and the Collateral Agent) relating thereto, collateral examination fees and expenses, reasonable fees and expenses of accountants, appraisers or other consultants, experts or advisors employed or retained by the Administrative Agent (and the Collateral Agent), fees and taxes related to the filing of financing statements, costs of preparing and recording any other Credit Documents, all expenses, costs and fees set forth in this Agreement and the other Credit Documents, all other fees and expenses required to be paid pursuant to any other letter agreement and all fees and expenses incurred in connection with releasing Collateral and the amendment or termination of any of the Credit Documents.

          "Exposure" shall mean, for any Lender, an amount equal to its RL Percentage of the Aggregate Exposure.

          "Facing Fee" shall have the meaning provided in Section 4.01(c).

          "Fair Market Value" shall mean, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer, of Holdings, or the Subsidiary of Holdings selling such asset.

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 4.01.

          "First Priority" shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Security Document, that such Lien is prior in right to any other Lien thereon, other than any Permitted Liens (excluding Permitted Liens as described in clause (iii) of Section 10.03) applicable to such Collateral which as a matter of law (and giving effect to any actions taken pursuant to the last paragraph of Section 10.03) have priority over the respective Liens on such Collateral created pursuant to the relevant Security Document.

          "Fiscal Month" shall mean each period of four calendar weeks commencing on the Sunday following the last day of the Borrower's immediately preceding Fiscal Year or the first day after the last day of the preceding Fiscal Month and terminating four weeks after it commences except that the last Fiscal Month of each Fiscal Year shall be extended as needed to coincide with the last day of such Fiscal Year.

          "Fiscal Quarter" shall mean, for any Fiscal Year, each of (i) the first twelve weeks of such Fiscal Year, (ii) the thirteenth week of such Fiscal Year through the twenty-fourth week of such Fiscal Year, (iii) the twenty-fifth week of such Fiscal Year through the forty-first week of such Fiscal Year and
(iv) forty-second week of such Fiscal Year through the last day of such Fiscal Year, as the case may be. For purposes of this Agreement, a reference to the 1st Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (i) above; a reference to the 2nd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (ii) above; a reference to the 3rd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iii) above; and a reference to the 4th Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iv) above.

          "Fiscal Year" shall mean the fiscal year of Holdings and its Subsidiaries ending on the Saturday nearest to December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which the majority of such Fiscal Year falls.

          "Fixed Charge Coverage Ratio" shall mean the ratio as of the last day of any Fiscal Quarter of (i) Consolidated EBITDA for the four consecutive Fiscal Quarters then ending to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter period.

          "Foreign Asset Transfer" shall mean, collectively, (i) the transfer by Bermuda Partnership Partner #1 or the Bermuda Partnership of shares of Transtrading Overseas Limited, (ii) the transfer by the Borrower of shares of Dole Pacific General Services Ltd. and (iii) the transfer by the Borrower of shares of Castle & Cooke Worldwide Limited, in each case to Dole Foreign Holdings II Ltd. (or such other Foreign Subsidiary as is acceptable to the Administrative Agent).

          "Foreign Credit Party" shall have the meaning provided in the Term Credit Agreement.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

          "Gaston Property" shall have the meaning provided in Section
10.02(xix).

          "General Intangibles" shall mean "general intangibles" (as such term is defined in Article 9 of the UCC), including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims, and any and all supporting obligations in respect thereof, and any other personal property other than Accounts, Deposit Accounts, goods, Investment Property, and Negotiable Collateral.

          "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guaranteed Creditors" shall mean and include each of the Agents, the Collateral Agent, the Lenders and the Issuing Lenders.

          "Guaranteed Obligations" shall mean the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by, and all Loans made to, the Borrower under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed claim in any such proceeding) thereon) of the Borrower to the Lenders, the Issuing Lenders, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Document.

          "Guarantor" shall mean each Credit Agreement Party (other than the Borrower) and each Subsidiary Guarantor.

          "Guaranty" shall mean each of the Credit Agreement Party Guaranty and the Subsidiaries Guaranty.

          "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

          "Highest Applicable Margins" shall have the meaning provided in the definition of Applicable Margin.

          "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

          "Holdings Common Stock" shall have the meaning provided in Section 8.13(a).

          "Incremental Commitment" shall mean, for any Lender, any commitment by such Lender to increase its Revolving Loan Commitment (in the case of an Existing Lender) or become party to this Agreement and provide a Revolving Loan Commitment, in each case, as set forth in the respective Incremental Commitment Agreement delivered pursuant to Section 2.14; it being understood, however, that on each date upon which an Incremental Commitment of any Lender becomes effective, such Incremental Commitment of such Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.14.

          "Incremental Commitment Agreement" shall mean each Incremental Commitment Agreement in the form of Exhibit R (appropriately completed) executed and delivered in accordance with Section 2.14.

          "Inbound Freight Reserve" shall mean reserves established by the Administrative Agent from time to time in its Permitted Discretion for all inbound freight costs.

          "Incremental Commitment Date" shall mean each date upon which an Incremental Commitment under an Incremental Commitment Agreement becomes effective as provided in Section 2.14(b).

          "Incremental Commitment Request Requirements" shall mean, with respect to any request for an Incremental Commitment made pursuant to Section 2.14, the satisfaction of each of the following conditions on the date of such request:
(x) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Commitments then requested had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date or request) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and (y) the Credit Parties shall be in compliance with the covenant contained in Section 10.08 determined as if a Compliance Period is then in existence, calculating the Fixed Charge Coverage Ratio therein based on the four Fiscal Quarter period ended with the last Fiscal Quarter for which financial statements have been delivered pursuant to Section 9.01(b) on or prior to the date of the request for Incremental Commitments, on a Pro Forma Basis, as if the relevant Loans to be made pursuant to such Incremental Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans (as well as other Permitted Acquisition theretofore consummated after the first day of such four Fiscal Quarter period) had occurred, on the first day of such four Fiscal Quarter period.

          "Incremental Commitment Requirements" shall mean with respect to any provision of an Incremental Commitment on a given Incremental Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Commitment Agreement: (s) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Commitments then provided had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of effectiveness) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (t) the Borrower and its Subsidiaries shall have delivered such amendments, modifications and/or supplements to the Security Documents as are necessary, or in the reasonable opinion of the Administrative Agent desirable, to insure that the additional obligations are secured by, and entitled to the benefits of, the Security Documents; (u) calculations are made by Holdings demonstrating compliance with the covenant contained in Section
10.08 (determined as if a Compliance Period is then in existence), calculating the Fixed Charge Coverage Ratio therein based on the four Fiscal Quarter period ended with the last Fiscal Quarter for which financial statements have been delivered pursuant to Section 9.01(b) on or prior to the date of the request for Incremental Commitments on or prior to such date of effectiveness, on a pro forma basis, as if the relevant Loans to be made pursuant to such Incremental Commitments (assuming the full utilization thereof) had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans (as well as other Permitted Acquisition theretofore consummated after the first day of such four Fiscal Quarter period) had occurred, on the first day of such four Fiscal Quarter period; (v) the delivery by Holdings to Administrative Agent of an officer's certificate executed by the chief financial officer of Holdings and certifying as to compliance with preceding clauses (t) and (u) and containing the calculations (in reasonable detail) required by preceding clause
(u); (w) the delivery by Holdings to Administrative Agent of an acknowledgement in form and substance reasonable satisfactory to Administrative Agent and executed by each Guarantor, acknowledging that such Incremental Commitment and all Loans subsequently incurred pursuant to such Incremental Commitment shall constitute (and be included in the definition of) "Guaranteed Obligations"; (x) the delivery by Holdings to Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to Administrative Agent on the Initial Borrowing Date pursuant to
Section 6.03 as may be reasonably requested by Administrative Agent, and such other matters incident to the transactions contemplated thereby as Administrative Agent may reasonably request, (y) the delivery by each Credit Party to Administrative Agent of such other officers' certificates, board of director (or equivalent governing body) resolutions and evidence of good standing (to the extent available under applicable law) as Administrative Agent shall reasonably request, and (z) the completion by each Credit Party of such other actions as Administrative Agent may reasonably request in connection with such Incremental Loan Commitment.

          "Incremental Lender" shall have the meaning specified in Section 2.14(b).

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers' acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers' acceptances, bank guaranties and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement, Commodity Agreements or under any similar type of agreement and (viii) obligations arising under Synthetic Leases. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

          "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans occurs.

          "Insolvency Proceeding" shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

          "Intercompany Debt" shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by Holdings or any Subsidiary of Holdings to Holdings or any other Subsidiary of Holdings.

          "Intercompany Distribution Transactions" shall have the meaning provided in Section 5.09(b) of the Original Credit Agreement.

          "Intercompany Note" shall mean a promissory note evidencing Intercompany Loans, duly executed and delivered substantially in the form of Exhibit N (or such other form as shall be satisfactory to the Administrative Agent in its sole discretion), with blanks completed in conformity herewith.

          "Intercompany Scheduled Existing Indebtedness" shall have the meaning provided in Section 8.20.

          "Intercompany Subordination Agreement" shall mean the Intercompany Subordination Agreement, dated as of April __, 2006, made by Holdings and various of its Subsidiaries party thereto in favor of the Administrative Agent, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof. A copy of the Intercompany Subordination Agreement as in effect on the Effective Date is attached hereto as Exhibit H.

          "Intercreditor Agreement" shall have the meaning provided in Section 6.13.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 2.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Intermediate Holdco" shall have the meaning provided in the first paragraph of this Agreement.

          "Intermediate Holdco Collateral" shall have the meaning provided in the Pledge Agreement.

          "Intermediate Holdco Credit Agreement" shall mean that certain Second Lien Senior Credit Agreement, dated as of July 22, 2004, among Intermediate Holdco, Corporate Holdco, the Lenders from time to time party thereto, Deutsche Bank AG New York branch, as Agent (as defined therein) and Deutsche Bank Securities Inc., as Arranger (as defined therein), as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Intermediate Holdco Credit Documents" shall mean the "Credit Documents" as defined in the Intermediate Holdco Credit Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Intermediate Holdco Indebtedness" shall mean any Indebtedness of Intermediate Holdco and Corporate Holdco (as co-issuers) pursuant to the Intermediate Holdco Credit Documents.

          "Intermediate Holdco Irrevocable Prepayment Notice" shall have the meaning provided in Section 6.07.

          "Intermediate Holdco Paying Agent" shall have the meaning provided in
Section 6.07.

          "Intermediate Holdco Prepayment Consummation" shall have the meaning provided in Section 9.20.

          "Intermediate Holdco Prepayment Funds" shall have the meaning provided in Section 6.07.

          "Intermediate Holdco Senior Notes Prepayment Date" shall have the meaning provided in Section 6.07.

          "Intermediate Holdco Senior Notes Refinancing" shall have the meaning provided in Section 6.07.

          "Inventory" shall mean "inventory" (as such term is defined in Article 9 of the UCC).

          "Investment Property" shall mean "investment property" (as such term is defined in Article 9 of the UCC), and any and all supporting obligations in respect thereof.

          "Investments" shall have the meaning provided in Section 10.05.

          "Issuing Lender" shall mean (i) each of DBNY (except as otherwise provided in Section 12.09) and any other Lender reasonably acceptable to the Administrative Agent which agrees to issue Letters of Credit hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender (and such Affiliate shall be deemed to be an "Issuing Lender" for all purposes of the Credit Documents) and (ii) with respect to the Existing Letters of Credit, the Lender designated as the Issuer thereof on Schedule XIX shall be the Issuing Lender thereof.

          "Landlord Personal Property Collateral Access Agreement" shall mean a Landlord Waiver and Consent Agreement substantially in the form of Exhibit S, with such amendments, modifications or supplements as may be approved by Collateral Agent.

          "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to insurance obligations and workers compensation, surety bonds and other similar statutory obligations and
(ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Lead Arranger" shall mean Deutsche Bank Securities Inc., in its capacity as Lead Arranger, and any successor thereto.

          "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Leasehold Property" shall mean each Real Property leased by the Borrower or any of its Subsidiaries and for which Landlord Personal Property Collateral Access Agreements shall be required pursuant to this Agreement.

          "Lender" shall mean each financial institution listed on Schedule I, as well as any Person that becomes a "Lender" hereunder pursuant to Section 2.13 or 13.04(b).

          "Lender Default" shall mean (i) the wrongful refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 3.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 2.01(a), 2.01(b), 2.01(c) or 3.

          "Letter of Credit" shall have the meaning provided in Section 3.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 4.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit at such time which have not been terminated at such time and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time.

          "Letter of Credit Request" shall have the meaning provided in Section 3.03(a).

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Revolving Loan and each Swingline Loan.

          "Management Agreements" shall have the meaning provided in Section
6.05.

          "Mandatory Borrowing" shall have the meaning provided in Section 2.01(c).

          "Mandatory Cost" shall mean, in the case of a Euro Denominated Loans or Sterling Denominated Loans, the cost imputed to each Lender of compliance with any reserve asset requirements of the European Central Bank.

          "Margin Regulations" shall mean, collectively, Regulation T, Regulation U and Regulation X.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Adverse Effect" shall mean (i) a material adverse effect on the business, properties, assets, nature of assets, operations, liabilities, condition (financial or otherwise) or prospects of (A) Holdings and its Subsidiaries taken as a whole or (B) the Borrower and its Subsidiaries taken as a whole, or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or any Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or any Agent hereunder or under any other Credit Document.

          "Material Foreign Subsidiary" shall mean, at any time, any Foreign Subsidiary of Holdings the net book value of the assets of which equals or exceeds $5,000,000 at such time; provided that for purposes of (and only of)
Section 9.01(j), the term "Material Foreign Subsidiary" shall mean, at any time, any Foreign Subsidiary of Holdings the net book value of the assets of which equals or exceeds $10,000,000 at such time.

          "Material Governmental Investigation" shall mean, at any time, any material governmental investigation in a country in which the aggregate net book value of the assets owned by Holdings and its Subsidiaries in such country (determined as of the last day of the Fiscal Quarter then last ended) exceeds $25,000,000.

          "Maturity Date" shall mean, with respect to the relevant Tranche of Loans, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

          "Maximum Euro Denominated Obligations Amount" shall mean $75,000,000.

          "Maximum Incremental Commitment Amount" shall mean $50,000,000.

          "Maximum Permitted Consideration" shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the fair market value of the Holdings Common Stock (based on the average closing trading price of the Holdings Common Stock for the 20 trading days immediately prior to the date of such Permitted Acquisition on the stock exchange on which Holdings Common Stock is listed or, if Holdings Common Stock is not so listed, the good faith determination of the senior management of Holdings) issued (or to be issued) as consideration in connection with such Permitted Acquisition (including, without limitation, Holdings Common Stock which may be required to be issued as earnout consideration upon the achievement of certain future performance goals of the respective Acquired Entity or Business), (ii) the aggregate amount of all cash paid (or to be paid) by Holdings or any of its Subsidiaries in connection with such Permitted Acquisition (including, without limitation, payments of fees and costs and expenses in connection therewith) and all contingent cash purchase price or other earnout obligations of Holdings and its Subsidiaries incurred in connection therewith (as determined in good faith by Holdings), (iii) the aggregate principal amount of all Indebtedness assumed, incurred and/or issued in connection with such Permitted Acquisition to the extent permitted by Section 10.04 and (iv) the fair market value (determined in good faith by senior management of Holdings) of all other consideration payable in connection with such Permitted Acquisition.

          "Maximum Sterling Denominated Obligations Amount" shall mean $75,000,000.

          "Maximum Swingline Amount" shall mean $50,000,000.

          "Minimum Availability Amount" shall mean, at any time, the greater of
(x) $35,000,000 and (y) 10% of the Total Commitment at such time.

          "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $5,000,000, and (ii) for Swingline Loans, $1,000,000.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgage" shall mean a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument.

          "Mortgage Policy" shall mean a Lender's title insurance policy (Form
1992).

          "Mortgaged Property" shall mean any Real Property owned or leased by any Credit Party which is encumbered (or required to be encumbered) by a Mortgage pursuant to the terms hereof.

          "Multiemployer Plan" shall mean (i) any plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by Holdings or a Subsidiary of Holdings or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which Holdings, a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "NAIC" shall mean the National Association of Insurance Commissioners.

          "Negotiable Collateral" shall mean letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

          "Net Cash Proceeds" shall mean for any event requiring a prepayment of the Loans pursuant to Section 5.02, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

          "Net Orderly Liquidation Value" shall mean (a) the "net orderly liquidation value" determined by an unaffiliated valuation company acceptable to Administrative Agent after performance of an inventory valuation to be done at Administrative Agent's request and the Borrower's expense, less the amount estimated by such valuation company for marshalling, reconditioning, carrying, and sales expenses designated to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory; or (b) if no such inventory valuation has been requested by Administrative Agent, the value customarily attributed to Inventory in the appraisal industry for Inventory of similar quality and quantity, and similarly dispersed (under similar and relevant circumstances under standard asset-based lending procedures), at the time of the valuation, less the amount customarily estimated in the appraisal industry at the time of any determination for marshalling, recondition, carrying, and sales expenses designed to maximize the resale value of such Inventory and assuming that the time required to dispose of such Inventory is customary with respect to such Inventory.

          "Net Sale Proceeds" shall mean for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of
(i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold or otherwise disposed of, and (iv) the estimated net marginal increase in income taxes which will be payable by Holdings' consolidated group or any Subsidiary of Holdings with respect to the Fiscal Year in which the sale or other disposition occurs as a result of such sale or other disposition; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings delivers to the Lenders a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Holdings and/or any of its Subsidiaries from such sale or other disposition.

          "Non-Defaulting Lender" shall mean and include each Lender, other than a Defaulting Lender.

          "Non-Dollar Currencies" shall mean and include Euros and Sterling.

          "Non-Dollar Denominated Loans" shall mean and include Euro Denominated Loans and Sterling Denominated Loans.

          "Non-Guarantor Subsidiaries" shall mean (i) on the Effective Date, each Subsidiary of Holdings listed on Part A of Schedule XIII and (ii) after the Effective Date, any Subsidiary of the Borrower that is not at such time a Subsidiary Guarantor.

          "Non-Qualified Jurisdiction" at any time shall mean each jurisdiction that is not at such time a Qualified Jurisdiction.

          "Non-U.S. Dole Group" shall mean the Consolidated Subsidiaries of the Borrower which are not members of the U.S. Dole Group.

          "Non-Wholly Owned Subsidiary" shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

          "Note" shall mean each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 2.03(a).

          "Notice of Conversion/Continuation" shall have the meaning provided in
Section 2.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005, or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Administrative Agent, the Collateral Agent, any Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Original Credit Agreement" shall have the meaning provided in the Existing Credit Agreement.

          "Original Loans" shall have the meaning provided in the Existing Credit Agreement.

          "Original Revolving Loan" shall have the meaning provided in the Existing Credit Agreement.

          "Original Swingline Loan" shall have the meaning provided in the Existing Credit Agreement.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

          "Overnight Euro Rate" on any date shall mean the offered quotation to first-class banks in the Euro-Zone interbank market by the Issuing Lender for Euro overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of any Unpaid Drawings denominated in Euros as of 11:00 A.M. (Brussels time) on such date; provided, that in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Unpaid Drawings denominated in Euros, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of Unpaid Drawings denominated in Euros, the Overnight Euro Rate determined pursuant to this definition shall instead be the rate determined by the Issuing Lender as the all-in-cost of funds for the Issuing Lender to fund such Unpaid Drawing.

          "PACA Reserves" shall mean Reserves established by the Administrative Agent in its Permitted Discretion in respect of Inventory subject to the provisions and regulations of the Perishable Agriculture Commodities Act of 1930 (7 U.S.C. 499a-499t).

          "Parent Business Condition" shall mean, for any quarterly accounting period or Fiscal Year, (A) Holdings having at all times during such period (i) owned no significant assets (other than (w) the proceeds of the Wellbeing Project Financing, (x) the Equity Interests of Intermediate Holdco, (y) Intercompany Notes evidencing intercompany loans permitted to be made by it pursuant to Section 10.05 and (z) the Equity Interests of the Unrestricted Wellbeing Joint Ventures, Westlake Wellbeing Company LLC and The California Wellbeing Institute, LLC) and (ii) had no liabilities or Indebtedness (other than those liabilities and Indebtedness permitted by Section 10.01(b)) and (iii) otherwise complied with the requirements of Section 10.01(b), (B) Intermediate Holdco having at all times during such period (i) owned no significant assets (other than the capital stock of the Borrower and Corporate Holdco, Intercompany Notes evidencing intercompany loans permitted to be made by it pursuant to
Section 10.05) and had no liabilities or Indebtedness (other than those liabilities and Indebtedness permitted by Section 10.01(j)) and (ii) otherwise complied with the requirements of Section 10.01(j) and (C) Corporate Holdco having at all times during such period (i) owned no significant assets and had no liabilities or Indebtedness (other than those liabilities and Indebtedness permitted by Section 10.01(k)) and (ii) otherwise complied with the requirements of Section 10.01(k).

          "Participant" shall have the meaning provided in Section 3.04(a).

          "Payment Office" shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquired Debt" shall have the meaning set forth in Section 10.04(b)(vi).

          "Permitted Acquisition" shall mean the acquisition by the Borrower or any of its Wholly-Owned Subsidiaries of assets constituting a business, division or product line of any Person, not already a Subsidiary of the Borrower or any of its Wholly-Owned Subsidiaries, or of 100% of the capital stock or other Equity Interests of any such Person, which Person shall, as a result of such acquisition, become a Wholly-Owned Subsidiary of the Borrower or such Wholly-Owned Subsidiary, provided that (A) the consideration paid by the Borrower or such Wholly-Owned Subsidiary consists solely of cash (including proceeds of Revolving Loans), the issuance of Holdings Common Stock, the issuance of Qualified Preferred Stock, the incurrence of Indebtedness otherwise permitted pursuant to Section 10.04 and the assumption/acquisition of any Permitted Acquired Debt relating to such business, division, product line or Person which is permitted to remain outstanding in accordance with the requirements of Section 10.04, (B) in the case of the acquisition of 100% of the capital stock or other Equity Interests of any Acquired Entity or Business, such Acquired Entity or Business shall own no capital stock or other Equity Interests of any other Person unless either (x) the Acquired Entity or Business owns 100% of the capital stock or other Equity Interests of such other Person or (y) if the Acquired Entity or Business owns capital stock or Equity Interests in any other Person which is a Non-Wholly Owned Subsidiary of the Acquired Entity or Business, (1) the Acquired Entity or Business shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) such-Non-Wholly Owned Subsidiary of the Acquired Entity or Business shall have been a Non-Wholly Owned Subsidiary of the Acquired Entity or Business prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof and (3) the Acquired Entity or Business and/or its Wholly-Owned Subsidiaries own at least 80% of the total value of all the assets owned by such Acquired Entity or Business and its subsidiaries (for purposes of such determination, excluding the value of the Equity Interests of Non-Wholly Owned Subsidiaries held by such Acquired Entity or Business and its Wholly-Owned Subsidiaries), (C) the Acquired Entity or Business shall be a Permitted Business and (D) all applicable requirements of Sections 9.11, 9.14 and 10.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

          "Permitted Business" shall mean any business which (i) is the same, similar, ancillary or reasonably related to the business in which Holdings or any of its Subsidiaries is engaged on the Effective Date or (ii) is conducted by an Acquired Entity or Business acquired pursuant to a Permitted Acquisition and which does not qualify as a "Permitted Business" pursuant to preceding clause (i), so long as (x) such business represents an immaterial portion of the businesses acquired pursuant to such Permitted Acquisition and (y) such business is sold or otherwise disposed of as soon as reasonably practicable following the consummation of such Permitted Acquisition (but, in any event, within one year following such Permitted Acquisition).

          "Permitted Discretion" shall mean the reasonable exercise of Administrative Agent's good faith judgment in consideration of any factor which is reasonably likely to (i) adversely affect the value of any Collateral, the enforceability or priority of the Liens thereon or the amount that Administrative Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation thereof, (ii) suggest that any collateral report or financial information delivered to Administrative Agent, Collateral Agent or Lenders by any Person on behalf of the Borrower or any Guarantor is incomplete, inaccurate or misleading in any material respect, or (iii) materially increase the likelihood that the Lenders would not receive payment in full in cash for all of the Obligations. In exercising such judgment, Administrative Agent may consider such factors already included in or tested by the definition of Eligible Accounts or Eligible Inventory, as well as any of the following: (i) the changes in collection history and dilution or collectibility with respect to the Accounts; (ii) changes in demand for, pricing of, or product mix of Inventory; (iii) changes in any concentration of risk with respect to the Borrower's and Wholly-Owned Subsidiary Guarantor's Accounts or Inventory; and (iv) any other factors that change the credit risk of lending to the Borrower or any Wholly-Owned Subsidiary Guarantor on the security of the Borrower's or any Wholly-Owned Subsidiary Guarantor's Accounts or Inventory. The burden of establishing lack of good faith hereunder shall be on the Borrower and its Wholly-Owned Subsidiary Guarantor.

          "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

          "Permitted Holders" shall mean David H. Murdock, a Qualified Trust and any majority-owned and controlled Affiliate of David H. Murdock or a Qualified Trust.

          "Permitted Indebtedness" shall have the meaning provided in Section 10.04(b).

          "Permitted Installment Note" shall mean a promissory note issued as consideration to the Borrower or any of its Subsidiaries in connection with a Contemplated Asset Sale, which note (i) shall be secured by the assets subject to the respective Contemplated Asset Sale and (ii) in the case of a Contemplated Asset Sale made by a Credit Party, shall be pledged to the Collateral Agent pursuant to the relevant Security Documents; provided that no such note may be issued in connection with a Contemplated Asset Sale if the aggregate principal amount of such note, when added to the aggregate outstanding principal amount of all other Permitted Installment Notes theretofore issued (without regard to any write-downs or write-offs thereof), would exceed $35,000,000.

          "Permitted Liens" shall have the meaning provided in Section 10.03.

          "Permitted Refinancing Indebtedness" shall mean any Indebtedness of the Borrower and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund any Scheduled Existing Indebtedness, Permitted Acquired Debt or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (b) such extension, refinancing, renewal, replacement or refunding does not (i) increase the amount of such Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding (except to the extent of reasonable fees, premiums, commissions and expenses actually paid in connection with such extension, refinancing, renewal, replacement or refunding) or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being extended, refinanced, renewed, replacement or refunding, (c) such Indebtedness has the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being extended, renewed, refinanced, replaced or refunded, and (d) all other terms of such extension, refinancing, renewal, replacement or refunding (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies, but excluding interest rates so long as on market terms at the time of issuance thereof) are not less favorable in any material respect to the respective borrower than those previously existing with respect to the Indebtedness being extended, refinanced, renewed, replaced or refunded, provided, however, that any Intercompany Scheduled Existing Indebtedness (and subsequent extensions, refinancings, renewals, replacements and refundings thereof as provided above in this definition) may only be extended, refinanced, renewed, replaced or refunded as provided above in this definition if the Indebtedness so extended, refinanced, renewed, replaced or refunded has the same obligors(s) and obligee(s) as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

          "Permitted Refinancing Senior Notes" shall mean any Indebtedness of the Borrower evidenced by senior notes issued or given in exchange for, or the proceeds of which are used to, refinance, renew, replace or refund any Existing Senior Notes, any Permitted Senior Notes or any Indebtedness issued to so refinance, renew, replace or refund any such Indebtedness, so long as (a) such Indebtedness has a final maturity no earlier than the date occurring 180 days following the Revolving Loan Maturity Date and no required amortizations prior to such date, (b) such Indebtedness does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or renewal (except to the extent of reasonable fees, premiums, commissions and expenses actually paid in connection with such refinancing, renewal, replacement or refunding) or (ii) add guarantors, obligors or security from that which applies to the Indebtedness being refinanced, renewed, replaced or refunded, (c) the guaranties of such senior notes shall be subject to the same (or, from the perspective of the Lenders, more favorable) subordination provisions as applied to the guaranties of the Existing 2011 Senior Notes, (d) if the Borrower elects to provide for the subordination of the obligations of the Borrower under such senior notes to the prior payment in full of "senior debt" (or, the Indebtedness being refinanced, renewed, replaced or refunded includes subordination provisions applicable to the Borrower), such senior notes shall be subject to the same subordination provisions as are applicable to the guaranties of such senior notes (subject only to appropriate conforming changes), (e) all other terms of such Indebtedness (including, without limitation, with respect to the amortization, redemption provisions, maturities, covenants, defaults and remedies but excluding interest rates so long as on market terms at the time of issuance thereof), are not, taken as a whole, less favorable in any material respect to the Borrower and its Subsidiaries than those previously existing with respect to the Indebtedness being refinanced, renewed, replaced or refunded, and
(f) the documentation governing such Indebtedness is in form and substance reasonably satisfactory to the Administrative Agent, as such Indebtedness is in effect on the date of incurrence thereof and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

          "Permitted Refinancing Senior Notes Documents" shall mean any indenture entered into in connection with any issuance of Permitted Refinancing Senior Notes and each other agreement, document or instrument relating to any issuance of Permitted Refinancing Senior Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

          "Permitted Senior Notes" shall mean any Indebtedness of the Borrower evidenced by senior notes 100% of the Net Cash Proceeds of which are promptly applied to finance a Permitted Acquisition effected in accordance with the requirements of Section 9.14 and the fees and expenses incurred in connection therewith, so long as (a) such Indebtedness has a final maturity no earlier than the date occurring 180 days following the Revolving Loan Maturity Date and no required amortizations prior to such date, (b) such Indebtedness does not add guarantors, obligors or security from that which applies to the Existing 2011 Senior Notes, (c) the guaranties of such senior notes shall be subject to the same (or, from the perspective of the Lenders, more favorable) subordination provisions as applied to the guaranties of the Existing 2011 Senior Notes, (d) if the Borrower elects to provide for the subordination of the obligations of the Borrower under such senior notes to the prior payment in full of "senior debt", such senior notes shall be subject to the same subordination provisions as are applicable to the guaranties of such senior notes (subject only to appropriate conforming changes), (e) all other terms of such Indebtedness (including, without limitation, with respect to amortization, redemption provisions, maturities, covenants, defaults and remedies (but excluding interest rates so long as on market terms at the time of issuance thereof)), are not, taken as a whole, less favorable in any material respect to the Borrower and its Subsidiaries than those previously existing with respect to the Existing 2011 Senior Notes, (f) on the date of issuance of any such Indebtedness, the Borrower and its Subsidiaries shall have complied with the requirements of Section 9.14 with respect to the Permitted Acquisition to be financed with the proceeds of such Indebtedness (including the delivery of the officers' certificate required by Section 9.14(a)(ix) and (g) the documentation governing such Indebtedness is in form and substance reasonably satisfactory to the Administrative Agent, as such Indebtedness may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

          "Permitted Senior Notes Documents" shall mean any Permitted Senior Note, any Permitted Senior Notes Indenture and all other documents executed and delivered with respect to an issuance of Permitted Senior Notes or a Permitted Senior Notes Indenture, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

          "Permitted Senior Notes Indenture" shall mean any indenture entered into in connection with any issuance of Permitted Senior Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any Governmental Authority.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings or a Subsidiary of Holdings or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which Holdings, or a Subsidiary of Holdings or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledgee" shall have the meaning provided in the Pledge Agreement.

          "Pledge Agreement" shall have the meaning provided in Section 6.11.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Post-Closing Period" shall have the meaning provided in Section 9.14(a).

          "Preferred Equity", as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person.

          "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Administrative Agent, which may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Principal Property" shall mean "Principal Property", as defined in the Existing 2011 Senior Notes Indenture (as in effect (and as each component definition used therein is in effect) on the Initial Borrowing Date, without giving effect to any termination thereof).

          "Pro Forma Basis" shall mean, in connection with any calculation of the Total Leverage Ratio, Senior Secured Leverage Ratio or Fixed Charge Coverage Ratio, the calculation of Consolidated EBITDA as used therein after giving effect on a pro forma basis to any Permitted Acquisition or Significant Asset Sale then being consummated as well as any other Permitted Acquisition or Significant Asset Sale consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the required determination of the Total Leverage Ratio, Senior Secured Leverage Ratio and/or Fixed Charge Coverage Ratio, as the case may be, as if same had occurred on the first day of the respective

Test Period or Calculation Period, as the case may be, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

          "Projections" shall mean the projections that are contained in the Confidential Information Memorandum dated March 23, 2006 and that were prepared by or on behalf of the Borrower in connection with the Transaction and delivered to the Administrative Agent and the Lenders prior to the Initial Borrowing Date.

          "Property" of a Person shall mean any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased, or operated by such Person.

          "Qualified Jurisdictions" shall mean and include the United States, Bermuda and each other jurisdiction identified on Schedule XVII hereto, in each case including any states, provinces or other similar local units therein. Furthermore, from time to time after the Restatement Effective Date, Holdings may request (by written notice to, and following consultation with, the Administrative Agent) that one or more additional jurisdictions be added to the list of Qualified Jurisdictions. In such event, such jurisdictions shall be added to (and thereafter form part of) the list of Qualified Jurisdictions so long as, in each case, the respective jurisdiction to be added is added as a Qualified Jurisdiction under the Term Credit Agreement.

          "Qualified Non-U.S. Jurisdictions" shall mean and include each Qualified Jurisdiction other than the United States (and the States thereof).

          "Qualified Obligors" shall mean and include Holdings and each other Credit Party which is a Wholly-Owned Subsidiary of Holdings, provided that any Qualified Obligor that is (or was) a Subsidiary of Holdings shall cease to constitute a Qualified Obligor at such time, if any, as such Subsidiary ceases to be a Wholly-Owned Subsidiary of Holdings.

          "Qualified Preferred Stock" shall mean any Preferred Equity of Holdings, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of Holdings or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to 3 months following the maturity date of the Existing 2013 Senior Notes.

          "Qualified Trust" shall mean the David H. Murdock Living Trust, dated May 28, 1986, as amended, or another trust established by Mr. Murdock to hold and control the capital stock of Holdings and the remainder of his estate in the event of his death, so long as any such trust described above (i) is at all times controlled by David H. Murdock or by a majority of experienced business persons and is not controlled by members of Mr. Murdock's family and (ii) holds all or substantially all of the assets of Mr. Murdock.

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Initial Borrowing Date.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Holdings or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 9.03.

          "Refinancing" shall mean the Intermediate Holdco Refinancing and the other refinancing transactions referred to in Section 6.07.

          "Refinancing Documents" shall mean the documents, instruments and agreements entered into in connection with the Refinancing.

          "Register" shall have the meaning provided in Section 13.15.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, or the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Relevant Separate Tax Liability" shall have the meaning provided in
Section 10.06(v).

          "Rent Reserve" shall mean, a reserve established by the Administrative Agent in respect of rent payments made by the Borrower or any Wholly-Owned Subsidiary Guarantor for each location at which Inventory of the Borrower and/or its Subsidiaries is located that is not subject to a Landlord Personal Property Collateral Access Agreement (as reported to the Administrative Agent by the Borrower from time to time as requested by the Administrative Agent), as adjusted from time to time by the Administrative Agent in its Permitted Discretion.

          "Replaced Lender" shall have the meaning provided in Section 2.13.

          "Replacement Lender" shall have the meaning provided in Section 2.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection ..22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Appraisal" shall have the meaning provided in Section
9.11(i).

          "Required Lenders" shall mean, at any time, Non-Defaulting Lenders the sum of whose Revolving Loan Commitments at such time (or, after the termination thereof, outstanding Revolving Loans and RL Percentages of (x) outstanding Swingline Loans at such time and (y) Letter of Credit Outstandings at such time) represents at least a majority of the Total Commitment in effect at such time less the Revolving Loan Commitments of all Defaulting Lenders at such time (or, after the termination thereof, the sum of then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

          "Reserves" shall mean (a) reserves reasonably established by Administrative Agent from time to time against Eligible Inventory pursuant to
Section 2.01(d), (b) reserves established by Administrative Agent from time to time against Eligible Inventory, in the full amount necessary to cover all shipping and other charges for items shipped by boat, (c) reserves established by Administrative Agent pursuant to specific terms of Credit Documents other than this Agreement, and (d) such other reserves against Eligible Accounts or Eligible Inventory of the Borrower or any Subsidiary Guarantor, that Administrative Agent may, in its Permitted Discretion, establish from time to time, including, without limitation, (i) reserves established on account of any Liens which may be prior in right to the First Priority Lien of Collateral Agent for the benefit of the ABL Secured Parties, including, without limitation, any Liens which may be permitted under Section 10.03, (ii) Dilution Reserves (iii) PACA Reserves, (iv) Inbound Freight Reserves and (v) Rent Reserves.

          "Restricted" shall mean, when referring to cash or Cash Equivalents of Holdings or any of its Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as "restricted" on a consolidated balance sheet of Holdings or of any such Subsidiary (unless such appearance is related to the Credit Documents or Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the

Secured Creditors or (iii) are not otherwise generally available for use by Holdings or such Subsidiary.

          "Restricted Subsidiary" of any Person shall mean any Subsidiary (as defined in the Existing 2011 Senior Notes Indenture as in effect on the Initial Borrowing Date (without giving effect to any termination thereof)) of such Person other than any Subsidiary (as so defined) of such Person that is engaged primarily in the management, development and sale or financing of real property.

          "Retained Excess Cash Flow Amount" shall initially be $0, which amount shall be (A) increased on each Excess Cash Payment Date so long as any repayment required pursuant to Section 5.02(f) has been made, by an amount equal to the Adjusted Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period multiplied by a percentage equal to 100% minus the Applicable Prepayment Percentage, and (B) reduced (i) on each Excess Cash Payment Date where Adjusted Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period is a negative number, by such amount, and (ii) at the time any cash is used to redeem, repurchase and/or otherwise make payments in respect of Existing Senior Notes, Permitted Senior Notes and/or Permitted Refinancing Senior Notes in reliance on the proviso appearing in Section 10.09(a)(i)(z), by the amount of the cash so used (it being understood that the Retained Excess Cash Flow Amount may be reduced to an amount below zero after giving effect to the reductions enumerated in clause (B) above).

          "Returns" shall have the meaning provided in Section 8.20.

          "Revolving Loan" shall have the meaning provided in Section 2.01(a).

          "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time or terminated pursuant to Sections 4.02, 4.03 and/or 11, as applicable, (y) increased from time to time pursuant to Section 2.14 or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section
2.13 or 13.04(b).

          "Revolving Loan Maturity Date" shall mean April 12, 2011.

          "Revolving Note" shall have the meaning provided in Section 2.05(a).

          "RL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, provided that if the RL Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the RL Percentages of such Lender shall be determined immediately prior (and without giving effect) to such termination.

          "S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw Hill, Inc.

          "Sale-Leaseback Transaction" shall mean the sale and leaseback of the corporate aircraft named "Global Express" on the Initial Borrowing Date in connection with the Transaction under, and as defined in, the Original Credit Agreement.

          "Scheduled Existing Indebtedness" shall mean Third Party Scheduled Existing Indebtedness and Intercompany Scheduled Existing Indebtedness.

          "SEC" shall have the meaning provided in Section 9.01.

          "Second Priority" shall mean, with respect to any Lien purported to be created on any Collateral pursuant to the Security Documents, that such Lien is prior in right to any other Lien thereon, other than (x) Liens permitted pursuant to clause (y) of Section 10.03(iii) and (y) Permitted Liens permitted to be prior to the Liens on the Collateral in accordance with the definition "First Priority" contained herein; provided that in no event shall any such Permitted Lien be permitted (on a consensual basis) to be junior and subordinate to any Permitted Liens as described in clause (x) above and senior in priority to the relevant Liens created pursuant to the Security Documents.

          "Second-Tier Material Real Property" of any Person, shall mean any fee-owned (or equivalent) Real Property acquired by such Person after the Initial Borrowing Date with a value (determined using the initial purchase price paid by such Person for such Real Property) of greater than $2,500,000 but less than or equal to $10,000,000.

          "Section 5.04(b)(ii) Certificate" shall have the meaning provided in
Section 5.04(b)(ii).

          "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall have the meaning provided in Section 6.12.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Document" shall mean and include each of the Intercreditor Agreement, the Security Agreement, the Pledge Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

          "Senior Secured Leverage Ratio" shall mean, on any date of determination, the ratio of (i) Consolidated Senior Secured Net Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Senior Secured Leverage Ratio shall be determined on a Pro Forma Basis.

          "Settlement Date" shall have the meaning provided in Section
2.04(b)(i).

          "Shareholder Subordinated Note" shall mean an unsecured junior subordinated note issued by Holdings and not guaranteed by any Subsidiary of Holdings in the form of Exhibit O, as the same may be modified, amended or supplemented from time to time pursuant to the terms hereof and thereof.

          "Shareholders' Agreements" shall have the meaning provided in Section 6.05.

          "Shell Corporation" shall mean any Person created or established by the Borrower or any of its Wholly-Owned Subsidiaries, so long as (i) the aggregate amount of assets at any time held by any such Person does not exceed $10,000 and (ii) the aggregate amount of assets at any time held by all Shell Corporations at any time in existence does not exceed $100,000, it being understood that at such time as the assets of any Person which was a "Shell Corporation" exceed $10,000 or the assets of all Persons which were "Shell Corporations" exceeds $100,000, all such Persons shall cease to be Shell Corporations for purposes of this definition.

          "Significant Asset Sale" shall mean each Asset Sale which generates Net Sale Proceeds of at least $10,000,000.

          "Specified Default" shall mean any Default under either of Sections
11.01 or 11.05.

          "Specified Existing Ship Leases" shall mean the leases with respect to the vessels named "Dole Chile" and "Dole Colombia", as in effect on the Initial Borrowing Date.

          "Start Date" shall have the meaning provided in the definition of Applicable Margin.

          "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder), provided that except as such term is used in Section 3.03(c) of the Stated Amount of each Euro Denominated Letter of Credit and each Sterling Denominated Letter of Credit shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in Euros or Sterling, as the case may be, thereunder (determined without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder).

          "Sterling" and "L" shall mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

          "Sterling Denominated Letter of Credit" shall mean each Letter of Credit denominated in Sterling.

          "Sterling Denominated Loan" shall mean each Loan denominated in Sterling.

          "Sterling Denominated Obligations" shall mean the principal aggregate amount of all Sterling Denominated Loans and the Stated Amount of all Sterling Denominated Letters of Credit.

          "Sterling LIBOR" shall mean shall mean, with respect to each Interest Period applicable to any Sterling Denominated Loan, the British Bankers Association Interest Settlement Rate that appears on page 3750 (or other appropriate page if the relevant Primary Alternate Currency does not appear on such page) of the Dow Jones Telerate Screen (or any successor page) for deposits in Sterling with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the date which is the same day as the commencement of such Interest Period or, if such rate does not appear on the Dow Jones Telerate Screen (or any successor page), the offered quotations to prime banks in the London interbank market by the Administrative Agent for deposits in Sterling of amounts in same day funds comparable to the outstanding principal amount of such Sterling Denominated Loan with maturities comparable to such Interest Period determined as of 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that in the event the Administrative Agent has made any determination pursuant to Section 2.10(a)(i) in respect of Sterling Denominated Loans, or in the circumstances described in clause (i) to the proviso to Section 2.10(b) in respect of Sterling Loans, Sterling LIBOR determined pursuant to this definition shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund the respective Sterling Denominated Loan with maturities comparable to the Interest Period applicable thereto.

          "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50% Equity Interest at the time. Notwithstanding the foregoing (and except for purposes of Sections 8.01, 8.03, 8.04, 8.11, 8.15, 8.16, 8.19, 9.01(f), 9.01(h), 9.04, 9.05,
9.06, 9.07, 9.08, 9.15, 11.03(b), 11.04, 11.05, 11.06, 11.09 and 13.01), an
Unrestricted Wellbeing Joint Venture shall be deemed not to be a Subsidiary of Holdings or any of its other Subsidiaries for purposes of this Agreement.

          "Subsidiary Guarantor" shall mean each Domestic Subsidiary of the Borrower (whether existing on the Initial Borrowing Date or established, created or acquired after the Initial Borrowing Date and, in any event, other than the Excluded Domestic Subsidiary), unless and until such time as the respective Subsidiary is released from all of its obligations under the Subsidiaries Guaranty in accordance with the terms and provisions thereof.

          "Subsidiaries Guaranty" shall have the meaning provided in Section
6.10.

          "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Lender" shall mean the Administrative Agent, in its capacity as Swingline Lender hereunder.

          "Swingline Loan" shall have the meaning provided in Section 2.01(b).

          "Swingline Note" shall have the meaning provided in Section 2.05(a).

          "Synthetic Lease" shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

          "Tax Allocation Agreements" shall have the meaning provided in Section 6.05.

          "Taxes" shall have the meaning provided in Section 5.04(a).

          "Term Collateral Agent" shall mean the "Collateral Agent" as defined in the Term Credit Agreement or any collateral agent under any Permitted Refinancing Indebtedness of the Term Credit Agreement.

          "Term Credit Agreement" shall mean the Credit Agreement, dated as of the date hereof, by and among Holdings, Intermediate Holdco, the Borrower, the Bermuda Company, various lending institutions party thereto, DBNY, as Administrative Agent and as Deposit Bank, Banc of America Securities LLC, as Syndication Agent, the Bank of Nova Scotia, as Documentation Agent and DBSI, as lead arranger and sole book running manager, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms herewith and therewith.

          "Term Credit Documents" shall mean the Credit Documents under (and as defined in) the Term Credit Agreement.

          "Term Loans" shall mean the Term Loans under (and as defined in) the Term Credit Agreement, and includes any Permitted Refinancing Indebtedness thereof.

          "Term Pledge Agreement" shall mean the U.S. Pledge Agreement as defined in the Term Credit Agreement.

          "Term Secured Parties" shall mean the Secured Creditors as defined in the Term Credit Agreement, or in any credit agreement or comparable document in respect of a Permitted Refinancing of the Term Loan.

          "Term Security Documents" shall mean the Security Documents as defined in the Term Credit Agreement, or in any credit agreement or comparable document in respect of a Permitted Refinancing of the Term Loan.

          "Test Period" shall mean each period of four consecutive Fiscal Quarters then last ended, in each case taken as one accounting period.

          "Third Party Location" shall have the meaning provided in the definition of Eligible Inventory.

          "Third Party Scheduled Existing Indebtedness" shall have the meaning provided in Section 8.20.

          "TL Priority Collateral" shall have the meaning assigned to such term in the Intercreditor Agreement.

          "Total Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

          "Total Leverage Ratio" shall mean, on any date of determination, the ratio of (i) Consolidated Net Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Total Leverage Ratio shall be determined on a Pro Forma Basis.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Commitment in effect at such time less (y) the sum of (i) the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Outstandings at such time.

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being two Tranches, i.e., Revolving Loans and Swingline Loans.

          "Transaction" shall mean, collectively, (i) the amendment and restatement of the Original Credit Agreement in the form of the Term Credit Agreement as provided herein, (ii) the entering into of the Term Credit Documents and the initial borrowing thereunder, (iii) the occurrence of the Effective Date and the Credit Events occurring on such date, (iv) the consummation of the Refinancing, and (v) the payment of fees and expenses in connection with the foregoing.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Euro Rate Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" shall mean the amount, if any, by which the actuarial present value of accumulated benefits of any Plan subject to Title IV of ERISA as of the close of its most recent plan year, determined using actuarial assumptions at such time consistent with those prescribed by Financial Account Standards No. 87, exceeds the fair market value of the assets allocable to such liabilities.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided in Section 3.05(a).

          "Unrestricted" shall mean, when referring to cash or Cash Equivalents of Holdings or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

          "Unrestricted Subsidiary" of any Person shall mean (i) at any time prior to the repayment in full of both the Existing 2009 Senior Notes and the Existing 2013 Senior Notes, any Subsidiary of such Person that is not a Restricted Subsidiary and (ii) thereafter, any Subsidiary of such Person.

          "Unrestricted Wellbeing Joint Venture" shall mean Westlake Wellbeing Company, Wellbeing IP Holdco and Wellbeing Edco.

          "Unutilized Revolving Loan Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans, (taking the Dollar Equivalent of any such Loans denominated in Euros or Sterling) made by such Lender at such time and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.

          "U.S. Dole Group" shall mean the Borrower and the Subsidiary
Guarantors.

          "U.S. Dollars," "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

          "U.S. GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations in accordance with U.S. GAAP for purposes of Sections 5.02, 9.14 and 10, including defined terms as used therein, and for all purposes of determining the Senior Secured Leverage Ratio, the Total Leverage Ratio and the Fixed Charge Coverage Ratio, are subject (to the extent provided therein) to
Section 13.07(a).

          "U.S. Mortgaged Property" shall mean each Real Property located in the United States or any State or territory thereof with respect to which a Mortgage is required to be delivered pursuant to the terms of this Agreement.

          "Wellbeing Edco" shall mean a Delaware corporation or limited liability company formed (or to be formed) by Holdings to promote nutritional and wellbeing education.

          "Wellbeing IP Holdco" shall mean a Delaware corporation or limited liability company formed (or to be formed) by Holdings to hold the intellectual property rights related to the Wellbeing Project.

          "Wellbeing Project" shall mean the start-up, construction and operation by Westlake Wellbeing Company of a well-being center/hotel/spa/conference center/studio on the Westlake Village Property.

          "Wellbeing Project Financing" shall mean Indebtedness incurred by Holdings, so long as (a) the proceeds thereof are used (or, in the case of sub-clause (iv) below, deemed used) solely to (i) finance the construction, start-up and operational deficits of the Wellbeing Project (including any "cost overruns" on the construction of the Wellbeing Project), (ii) make an Investment in, and/or repay an intercompany loan owing to, Intermediate Holdco, the proceeds of which are, in turn, used by Intermediate Holdco to make an Investment in, and/or repay an intercompany loan owing to the Borrower, (iii) "finance" customary expenses which are (x) incurred by lenders providing such Indebtedness and treated as "protective advances" under the documentation governing such Indebtedness (e.g., advances for the payment of real estate taxes, insurance premiums, ground rent and maintenance and repair costs) and (y) deemed added as additional Indebtedness of Holdings under such documentation (it being understood, however, that Indebtedness incurred by Holdings under this clause (iii) may be in the form of a guarantee by Holdings of additional Indebtedness incurred by the Unrestricted Wellbeing Joint Venture for the purposes described above in this clause (iii) rather than in the form of direct incurrence by Holdings), (iv) pay accrued but unpaid interest on the principal of Indebtedness described in this definition, together with reasonable transaction fees incurred in connection with the incurrence thereof and/or (v) extend, renew and/or refinance any Indebtedness theretofore incurred pursuant to this definition, (b) such Indebtedness does not require any scheduled principal repayments prior to the final stated maturity thereof, (c) such Indebtedness does not require any mandatory repayments prior to the final stated maturity thereof other than in connection with (x) a "change of control" (which "change of control" shall not include triggers any tighter than those contained in the definition of "Change of Control" in this Agreement) or (y) issuances of equity by, or capital contributions to, Holdings, (d) such Indebtedness does not provide for guaranties or security from, or require any representation, warranty, event of default or covenant to be applicable to, any Subsidiary of Holdings, (e) such Indebtedness provides for an "interest reserve" covering all interest which will accrue on such Indebtedness over the term thereof, which interest may be in the form of a committed but initially unfunded portion of such Indebtedness specifically reserved for the payment of accrued but unpaid interest on such Indebtedness, (f) such Indebtedness expressly permits the pledge of the Equity Interests of the Unrestricted Wellbeing Joint Ventures pursuant to the Pledge Agreement, (g) in the case of any Indebtedness incurred to extend, renew and/or refinance any Indebtedness theretofore incurred in reliance on this definition, the requirements of clauses (b) through (f), inclusive, above and clause (h) below are satisfied at the time of the incurrence thereof and (h) all other terms of such Indebtedness (including, without limitation, with respect to prepayment provisions, covenants and defaults) are reasonably acceptable to the Administrative Agent, as such Indebtedness may be amended, modified, supplemented, extended, renewed and/or refinanced from time to time in accordance with the terms hereof and thereof. The incurrence of the Wellbeing Project Financing shall be deemed to be a representation and warranty by Holdings that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 11.

          "Wellbeing Project Financing Debt Cap Amount" shall mean, at any time, $150,000,000 (as such amount may be reduced by any repayments of principal of the Wellbeing Project Financing, except to the extent such repayment is made in connection with a refinancing of such Wellbeing Project Financing consummated in accordance with the definition of "Wellbeing Project Financing"); provided, however, that (i) the "Wellbeing Project Financing Debt Cap Amount" may exceed the amount otherwise set forth above at any time, if (but only if) any excess over such amount is (I) used by Holdings to finance cost overruns and/or operational deficits of the Wellbeing Project and/or (II) incurred by Holdings for the purposes described in clause (a)(iii) of the definition of "Wellbeing Project Financing", and (ii) any such excess permitted by preceding clause (i) shall also (but without duplication) be reduced by any repayments of principal of the Wellbeing Project Financing, except to the extent such repayment is made in connection with a refinancing of such Wellbeing Project Financing consummated in accordance with the definition of "Wellbeing Project Financing."

          "Wellbeing Project Financing Documents" shall mean any indenture, credit agreement or similar agreement entered into in connection with the incurrence or issuance of the Wellbeing Project Financing and each other agreement, document or instrument relating to the incurrence or issuance of the Wellbeing Project Financing, as the same may be amended, modified, supplemented, extended, renewed and/or refinanced from time to time in accordance with the terms hereof and thereof.

          "Wellbeing Project Financing Interest Reserve Account" shall mean the deposit account established in connection with the Wellbeing Project Financing into which cash in amount equal to the interest reserve requirements for the Wellbeing Project Financing and other proceeds from the Wellbeing Project Financing will be deposited pending application.

          "Westlake Village Property" shall mean that certain property identified to the Administrative Agent of twenty (20) acres (more or less) that is adjacent to the parcel on which the Borrower's Corporate Headquarters is located in the City of Westlake Village, Ventura County, California.

          "Westlake Wellbeing Company" shall mean Westlake Wellbeing Properties LLC, a Delaware limited liability company formed by Holdings to construct and operate the Wellbeing Project and/or promote nutritional and wellbeing education.

          "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

          "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than, in the case of a Foreign Subsidiary of the Borrower with respect to the preceding clauses (i) and
(ii), director's qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).

          "Wholly-Owned Subsidiary Guarantor" shall mean each Subsidiary Guarantor which is a Wholly-Owned Subsidiary.

          SECTION 2. Amount and Terms of Credit.

          2.01. The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the

Borrower, which Revolving Loans (i) shall be denominated in the respective Available Currency elected by the Borrower, (ii) shall, at the option of Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans, Eurodollar Loans, Euro Denominated Loans or Sterling Denominated Loans, provided that except as otherwise specifically provided in Section 2.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type,
(iii) may be repaid and reborrowed in accordance with the provisions hereof,
(iv) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate Exposure to exceed the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (v) in the case of any Borrowing of (A) Euro Denominated Loans shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof would cause the Euro Denominated Obligations to exceed the Maximum Euro Denominated Obligations Amount or (B) Sterling Denominated Loans shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof would cause the Sterling Denominated Obligations to exceed the Maximum Sterling Denominated Loan Amount.

          (b) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be incurred and maintained as Base Rate Loans, (ii) shall be denominated in Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Commitment at such time, (v) shall not be made (and shall not be required to be made) by any Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) would cause the Aggregate Exposure to exceed the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (vi) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 2.01(b), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to an Lender unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Defaulting Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Defaulting Lenders' RL Percentage of the outstanding Swingline Loans, and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower, any other Credit Party or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

          (c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 11.05 or upon the exercise of any of the remedies provided in the last paragraph of Section
11), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each such Lender's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 7 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, and
(v) the amount of the Borrowing Base or Total Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 11), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          (d) Notwithstanding anything to the contrary in Section 2.01(a) or elsewhere in this Agreement, the Administrative Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as the Administrative Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including, without limitation, reserves with respect to (i) sums that the Borrower is or will be required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have not yet paid (including, without limitation, a Rent Reserve against Eligible Inventory included in the Borrowing Base) and (ii) amounts owing by the Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral, which Lien or trust, in the Permitted Discretion of the Administrative Agent is capable of ranking senior in priority to or pari passu with one or more of the Liens granted in the Security Documents (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, the Administrative Agent shall have the right to have the Borrower's and each Wholly-Owned Subsidiary Guarantor's Inventory reappraised by a qualified appraisal company selected by the Administrative Agent in accordance with Section 9.01(p) after the Initial Borrowing Date for the purpose of re-determining the Net Orderly Liquidation Value of the Eligible Inventory, and, as a result, re-determining the Borrowing Base.

          (e) In the event the Borrower is unable to comply with (i) the Borrowing Base limitations set forth in Sections 2.01(a) or (ii) the conditions precedent to the making of Revolving Loans or the issuance of Letters of Credit set forth in Section 7, (x) the Lenders authorize the Administrative Agent, for the account of the Lenders, to make Revolving Loans to the Borrower, which, in each case, may only be made as Base Rate Loans (each, an "Agent Advance") for a period commencing on the date the Administrative Agent first receives a Notice of Borrowing requesting an Agent Advance until the earlier of (i) the twentieth Business Day after such date, (ii) the date the Borrower is again able to comply with the Borrowing Base limitations and the conditions precedent to the making of Revolving Loans and issuance of Letters of Credit, or obtains an amendment or waiver with respect thereto or (iii) the date the Required Lenders instruct the Administrative Agent to cease making Agent Advances (in each case, the "Agent Advance Period"). The Administrative Agent shall not make any Agent Advance to the extent that at such time the amount of such Agent Advance, either (I) when added to the aggregate outstanding amount of all other Agent Advances made to the Borrower at such time, would exceed 10% of the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) or (II) which are incurred as Revolving Loans, when added to the Aggregate Exposure as then in effect (immediately prior to the incurrence of such Agent Advance), would exceed the Total Commitment at such time. It is understood and agreed that, subject to the requirements set forth above, Agent Advances may be made by the Administrative Agent in its sole discretion and that the Borrower shall have no right to require that any Agent Advances be made. Agent Advances will be subject to periodic settlement with the Lenders pursuant to Section 2.04.

          2.02. Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than 15 Borrowings of Euro Rate Loans.

          2.03. Notice of Borrowing. (a) Whenever the Borrower desires to incur
(x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 2:00 P.M. (New York City time) on such day. Each such notice

(each, a "Notice of Borrowing"), except as otherwise expressly provided in
Section 2.10, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing (stated in the relevant currency), (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Euro Rate Loans and, if Euro Rate Loans, the initial Interest Period to be applicable thereto, and (v) in the case of a Borrowing of Revolving Loans the proceeds of which are to be utilized to finance, in whole or in part, a Permitted Acquisition (or to pay any fees and expenses incurred in connection therewith), the amount of the Borrowing Availability after giving effect to such Borrowing. The Administrative Agent shall promptly give each Lender which is required to make Loans specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 1:00 P.M. (New York City time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business
Day), (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing, and (C) in the case of a Borrowing of Swingline Loans the proceeds of which are to be utilized to finance, in whole or in part, a Permitted Acquisition (or to pay any fees and expenses incurred in connection therewith), the amount of the Borrowing Availability after giving effect to such Borrowing.

          (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 2.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 2.01(c).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or the Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

          2.04. Disbursement of Funds. (a) No later than 1:00 P.M. (New York City time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York City time) on the date specified pursuant to Section 2.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 10:00 A.M. (New York City time) on the date specified in Section 2.01(c)), each Lender with a Revolving Loan Commitment of the respective Tranche will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date (or in the case of

Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars (in the case of Dollar Denominated Loans), in Euros (in the case of Euro Denominated Loans) or in Sterling (in the case of Sterling Denominated Loans) and in immediately available funds at the Payment Office, and the Administrative Agent will, except in the case of Revolving Loans made pursuant to a Mandatory Borrowing, make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Loans for each day thereafter and
(ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.08. Nothing in this
Section 2.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          (b) Unless the Required Lenders have instructed the Administrative Agent to the contrary, the Administrative Agent on behalf of the Lenders may, but shall not be obligated to, make Revolving Loans to the Borrower that are maintained as Base Rate Loans under Section 2.01 without prior notice of the proposed Borrowing to the Lenders as follows:

          (i) The amount of each Lender's RL Percentage of Revolving Loans shall be computed weekly (or more frequently in the Administrative Agent's sole discretion) and shall be adjusted upward or downward on the basis of the amount of outstanding Revolving Loans as of 5:00 P.M. (New York time) on the last Business Day of each week, or such other period specified by the Administrative Agent (each such date, a "Settlement Date"). The Lenders shall transfer to the Administrative Agent, or the Administrative Agent shall transfer to the Lenders such amounts as are necessary so that (after giving effect to all such transfers) the amount of Revolving Loans made by each Lender shall be equal to such Lender's RL Percentage of the aggregate amount of Revolving Loans outstanding as of such Settlement Date. If a notice from the Administrative Agent of any such necessary transfer is received by a Lender on or prior to 12:00 Noon (New York time) on any Business Day, then such Lender shall make transfers described above in immediately available funds no later than 3:00 P.M. (New

     York time) on the day such notice was received; and if such notice is received by a Lender after 12:00 Noon (New York time) on any Business Day, such Lender shall make such transfers no later than 1:00 P.M. (New York time) on the next succeeding Business Day. The obligation of each of the Lenders to transfer such funds shall be irrevocable and unconditional and without recourse to, or without representation or warranty by, the Administrative Agent. Each of the Administrative Agent and each Lender agrees and the Lenders agree to mark their respective books and records on each Settlement Date to show at all times the dollar amount of their respective RL Percentage of the outstanding Revolving Loans on such date.

          (ii) To the extent that the settlement described in preceding clause
     (i) shall not yet have occurred with respect to any particular Settlement Date, upon any repayment of Revolving Loans by the Borrower prior to such settlement, the Administrative Agent may apply such amounts repaid directly to the amounts that would otherwise be made available by the Administrative Agent pursuant to this Section 2.04(b).

          (iii) Because the Administrative Agent on behalf of the Lenders may be advancing and/or may be repaid Revolving Loans prior to the time when the Lenders will actually advance and/or be repaid Revolving Loans, interest with respect to Revolving Loans shall be allocated by the Administrative Agent to each Lender and the Administrative Agent in accordance with the amount of Revolving Loans actually advanced by and repaid to each Lender and the Administrative Agent and shall accrue from and including the date such Revolving Loans are so advanced to but excluding the date such Revolving Loans are either repaid by the Borrower in accordance with the terms of this Agreement or actually settled by the Administrative Agent or the applicable Lender as described in this Section 2.04(b).

          2.05. Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) in the case of Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes"), and (ii) in the case of Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender (or an affiliate designated by such Lender) or its registered assigns and be dated the Initial Borrowing Date (or, if issued thereafter, the date of issuance thereof), (iii) be in a stated principal amount (expressed in Dollars) equal to the Revolving Loan Commitment of such Lender on the date of issuance thereof (or, if issued after the termination of such Revolving Loan Commitment, in an amount equal to the Exposure of the respective Lender), provided that if, because of fluctuations in exchange rates after the date of issuance thereof, the Revolving Note of any Lender would not be at least as great as the outstanding principal amount (taking the Dollar Equivalent of all Euro Denominated Loans and Sterling Denominated Loans evidenced thereby) of the Revolving Loans made by such Lender at any time outstanding, the respective Lender may request (and in such case the Borrower shall promptly execute and deliver) a new Revolving Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all Euro Denominated Loans and Sterling Denominated Loans evidenced thereby) of the Revolving Loans of such Lender outstanding on the date of the issuance of such new Revolving Note, (iv) with respect to each Revolving Loan evidenced thereby, be payable in the respective Available Currency in which such Revolving Loan was made, (v) mature on the Revolving Loan Maturity Date, (vi) bear interest as provided in the appropriate clauses of Section 2.08 in respect of the Revolving Loans evidenced thereby from time to time, (vii) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in
Section 5.02 and (viii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount (expressed in Dollars) equal to the Maximum Swingline Amount and be payable in Dollars in the principal amount of the outstanding Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 5.01 and mandatory repayment as provided in Section 5.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          (e) Notwithstanding anything to the contrary contained above in this
Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

          2.06. Conversions. The Borrower shall have the option to convert, on any Business Day beginning three Business Days following the Initial Borrowing Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 2.06) made pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loan, provided that, (i) except as otherwise provided in Section 2.10(b),


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

Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 2.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 2:00 P.M. (New York City time) at least (x) in the case of conversions of Base Rate Loans into Eurodollar Loans, three Business Days' prior notice and (y) in the case of conversions of Eurodollar Loans into Base Rate Loans, one Business Day's prior notice (each, a "Notice of Conversion/Continuation"), in each case in the form of Exhibit A-2, appropriately completed to specify the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were incurred and, if to be converted into Euro Rate Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

          2.07. Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Revolving Loan Commitments, provided that all Mandatory Borrowings shall be incurred from the Lenders pro rata on the basis of their RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          2.08. Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.06, 2.09 or 2.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time during such Interest Period plus the Eurodollar Rate for such Interest Period.

          (c) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Euro Denominated Loan made to it from the date of the Borrowing thereof until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time plus Euro LIBOR for such Interest Period plus any Mandatory Costs.

          (d) The Borrower hereby agrees to pay interest in respect of the unpaid principal amount of each Sterling Denominated Loan made to it from the date of the Borrowing thereof until the maturity thereof (whether by acceleration, prepayment or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin as in effect from time to time plus Sterling LIBOR for such Interest Period plus any Mandatory Costs.

          (e) Overdue principal and, to the extent permitted by law, overdue interest in respect of (1) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Euro Denominated Loans, equal to 2% per annum in excess of the relevant Applicable Margin as in effect from time to time plus Euro LIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid plus any Mandatory Costs, (2) in the case of overdue principal of, and interest or other amounts owing with respect to, Sterling Denominated Loans, equal to 2% per annum in excess of the Applicable Margin for Sterling Denominated Loans as in effect from time to time plus Sterling LIBOR for such successive periods not exceeding three months as the Administrative Agent may determine from time to time in respect of amounts comparable to the amount not paid plus any Mandatory Costs, and (3) for each other Loan, each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans, and all other overdue amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans that are maintained at Base Rate Loans from time to time. Interest that accrues under this Section 2.08(c) shall be payable on demand.

          (f) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Swingline Loan and Base Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Base Rate Loans of any Tranche or Swingline Loans, and
(z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Euro Rate Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (g) Upon each Interest Determination Date, the Administrative Agent shall determine the Euro Rate for each Interest Period applicable to the respective Euro Rate Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          2.09. Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Euro Rate Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such Euro Rate Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each, an "Interest Period") applicable to such

Euro Rate Loan, which Interest Period shall, at the option of the Borrower be a one, two, three, six or, to the extent approved by each Lender with Loans and/or Revolving Loan Commitments, any other period, provided that (in each case):

          (i) all Euro Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Euro Rate Loan shall commence on the date of Borrowing of such Euro Rate Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Euro Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period for a Euro Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Euro Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

          (vi) no Interest Period in respect of any Borrowing shall be selected which extends beyond the Revolving Loan Maturity Date; and

With respect to any Non-Dollar Denominated Loans, at the end of any Interest Period applicable to a Borrowing thereof, the Borrower, may elect to split the respective Borrowing into two or more Borrowings of the same Type or combine two or more Borrowings of the same Type into a single Borrowing, in each case, by having an Authorized Officer of the Borrower give notice thereof together with its election of one or more Interest Periods, in each case so long as each resulting Borrowing (x) has an Interest Period which complies with the foregoing requirements of this Section 2.09, (y) has a principal amount which is not less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche, and (z) does not cause a violation of the requirements of
Section 2.02. If upon the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans, the Borrower has failed to elect, or are not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans as provided above, the Borrower shall be deemed to have elected (x) if Eurodollar Loans, to convert such Eurodollar Loans into Base Rate Loans and (y) if Non-Dollar Denominated Loans, to select a one-month Interest Period for such Non-Dollar Denominated Loans, in any such case effective as of the expiration date of such current Interest Period.

          2.10. Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Euro Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Effective Date affecting such Lender, the interbank market or the position of such Lender in such market (whether or not such Lender was a Lender at the time of such occurrence);

          (iii) at any time, that the making or continuance of any Euro Rate Loan has been made unlawful by any law or governmental rule, regulation or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market; or

          (iv) at any time that a Non-Dollar Currency is not available in sufficient amounts, as determined in good faith by the Administrative Agent, to fund any Borrowing of Non-Dollar Denominated Loans requested pursuant to Section 2.01;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (w) in the case of clause (i) above, (A) in the event Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies Holdings, the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower and
(B) in the event that any Non-Dollar Denominated Loan is so affected, the relevant

Euro Rate shall be determined on the basis provided in the proviso to the definition of the relevant Euro Rate, (x) in the case of clause (ii) above, the Borrower agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (with the written notice as to the additional amounts owed to such Lender, submitted to the Borrower by such Lender in accordance with the foregoing to be, absent manifest error, final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(a) upon the subsequent receipt of such notice), (y) in the case of clause
(iii) above, the Borrower or shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law and (z) in the case of clause (iv) above, Non-Dollar Denominated Loans denominated in the affected Non-Dollar Currency (exclusive of any such Non-Dollar Denominated Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or notice pursuant to Section 2.03(b)(i) given by the Borrower with respect to such Non-Dollar Denominated Loans which have not been incurred shall be deemed rescinded by the Borrower. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrower of any of the events described in clause (i), (ii), (iii) or (iv) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist.

          (b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a Euro Rate Loan affected by the circumstances described in
Section 2.10(a)(iii) shall) either (x) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (y) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, (A) in the case of a Eurodollar Loan, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 2.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law) and (B) in the case of any Euro Rate Loan (other than a Eurodollar Loan), repay all outstanding Borrowings which include such affected Euro Rate Loans in full in accordance with the applicable requirements of Section 5.01; provided that, (i) if the circumstances described in Section 2.10(a)(iii) apply to any Non-Dollar Denominated Loan, the Borrower, may, in lieu of taking the actions described above, maintain such Non-Dollar Denominated Loan outstanding, in which case, (x) in the case of Euro Denominated Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Euro LIBOR or (y) in the case of Sterling Denominated Term Loans, the applicable Euro Rate shall be determined on the basis provided in the proviso to the definition of Sterling LIBOR, as the case may be, unless the maintenance of such Non-Dollar Denominated Loan outstanding on such basis would not stop the conditions described in Section 2.10(a)(iii) from existing (in which case the actions described above, without giving effect to the proviso, shall be required to be taken) and (ii) if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

          (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Revolving Loan Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this
Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth such Lender's basis for asserting its rights under this
Section 2.10(c) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(c) upon the subsequent receipt of such notice. A Lender's good faith determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

In the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Non-Dollar Denominated Loans or any category of liabilities which includes deposits by reference to which the interest rate on any Non-Dollar Denominated Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to non-United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Non-Dollar Denominated Loans or in Section 2.10(a)(ii), such Lender shall promptly notify Holdings and the Borrower in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the Borrower shall pay to such Lender such specified amounts as additional interest at the time that the Borrower is otherwise required to pay interest in respect of such Non-Dollar Denominated Loan or, if later, on written demand therefor by such Lender.

          2.11. Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Loans pursuant to Section 11) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.10(b). Each Lender's calculation of the amount of compensation owing pursuant to this
Section 2.11(a) shall be made in good faith. A Lender's basis for requesting compensation pursuant to this Section 2.11(a) and a Lender's calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          2.12. Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or
(iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of Borrower or the right of any Lender provided in Sections 2.10,
3.06 and 5.04.

          2.13. Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of
Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of the average costs being charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, in accordance with
Section 13.04(b), if no Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of which shall be reasonably acceptable to the Administrative Agent with identical Revolving Loan Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

          (a) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Revolving Loan Commitments and outstanding Loans (or, in the case of the replacement of only the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings) of, and in each case all participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of
(A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender with respect to which such Replaced Lender is being replaced, (B) an amount equal to all Unpaid Drawings (unless there are no Unpaid Drawings with respect to the Tranche being replaced) that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01, (y) each Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Letter of Credit Issuer (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender's RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender; and

          (b) all obligations of the Borrower then due and owing to the Replaced Lender (other than those (a) specifically described in clause (a) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including all amounts, if any, owing under Section 2.11 or (b) relating to any Loans and/or Revolving Loan Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption Agreement on behalf of such Replaced Lender, and any such Assignment and Assumption Agreement so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (a) and (b) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.15 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10,

2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such
Replaced Lender, the RL Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement.

          2.14. Incremental Commitments. (a) So long as the Incremental Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrower shall have the right, in consultation and coordination with, Administrative Agent as to all of the matters set forth below in this Section 2.14, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Initial Borrowing Date and prior to the date which is three months prior to the Revolving Loan Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders as provided below) provide Incremental Commitments, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Commitment and executed and delivered to the Administrative Agent an Incremental Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.14, such Lender shall not be obligated to fund any Revolving Loans or participate in Swingline Loans or Letters of Credit in excess of its Commitment as in effect prior to giving effect to such Incremental Commitment provided pursuant to this
Section 2.14, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Commitment without the consent of any other Lender, (iii) each provision of Incremental Commitments on a given date pursuant to this Section 2.14 shall be in a minimum aggregate amount (for all Lenders (including any Eligible Transferee who will become a lender)) of at least $10,000,000 and in integral multiples of $5,000,000 in excess thereof, and
(iv) the aggregate amount of all Incremental Commitments provided pursuant to this Section 2.14 shall not exceed the Maximum Incremental Commitment Amount.

          (b) At the time of the provision of Incremental Commitments pursuant to this Section 2.14, the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Commitment (each, an "Incremental Lender") shall execute and deliver to Administrative Agent an Incremental Commitment Agreement, with the effectiveness of such Incremental Lender's Incremental Commitment to occur on the date set forth in such Incremental Commitment Agreement, which date in any event shall be no earlier than the date on which (w) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to Administrative Agent (or any affiliate thereof)), (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section
2.14 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental Commitment Agreement shall have been satisfied. Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Commitment Agreement, and at such time, (i) the Total Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Commitments, (ii) Appendix A shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Lenders and (iii) to the extent requested by any Incremental Lender, Revolving Loan Notes will be issued, at the expense of the Borrower, to such Incremental Lender in conformity with the requirements of Section 2.05.

          (c) At the time of any provision of Incremental Commitments pursuant to this Section 2.14, the Borrower shall, in coordination with Administrative Agent, repay outstanding Revolving Loans of certain of the Lenders, and incur additional Revolving Loans from certain other Lenders (including the Incremental Lenders), in each case to the extent necessary so that all of the Lenders participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Commitment pursuant to this Section 2.14) and with the Borrower being obligated to pay to the respective Lenders any costs of the type referred to in Section 2.10 in connection with any such repayment and/or incurrence.

          SECTION 3. Letters of Credit.

          3.01. Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, a Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of trade Letters of Credit described in clause (y) below (each a "Trade Letter of Credit")) prior to the Revolving Loan Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as is reasonably acceptable to such Issuing Lender, and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars, Euros or Sterling and shall be issued on a sight basis only.

          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of Trade Letter of Credit) prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for account of the Borrower, one or more Letters of Credit in support of such obligations as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect with respect to such Issuing Lender on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

          (ii) such Issuing Lender shall have received from the respective Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 3.03(b).

          (c) Part A of Schedule XIX hereto contains a description of certain letters of credit issued and outstanding on the Initial Borrowing Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (including the currency in which such letter of credit is denominated, which shall be Dollars or an Alternative Currency), (v) the name of the beneficiary, (vi) the expiry date and
(vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement and issued, for purposes of
Section 3.04(a), on the Initial Borrowing Date. Any Lender hereunder (and any of such Lender's Affiliates and/or branches) which has issued an Existing Letter of Credit shall constitute an "Issuing Lender" for all purposes of this Agreement.

          3.02. Maximum Letter of Credit Outstandings; Final Maturities. (a) Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $100,000,000, (y) when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Commitment at such time or (z) cause the Aggregate Exposure to exceed the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), and (ii) each Letter of Credit shall by its terms terminate (x) in the case of standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but, in each case, not beyond the fifth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender) and (B) five Business Days prior to the Revolving Loan Maturity Date; provided that a standby Letter of Credit issued to support obligations under any Specified Existing Ship Lease may terminate by its terms on or prior to the earlier to occur of (1) the date which occurs 24 months after the date of the issuance thereof and (2) the fifth Business Day preceding the Revolving Loan Maturity Date, and (y) in the case of trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 30 days prior to the Revolving Loan Maturity Date.

          (b) Notwithstanding the foregoing, (i) no Euro Denominated Letter of Credit shall be issued the Stated Amount of which when added to the Euro Denominated Obligations (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) would exceed the Maximum Euro Denominated Loan Amount and (ii) no Sterling Denominated Letter of Credit shall be issued the Stated Amount of which when added to the Sterling Denominated Obligations (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) would exceed the Maximum Sterling Denominated Loan Amount.


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

          3.03. Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least three Business Days' (or such shorter period as is acceptable to such Issuing Lender) written notice thereof (including by way of facsimile) including without limitation by specifying the Available Currency such Letter of Credit is to be denominated. Each notice shall be in the form of Exhibit C, appropriately completed (each, a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower to the Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 3.02. Unless the respective Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6 or 7 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 3.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of or modification or amendment to any standby Letter of Credit, each Issuing Lender shall promptly notify the Borrower and the Administrative Agent, in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be. Promptly after receipt of such notice the Administrative Agent shall notify the Participants, in writing, of such issuance, modification or amendment. On the first Business Day of each week, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate outstandings of trade Letters of Credit issued by such Issuing Lender for the immediately preceding week. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists with respect to a Lender, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' RL Percentage of the Letter of Credit Outstandings.

          (c) The Stated Amount of each Letter of Credit upon issuance shall be not less than (x) in the case of a Dollar Denominated Letter of Credit, $250,000, (y) in the case of a Euro Denominated Letter of Credit, E150,000 and (z) in the case of a Sterling Denominated Letter of Credit, L150,000, or in each case such lesser amount as is reasonably acceptable to the respective Issuing Lender.

          3.04. Letter of Credit Participations. (a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, and each such Lender (in its capacity under this Section 3.04, a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 2.13 or


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

13.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

          (b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          (c) In the event that an Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 3.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in the currency of the respective Unpaid Drawing and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (New York City time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars or such other currency, as applicable, such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate (or in the case of amounts owed in Euros, at the Overnight Euro Rate) for the first three days and at the interest rate applicable to Revolving Loans that are maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to an Issuing Lender its RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its RL Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's RL Percentage of any such payment.

          (d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each such Participant which has paid its RL Percentage thereof, in Dollars (or in Euros or Sterling in the case of payments to be made in Euros or Sterling pursuant to
Section 3.04(c)) and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such


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

reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which Holdings or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Holdings or any Subsidiary of Holdings and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

          3.05. Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed by the Borrower, an "Unpaid Drawing"), by making payment in Dollars (in the case of all Dollar Denominated Letters of Credit), Euros (in the case of Euro Denominated Letters of Credit) or Sterling (in the case of Sterling Denominated Letters of Credit) not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York City time) on the date of such payment or disbursement, from and including the date paid or


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

disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following notice to the Borrower by the Administrative Agent or the respective Issuing Lender of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the respective Account Party) at a rate per annum which shall be (x) in the case of Dollar Denominated Letters of Credit, Sterling Denominated Letters of Credit, the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans in each case maintained as Base Rate Loans, as in effect from time to time plus 2% and (y) in the case of Euro Denominated Letters of Credit, the Overnight Euro Rate in effect from time to time plus the Applicable Margin for Euro Denominated Loans as in effect from time to time plus any Mandatory Costs plus 2%, in each such case, with interest to be payable on demand, provided further, that it is understood and agreed, however, that the notices referred to above in this clause (a) and in the immediately preceding proviso shall not be required to be given if a Default or an Event of Default under Section 11.05 shall have occurred and be continuing (in which case the Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by each Credit Party) and shall bear interest at the rate provided in the foregoing proviso on and after the third Business Day following the respective Drawing). The respective Issuing Lender shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give, or any delay in giving, any such notice shall in no way affect, impair or diminish the Borrower's obligations under this Agreement.

          (b) The obligations of the Borrower under this Section 3.05 to reimburse each Issuing Lender with respect to drafts, demands and other presentations for payment under Letters of Credit issued by it (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Holdings or any Subsidiary of Holdings may have or have had against any Lender (including in its capacity as an Issuing Lender or as a Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          3.06. Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such Governmental Authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any


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

Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by any Issuing Lender or any Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower agrees to pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 3.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section
3.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 4. Commitment Commission; Fees; Reductions of Commitment.

          4.01. Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to and including the Revolving Loan Maturity Date (or such earlier date on which the Total Commitment has been terminated) computed at a rate per annum equal to the Applicable Commitment Commission Percentage of the Unutilized Revolving Loan Commitment of such Non-Defaulting Lender as in effect from time to time. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender's respective RL Percentage) a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time during such period with respect to Revolving Loans that are maintained as Eurodollar Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500, it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by it, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrower agrees to pay to the Administrative Agent such fees as may be agreed to in writing from time to time by Holdings or any of its Subsidiaries and the Administrative Agent.

          4.02. Voluntary Termination of Unutilized Revolving Loan Commitments.
(a) Upon at least three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty to terminate the Total Unutilized Revolving Loan Commitment in whole, or reduce it in part, pursuant to this Section 4.02(a), in an integral multiple of $5,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender.

          (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, subject to obtaining the consents required by Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section
2.11 are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this

Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such repaid Lender.

          4.03. Mandatory Reduction of Commitments. (a) The Total Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on April 30, 2006, unless the Initial Borrowing Date has occurred on or prior to such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Commitment shall terminate in its entirety upon the earlier of (i) the Revolving Loan Maturity Date and (ii) unless the Required Lenders otherwise agree in writing, the date on which a Change of Control occurs.

          (c) Each reduction to, or termination of, the Total Commitment pursuant to this Section 4.03 shall be applied to proportionately reduce or terminate, as the case may be, the Revolving Loan Commitment of each Lender with a Revolving Loan Commitment.

          SECTION 5. Prepayments; Payments; Taxes.

          5.01. Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York City time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Euro Rate Loans, which notice (in each case) shall specify whether Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans were made, and which notice the Administrative Agent shall, except in the case of a prepayment of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Revolving Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $5,000,000 (or such lesser amount as is acceptable to the Administrative Agent) and (z) each partial prepayment of Swingline Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $1,000,000 (or such lesser amount as is acceptable to the Administrative Agent in any given case), provided that if any partial prepayment of Euro Rate Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Euro Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Euro Rate Loans (and same shall automatically be converted into a Borrowing of Base Rate Loans) and any election of an Interest Period with respect thereto given by the Borrower or Borrower shall have no force or effect; (iii) each prepayment pursuant to this
Section 5.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 5.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender;


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

          (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Loans of such Lender (including all amounts, if any, owing pursuant to Section 2.11), together with accrued and unpaid interest, Fees and all other amounts then owing to such Lender in accordance with, and subject to the requirements of, said Section 13.12(b), so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), (x) the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (y) such Lender's RL Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders and (B) the consents, if any, required by Section 13.12(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

          5.02. Mandatory Repayments and Commitment Reductions. (a) (i) On any day on which the (other than during an Agent Advance Period) Aggregate Exposure exceeds the lesser of (x) the Total Commitment at such time and (y) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered), the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the lesser of (A) the Total Commitment at such time, and (B) the Borrowing Base at such time (based on the Borrowing Base Certificate (as delivered)), the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

          (ii) On any day on which the Dollar Equivalent of the aggregate outstanding principal amount of all Euro Denominated Obligations exceeds the Maximum Euro Denominated Loan Amount, the Borrower shall prepay on such day the principal of outstanding Euro Denominated Loans in an amount (taking the Dollar Equivalent of the amounts paid in the respective currency in which payments on such Euro Denominated Loans are owing) equal to such excess. If, after giving effect to the prepayment of all outstanding Euro Denominated Loans, the aggregate amount of the Letter of Credit Outstandings of Euro Letters of Credit exceeds the Maximum Euro Denominated Loan Amount, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

          (iii) On any day on which the Dollar Equivalent of the aggregate outstanding principal amount of all Sterling Denominated Loans exceeds the Maximum Sterling Denominated Loan Amount, the Borrower shall prepay on such day the principal of outstanding Sterling Denominated Loans in an amount (taking the Dollar Equivalent of the amounts paid in the respective currency in which payments on such Sterling Denominated Loans are owing) equal to such excess. If, after giving effect to the prepayment of all outstanding Sterling Denominated Loans, the aggregate amount of the Letter of Credit Outstandings of Sterling Letters of Credit exceeds the Maximum Sterling Denominated Loan Amount, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all Obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) In addition to any other mandatory repayments pursuant to this
Section 5.02, on each date upon which Holdings or any of the its Subsidiaries receives Net Sale Proceeds from any Asset Sale (other than the California Disposition, to the extent the Net Sale Proceeds therefrom received by a Subsidiary of the Borrower (exclusive of any portion thereof which is distributed to a minority shareholder of such Subsidiary in accordance with the requirements of Section 10.06) are promptly on-loaned to an Affiliate of the Borrower in accordance with the requirements of Section 10.05 and 10.07), an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 5.02(f); provided that (I) Net Sale Proceeds from any Asset Sale (other than (x) Net Sale Proceeds from any Contemplated Asset Sale consummated in accordance with the requirements of Section 10.02(xviii),
(y) any Net Sale Proceeds from the sale of any Principal Property pursuant to
Section 10.02(xix) and (z) Net Sale Proceeds from the sale or other disposition of the Equity Interests of the Unrestricted Wellbeing Joint Venture pledged pursuant to the Pledge Agreement) shall not give rise to a mandatory repayment and/or commitment reduction on such date as otherwise required above, so long as no Specified Default and no Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of Holdings or the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase capital assets used or to be used in a Permitted Business (other than inventory) within 360 days following the date of receipt of such Net Sale Proceeds from such Asset Sale (which certificate shall set forth (in reasonable detail) the estimates of the proceeds to be so expended) and (II) Net Sale Proceeds from one (but not more than one) sale of a Principal Property consummated after the Effective Date in reliance on Section 10.02(xix) and notified in writing to the Administrative Agent shall not give rise to a mandatory repayment and/or commitment reduction on such date as otherwise required above, so long as no Specified Default and no Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of Holdings or the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase, construct and/or make investments in a new Principal Property (or assets and properties that upon completion of such purchase, construction and/or investments will become a Principal Property) within 360 days following the date of receipt of such Net Sale Proceeds from such sale of such Principal Property (which certificate shall set forth the estimates of the proceeds to be so expended); provided, however, that (I) if all or any portion of such Net Sale Proceeds are not so used within such 360-day period (or contractually committed within such period to be used), such remaining portion shall be applied on the last day of such period as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such Net Sale Proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed within such period to be used and then either
(A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso). Notwithstanding anything to the contrary contained in this Section 5.02(b), (x) if any Permitted Senior Notes Document (after the execution and delivery thereof), any Permitted Refinancing Senior Notes Document (after the execution and delivery thereof), the Intermediate Holdings Credit Documents or the Existing Senior Notes Documents permit a lesser amount to be retained or reinvested, or have a shorter reinvestment period, than is provided above with respect to any Asset Sales, then such lesser permitted retained or reinvestment amount, and/or shorter reinvestment period, as the case may be, shall be applicable for purposes of this Section 5.02(b) so long as such Permitted Senior Notes, Permitted Refinancing Senior Notes, Intermediate Holdco Indebtedness or Existing Senior Notes, as the case may be, remain outstanding, and (y) in no event shall Holdings or any of its Subsidiaries use any proceeds from any Asset Sale to make any voluntary or mandatory repayment or prepayment of Permitted Senior Notes, Permitted Refinancing Senior Notes, Holdings Senior Notes, Intermediate Holdco Indebtedness or Existing Senior Notes and, before any such obligation to use such proceeds to make such repayment shall arise, Holdings or the respective Subsidiary shall reinvest the respective amounts as permitted above in this Section 5.02(b) or apply such proceeds as a mandatory prepayment in accordance with requirements of Section 5.02(f).

          (c) In addition to any other mandatory repayments pursuant to this
Section 5.02, on each date on or after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 10.04 as in effect on the Initial Borrowing Date), an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment in accordance with the requirements of Section 5.02(f).

          (d) In addition to any other mandatory repayments pursuant to this
Section 5.02, within 10 days following each date on or after the Initial Borrowing Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from Recovery Events in an amount less than $5,000,000 per Recovery Event), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 5.02(f);

provided that so long as no Specified Default and no Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of Holdings or the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used (or contractually committed to be used) within 360 days following the date of receipt of such proceeds from such Recovery Event to replace or restore any properties or assets in respect of which such proceeds were paid (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (I) if all or any portion of such proceeds are not so used (or contractually committed to be used) within such 360-day period, such remaining portion shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso).

          (e) In addition to any other mandatory repayments pursuant to this
Section 5.02, on each Excess Cash Payment Date, an amount equal to the remainder (if positive) of (x) the Applicable Prepayment Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period minus (y) the aggregate amount of principal repayments of Term Loans (and Original Loans to the extent (and only to the extent) that such repayments were made with internally generated funds as a voluntary prepayment pursuant to Section 4.01 of the Term Credit Agreement (or the Original Credit Agreement, as applicable) during the relevant Excess Cash Flow Payment Period, shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of
Section 5.02(f).

          (f) Each amount required to be applied pursuant to Sections 5.02(b),
(c), (d), and (e) in accordance with this Section 5.02(f) shall be applied first, to repay outstanding Term Loans under the Term Credit Agreement to the extent required thereunder, second, to cash collateralize the Pre-Funded L/Cs, third to repay Swingline Loans, and fourth to repay Revolving Loans in each case without any reduction in the Revolving Loan Commitment.

          (g) With respect to each repayment of Loans required by this Section 5.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Euro Rate Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which such Eurodollar Loans were made, provided that: (i) repayments of Euro Rate Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all Euro Rate Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Euro Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Euro Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be automatically converted into a Borrowing of Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such

Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

          (h) In addition to any other mandatory repayments pursuant to this
Section 5.02, (i) all then outstanding Loans of a respective Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans, and
(ii) unless the Required Lenders otherwise agree in writing, all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

          (i) In addition to any other mandatory repayments pursuant to this
Section 5.02, each Swingline Loan will be repaid (for the avoidance of doubt, such repayment may be made with proceeds from Revolving Loans) no later than the seventh day following the incurrence thereof; provided that, if the seventh day is not a Business Day, the next Business Day.

          5.03. Method and Place of Payment; Payments and Computations; Maintenance of Accounts; Statement of Accounts. (a) Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made (x) in Dollars in immediately available funds at the Payment Office of the Administrative Agent in respect of any obligation of the Borrower under this Agreement except as otherwise provided in the immediately following clauses (y) and (z), (y) Euros in immediately available funds at the Payment Office of the Administrative Agent, if such payment is made in respect of principal of or interest on Euro Denominated Loans and (z) Sterling in immediately available funds at the Payment Office of the Administrative Agent, if such payment is made in respect of principal of or interest on Sterling Denominated Loans. Nothing in the succeeding clauses of this Section 5.03 shall affect or alter the Borrower's obligations to the Administrative Agent, the Collateral Agent, the Issuing Lenders and the Lenders with respect to all payments otherwise required to be made by the Borrower in accordance with the terms of this Agreement and the other Credit Documents. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          (b) Each of the Borrower and its Domestic Subsidiaries shall, along with the Collateral Agent and certain financial institutions selected by the Borrower and acceptable to the Administrative Agent (the "Collection Banks"), enter into on or prior to the Effective Date (or such later date as provided in Section 13.19) and thereafter maintain separate Cash Management Control Agreements. The Borrower and each of its Domestic Subsidiaries shall instruct all Account Debtors of the Borrower and such Domestic Subsidiaries to remit all payments to the applicable "P.O. Boxes" or "Lockbox Addresses" of the applicable Collection Bank with respect to all Accounts of such Account Debtor, which remittances shall be collected by the applicable Collection Bank and deposited in the applicable Collection Account. All amounts received by the Borrower, any of its Domestic Subsidiaries and any Collection Bank in respect of any Account, in addition to all other cash received from any other source, shall upon receipt be deposited into a Collection Account or directly into the Core Concentration Account.

          (c) The Borrower and its respective Domestic Subsidiaries shall, along with the Collateral Agent and each of those banks in which the Deposit Accounts (other than Excluded Deposit Accounts but including all Collection Accounts and the Core Concentration Account) are maintained, enter into on or prior to the Effective Date (or such later date as provided in Section 13.19) and thereafter maintain separate Cash Management Control Agreements.

          (d) Upon the terms and subject to the conditions set forth in the Cash Management Control Agreements, all collected amounts held in all of the Collection Accounts, with respect to the Borrower and its Domestic Subsidiaries shall be wired by the close of business on each Business Day into an account (the "Core Concentration Account"). Except as, and to the extent, all of the Collection Accounts shall be "zero" balance accounts. So long as no Event of Default or Compliance Period then exists, the Borrower and its Domestic Subsidiaries shall be permitted to transfer cash from the Core Concentration Account to the Excluded Deposit Accounts to be used for working capital and general corporate purposes, all subject to the requirements of this Section 5.03(d) and pursuant to procedures and arrangements to be determined by the Administrative Agent. If an Event of Default or Compliance Period exists, all collected amounts held in the Core Concentration Account shall be applied as provided in Section 5.03(e).

          (e) During the continuance of a Compliance Period, all collected amounts held in the Core Concentration Account shall be distributed and applied on a daily basis in the following order (in each case, to the extent the Administrative Agent has actual knowledge of the amounts owing or outstanding as described below and any applications otherwise described in following clauses
(x) and (y), and after giving effect to the application of any such amounts (x) otherwise required to be applied pursuant to Sections 5.02(b), (c), (d), (e),
(f) or (g) or (y) constituting proceeds from any Collateral otherwise required to be applied pursuant to the terms of the respective Security Document): (1) first, to the payment (on a ratable basis) of any outstanding Expenses actually due and payable to the Administrative Agent and/or the Collateral Agent under any of the Credit Documents and to repay or prepay outstanding Swingline Loans and Revolving Loans advanced by the Administrative Agent on behalf of the Lenders pursuant to Sections 2.01(e) and 2.04(b); (2) second, to the extent all amounts referred to in preceding clause (1) have been paid in full, to pay (on a ratable basis) all outstanding Expenses actually due and payable to each Issuing Lender under any of the Credit Documents and to repay all outstanding Unpaid Drawings and all interest thereon; (3) third, to the extent all amounts referred to in preceding clauses (1) and (2) have been paid in full, to pay (on a ratable basis) all accrued and unpaid interest actually due and payable on the Revolving Loans and all accrued and unpaid Fees actually due and payable to the Administrative Agent, the Issuing Lenders and the Lenders under any of the Credit Documents; (4) fourth, to the extent all amounts referred to in preceding clauses (1) through (3), inclusive, have been paid in full, to repay (on a ratable basis) the outstanding principal of Revolving Loans (whether or not then due and payable), and (5) fifth, to the extent all amounts referred to in preceding clauses (1) through (4), inclusive, have been paid in full, to pay (on a ratable basis) all other outstanding Obligations then due and payable to the Administrative Agent, the Collateral Agent and the Lenders under any of the Credit Documents.

          (f) Without limiting the provisions set forth in Section 13.15, the Administrative Agent shall maintain an account on its books in the name of the Borrower

(collectively, the "Credit Account") in which the Borrower will be charged with all loans and advances made by the Lenders to the Borrower for the Borrower's account, including the Loans, the Letter of Credit Outstandings, and the Fees, Expenses and any other Obligations relating thereto. The Borrower will be credited, in accordance with this Section 5.03, with all amounts received by the Lenders from the Borrower or from others for its account, including, as set forth above, all amounts received by the Administrative Agent and applied to the Obligations. In no event shall prior recourse to any Accounts or other Collateral be a prerequisite to the Administrative Agent's right to demand payment of any Obligation upon its maturity. Further, the Administrative Agent shall have no obligation whatsoever to perform in any respect any of the Borrower's or any of its Subsidiaries' contracts or obligations relating to the Accounts.

          (g) After the end of each month, the Administrative Agent shall send the Borrower and each Lender a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders, the Issuing Lenders and the Borrower during that month. The monthly statements shall, absent manifest error, be final, conclusive and binding on the Borrower and the Lenders.

          5.04. Net Payments. (a) All payments made by the Borrower hereunder and under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political sub-division or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.04(b) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 5.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a
Section 5.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b). Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 5.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 5.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes.

Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          SECTION 6. Conditions Precedent to Credit Events on the Initial Borrowing Date. The obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit (including any Existing Letter of Credit deemed issued on the Effective Date as contemplated by Section 3.01(c)), on the Initial Borrowing Date, is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

          6.01. Effective Date; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Revolving Note executed by the Borrower and, if requested by the Swingline Lender, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

          6.02. Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date and signed on behalf of the Borrower by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 6.06 through 6.09, inclusive, and 7.01 have been satisfied on such date.

          6.03. Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Paul, Hastings, Janofsky & Walker LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (ii) from local counsel in each state in which a Mortgaged Property is located, an opinion in form and substance reasonably satisfactory to the Collateral Agent addressed to the Collateral Agent in its capacity as such, and each of the Lenders, dated the Initial Borrowing Date and covering such matters incident to the transactions contemplated herein as the Collateral Agent may reasonably request including but not limited to the enforceability of each Mortgage.

          6.04. Company Documents; Proceedings; etc. (a) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Initial Borrowing Date, signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, certifying that copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents) filed with the SEC are true and correct, as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent.

          (b) On the Initial Borrowing Date, all company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of company proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper company or Governmental Authorities.

          (c) On the Initial Borrowing Date and after giving effect to the Transaction, the capital structure (including, without limitation, the terms of any capital stock, options, warrants or other securities issued by Holdings and its Subsidiaries) and management of Holdings, the Borrower and their respective Subsidiaries shall be in form and substance reasonably satisfactory to the Agents.

          6.05. Shareholders' Agreements; Management Agreements; Existing Indebtedness Agreements; and Tax Allocation Agreements. (a) On or prior to the Initial Borrowing Date, there shall have been made available to the Administrative Agent by the Borrower true and correct copies of the following documents as same will be in effect on the Initial Borrowing Date after the consummation of the Transaction, certified as such by the Borrower (in the case of the agreements referred to in clause (i), (ii) and (iv) below):

          (i) all written agreements (including, without limitation, shareholders' agreements, subscription agreements and registration rights agreements) entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock or other Equity Interests and any agreements entered into by shareholders relating to any such entity with respect to its capital stock or other Equity Interests (collectively, the "Shareholders' Agreements");

          (ii) all material written agreements (including employment agreements but limited to those of executive management and division presidents) entered into by Holdings or any of its Subsidiaries with respect to the management of Holdings or any of its Subsidiaries after giving effect to the Transaction (including consulting agreements and other management advisory agreements) (collectively, the "Management Agreements");

          (iii) all agreements evidencing or relating to any material Existing Indebtedness of Holdings or any of its Subsidiaries (collectively, the "Existing Indebtedness Agreements"); and

          (iv) any tax sharing or tax allocation agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Tax Allocation Agreements");

all of which Shareholders' Agreements, Management Agreements, Existing Indebtedness Agreements and Tax Allocation Agreements shall be in form and substance reasonably satisfactory to the Agents and shall be in full force and effect on the Initial Borrowing Date.

          6.06. Outstanding Indebtedness and Preferred Equity. On the Initial Borrowing Date and after giving effect to the consummation of the Transaction (including the Intermediate Holdco Prepayment Consummation as if the same had occurred on such date), Holdings and its Subsidiaries shall have no outstanding Preferred Equity or Indebtedness, except for (i) Indebtedness pursuant to or in respect of the Credit Documents, (ii) Indebtedness pursuant to or in respect of the Existing Senior Notes Documents in an aggregate outstanding principal amount not to exceed $1,125,000,000, (iii) intercompany Indebtedness incurred by the Bermuda Company pursuant to the Intercompany Distribution Transactions, (iv) Intercompany Scheduled Existing Indebtedness (it being understood and agreed that, for the purposes of this Section 6.06, such Intercompany Scheduled Existing Indebtedness shall be determined as of February 25, 2006) (v) existing Indebtedness of the Borrower and its Subsidiaries of the type described in clauses (viii), (xiii) and (xviii) of Section 10.04(b) in an aggregate principal amount not to exceed the principal amount of such Indebtedness permitted by such
Section 10.04, (vi) Synthetic Lease obligations arising under the lease entered into in connection with the Sale-Leaseback Transaction, (vii) Indebtedness pursuant to the Existing Credit Agreement and (viii) such other existing indebtedness of Holdings and its Subsidiaries, if any, as shall be permitted by the Administrative Agent and Required Lenders to remain outstanding (all of which Indebtedness described in this clause (viii) (other than immaterial Contingent Obligations of Subsidiaries of the Borrower that represent guaranties of obligations other than Indebtedness) shall be required to be specifically listed as Third Party Scheduled Existing Indebtedness on Part A of Schedule IV); for the avoidance of doubt, preceding clauses (iv), (v), (vi) and (viii) shall in no event include any Indebtedness under, or with respect to, the HQ Lease Agreements (as defined in the Original U.S. Security Agreement (as defined in the Term Credit Agreement)), which Indebtedness has been paid in full (and related commitments with respect thereto terminated) prior to the Effective Date. On and as of the Initial Borrowing Date, all Indebtedness described in the immediately preceding sentence shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any breach, required repayment, required offer to purchase, default, event of default or termination rights existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby and there shall not be any amendments or modifications to the Existing Indebtedness Agreements (other than as requested or approved by the Agents and the Required Lenders). On and as of the Initial Borrowing Date, the Agents and the Required Lenders shall be satisfied with the amount of and the terms and conditions of all Indebtedness described above in this Section 6.06.

          6.07. Refinancing; Original Credit Agreement; etc. (a) On the Initial Borrowing Date (and concurrently with the Credit Events occurring on such date), Intermediate Holdco shall have (i) prepaid all of the outstanding Intermediate Holdco Indebtedness (other than indemnities not then due and payable) (including, without limitation, the call or other premiums payable in connection therewith and all accrued and unpaid interest thereon up to and including the Intermediate Holdco Prepayment Date) in accordance with, and pursuant to, the terms of the Intermediate Holdco Credit Agreement and the other Intermediate Holdco Credit Documents (and shall have obtained all necessary amendments or waivers required thereunder to give effect to the foregoing, on terms satisfactory to the Administrative Agent) or (ii) (A) submitted to the Agent (as defined in the Intermediate Holdco Credit Agreement) an irrevocable notice of prepayment (the "Intermediate Holdco Irrevocable Prepayment Notice") of all of the outstanding Intermediate Holdco Indebtedness (other than customary indemnities) pursuant to, and in accordance with, the terms of the Intermediate Holdco Credit Agreement (including, without limitation, Section 4.01 thereof) and the other Intermediate Holdco Credit Documents (with a copy of such notice to the Administrative Agent and the Intermediate Holdco Paying Agent (as defined below)) specifying that such prepayment shall occur on a fixed date (which shall be a Business Day) no later than on the 35th day following the mailing of such Intermediate Holdco Irrevocable Prepayment Notice (the "Intermediate Holdco Prepayment Date"), (B) deposited with DBNY, as paying agent (in such capacity, and including any successor appointed pursuant to Section 12.10, the "Intermediate Holdco Paying Agent"), amounts borrowed under the Term Credit Agreement and this Agreement sufficient to, and for the exclusive purpose, of prepaying all of the outstanding Intermediate Holdco Indebtedness on the Intermediate Holdco Prepayment Date (including, without limitation, the call or other premiums payable in connection therewith and all accrued and unpaid interest thereon up to and including the Intermediate Holdco Prepayment Date) in accordance with, and pursuant to, the terms of the Intermediate Holdco Credit Documents (collectively, the "Intermediate Holdco Prepayment Funds"), on terms and pursuant to escrow arrangements reasonably satisfactory to the Administrative Agent and (C) concurrently with the deposit of the Intermediate Holdco Prepayment Funds, deliver to the Intermediate Holdco Paying Agent (with a copy to the Administrative Agent), a written irrevocable letter of instruction (in form and substance reasonably satisfactory to the Administrative Agent), executed by Intermediate Holdco and Corporate Holdco, directing the Intermediate Holdco Paying Agent to (I) hold the Intermediate Holdco Prepayment Funds in escrow until the Intermediate Holdco Prepayment Date and (II) release, disburse and apply the Intermediate Holdco Prepayment Funds on the Intermediate Holdco Prepayment Date, in accordance with the Intermediate Holdco Credit Agreement for the exclusive purpose of prepaying all of the outstanding Intermediate Holdco Indebtedness on such date (the foregoing, collectively, the "Intermediate Holdco Refinancing"). On the Initial Borrowing Date, (x) the Administrative Agent shall have received true and correct copies of all Refinancing Documents relating to the Intermediate Holdco Refinancing, certified as such by an appropriate officer of the Borrower and (y) all terms and conditions of the Intermediate Holdco Refinancing and the Refinancing Documents governing the same shall be reasonably satisfactory to the Administrative Agent.

          (b) On the Initial Borrowing Date, Holdings, Intermediate Holdco and the Borrower shall have entered into the Term Credit Agreement and incurred the Term Loans thereunder and such agreement shall be in full force and effect.

          6.08. Adverse Change, Approvals. (a) Since December 31, 2005, nothing shall have occurred (and neither the Administrative Agent nor any Lender shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, individually or in the aggregate, (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction.

          (b) On or prior to the Initial Borrowing Date (i) all necessary governmental (domestic and foreign), regulatory and third party approvals and/or consents in connection with any Existing Indebtedness, the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect as of the Initial Borrowing Date and evidence thereof shall have been provided to the Administrative Agent, and (ii) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the Loans and the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the Loans or the other transactions contemplated by the Documents or otherwise referred to herein or therein.

          6.09. Litigation. On the Initial Borrowing Date, there shall be no actions, suits, proceedings or investigations pending or threatened (a) with respect to the Transaction or any documentation executed in connection therewith (including any Credit Document) or the transactions contemplated hereby and thereby, (b) with respect to any Existing Indebtedness or (c) which any Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, individually or in the aggregate, (i) a Material Adverse Effect or (ii) a material adverse effect on the Transaction.

          6.10. Subsidiaries Guaranty; Intercompany Subordination Agreement. (a) On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit G (as amended, modified and/or supplemented from time to time, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

          (b) On the Initial Borrowing Date, each Credit Party and each other Subsidiary of Holdings which is an obligee or obligor with respect to any Intercompany Debt shall have duly authorized, executed and delivered the Intercompany Subordination Agreement in the form of Exhibit H hereto (as amended, modified, restated and/or supplemented from time to time, the "Intercompany Subordination Agreement"), and the Intercompany Subordination Agreement shall be in full force and effect.

          6.11. Pledge Agreement. In order to create in favor of Collateral Agent, for the benefit of the ABL Secured Parties, a valid, perfected Second Priority security interest in the personal property TL Priority Collateral, and a valid, perfected First Priority security interest in the personal property ABL Priority Collateral, on the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Pledge Agreement in the form of
Exhibit I (as amended, modified, restated and/or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Term Collateral Agent, as bailee under the Intercreditor Agreement, all of the Pledge Agreement Collateral, as applicable, referred to therein and then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated endorsements for transfer in the case of Equity Interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken, and the Pledge Agreement shall be in full force and effect.

          6.12. Security Agreement. In order to create in favor of Collateral Agent, for the benefit of the ABL Secured Parties, a valid, perfected Second Priority security interest in the personal property TL Priority Collateral, and a valid, perfected First Priority security interest in the personal property ABL Priority Collateral, on the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit J (as amended, modified, restated and/or supplemented from time to time, the "Security Agreement") covering all of such Credit Party's Security Agreement Collateral, together with:

          (i) proper financing statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement;

          (ii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests intended to be created by the Security Agreement; and

          (iii) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken, and the Security Agreement shall be in full force and effect.

          6.13. Mortgage; Title Insurance; Landlord Waivers; etc. On the Initial Borrowing Date, the Collateral Agent shall have received:

          (i) fully executed counterparts of Mortgages and corresponding UCC Fixture Filings, in form and substance reasonably satisfactory to the Collateral Agent, which Mortgages and UCC Fixture Filings shall cover each Real Property owned or leased by the Credit Agreement Parties and designated as a "Mortgaged Property" on Schedule V hereto, together with evidence that counterparts of such Mortgages and UCC Fixture Filings have been delivered to the title insurance company insuring the Lien of such Mortgage for recording;

          (ii) a Mortgage Policy relating to each Mortgage of the Mortgaged Property referred to above, issued by a title insurer reasonably satisfactory to the Collateral Agent, in an insured amount satisfactory to the Collateral Agent and insuring the Collateral Agent that the Mortgage on each such Mortgaged Property is a valid and enforceable second priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances, with each such Mortgage Policy
     (1) to be in form and substance reasonably satisfactory to the Collateral Agent, (2) to include, to the extent available in the applicable jurisdiction, supplemental endorsements (including, without limitation, endorsements relating to future advances under this Agreement and the Loans, usury, first loss, last dollar, tax parcel, subdivision, zoning, contiguity, variable rate, doing business, public road access, survey, environmental lien, mortgage tax and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Collateral Agent in its discretion may reasonably request), (3) to not include the "standard" title exceptions, a survey exception or an exception for mechanics' liens, and (4) to provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request;

          (iii) to induce the title company to issue the Mortgage Policies referred to in subsection (ii) above, such affidavits, certificates, information and instruments of indemnification (including, without limitation, a so-called "gap" indemnification) as shall be required by the Title Company, together with payment by the Borrower of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;

          (iv) to the extent obtainable on or prior to the Initial Borrowing Date, fully executed Landlord Personal Property Collateral Access Agreements and/or bailee agreements in respect of those Leaseholds of Holdings or any of its Domestic Subsidiaries designated as "Leaseholds Subject to Landlord Waivers" on Schedule V, each of which Landlord Personal Property Collateral Access Agreements and/or bailee agreements shall be in form and substance reasonably satisfactory to the Collateral Agent; and

          (v) to the extent requested by the Administrative Agent, copies of all leases in which Holdings or any of its Domestic Subsidiaries holds the lessor's interest or other agreements relating to possessory interests, if any; provided that, to the extent any of the foregoing affect such Mortgaged Property, to the extent requested by the Administrative Agent, such agreements shall be subordinate to the Lien of the Mortgage to be recorded against such Mortgaged Property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement (with any such agreement being reasonably acceptable to the Administrative Agent).

          6.14. Intercreditor Agreement. On the Initial Borrowing Date, each Subsidiary Guarantor, the Collateral Agent (for and on behalf of the ABL Secured Parties) and the Term Collateral Agent (for and on behalf of the Term Secured Parties) shall have duly authorized, executed and delivered the Intercreditor Agreement in the form of Exhibit K (as amended, modified, restated and/or supplemented from time to time, the "Intercreditor Agreement"), and the Intercreditor Agreement shall be in full force and effect.

          6.15. Financial Statements; Pro Forma Balance Sheet; Projections. On or prior to the Initial Borrowing Date, the Administrative Agent shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 9.01, which historical financial statements, pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

          6.16. Solvency Certificate; Insurance Certificates, etc. On the Initial Borrowing Date, the Administrative Agent shall have received:

          (i) a solvency certificate from the chief financial officer of Holdings in the form of Exhibit L hereto dated the Initial Borrowing Date, and supporting the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Borrower (on a stand-alone basis), the Borrower and its Subsidiaries (on a consolidated basis), and Holdings and its Subsidiaries (on a consolidated basis), in each case, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its or their respective businesses and will not have incurred debts beyond its or their ability to pay such debts as they mature and become due;

          (ii) certificates of insurance complying with the requirements of
     Section 9.03 for the business and properties of Holdings and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee, and stating that such insurance shall not be canceled or materially revised without at least 30 days' prior written notice by the insurer to the Collateral Agent; and

          (iii) if requested by the Administrative Agent, environmental and hazardous substance analyses with respect to the Real Property of Holdings and its Subsidiaries in scope, form and substance reasonably acceptable to the Administrative Agent and the Required Lenders, together with a satisfactory reliance letter addressed to the Administrative Agent and the Lenders.

          6.17. Fees, etc. On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent (and its relevant affiliates) and each Lender all costs, fees and expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby payable to the Administrative Agent or such Lender to the extent then due.

          6.18. Appraisal and Collateral Examination. On or prior to the Initial Borrowing Date, Collateral Agent shall have received (x) an appraisal of the Inventory of the Borrower and the Wholly-Owned Subsidiary Guarantors and (y) a collateral examination of the Inventory and Accounts of the Borrower and Wholly-Owned Subsidiary Guarantor, in each case, in scope, and from a third-party appraiser and a third-party consultant, respectively, reasonably satisfactory to Administrative Agent, and the results of such appraisal and collateral examination shall be in form and substance reasonably satisfactory to Administrative Agent.

          6.19. Borrowing Base Certificate; Liquidity. (a) The Administrative Agent shall have received the initial Borrowing Base Certificate pursuant to
Section 9.01(l), with customary supporting documentation and supplemental reporting to be agreed upon between Administrative Agent and the Borrower.

          (b) On the Initial Borrowing Date, after giving effect to Transactions (and the Credit Events hereunder), the Borrowing Availability shall equal or exceed $75,000,000.

          In determining the satisfaction of the conditions specified in this
Section 6, (x) to the extent any item is required to be satisfactory to any Lender, such item shall be deemed satisfactory to each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Initial Borrowing Date that the respective item or matter does not meet its satisfaction and (y) in determining whether any Lender is aware of any fact, condition or event that has occurred and which would reasonably be expected to have a Material Adverse Effect or a material adverse effect of the type described in Section 6.07, each Lender which has not notified the Administrative Agent in writing prior to the occurrence of the Initial Borrowing Date of such fact, condition or event shall be deemed not to be aware of any such fact, condition or event on the Initial Borrowing Date. Upon the Administrative Agent's good faith determination that the conditions specified in this Section 6 have been met (after giving effect to the preceding sentence), then the Initial Borrowing Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Initial Borrowing Date shall not release Holdings or the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in this Section 6).

          SECTION 7. Conditions Precedent to All Credit Events.

          The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date), and the obligation of each Issuing Lender to issue Letters of Credit (including Letters of Credit issued, or Existing Letters of Credit deemed issued, on the Initial Borrowing Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          7.01. Limitation on Cash on Hand. The aggregate amount of Unrestricted Cash owned or held by the Borrower and its Domestic Subsidiaries (determined after giving pro forma effect to the making of each such Revolving Loan and/or Swingline Loan and the application of proceeds therefrom and from any other Unrestricted Cash on hand (to the extent such proceeds and/or other Unrestricted Cash are actually utilized by the Borrower and/or any other Subsidiary of Holdings on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan for a permitted purpose under this Agreement other than an investment in Cash Equivalents)) shall not exceed $25,000,000 for more than five consecutive Business Days (for purposes of Unrestricted Cash denominated in a currency other than Dollars, taking the Dollar Equivalent of such Unrestricted Cash as determined on the date of the incurrence of the respective such Revolving Loan and/or Swingline Loan).

          7.02. No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.03. Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 2.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit (other than the Existing Letters of Credit), the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 3.03(a).

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Agreement Party to the Administrative Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events on the Initial Borrowing Date) and in this
Section 7 (with respect to Credit Events on or after the Initial Borrowing Date) and applicable to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 6 and in this Section 7, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

          SECTION 8. Representations, Warranties and Agreements.

          In order to induce the Lenders to enter into this Agreement, to make (and/or continue) the Loans and issue and/or participate in the Letters of Credit as provided for herein, each Credit Agreement Party makes the following representations, warranties and agreements with the Lenders, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance (or deemed issuance) of the Letters of Credit a (with the occurrence of the Effective Date and each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 8 are true and correct in all material respects on and as of the Effective Date and on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

          8.01. Company Status. Each of Holdings and each of its Subsidiaries
(i) is a duly organized and validly existing Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent) and where the failure to be so qualified has had, or could reasonably be expected to have, a Material Adverse Effect.

          8.02. Company Power and Authority. Each Credit Party and each Subsidiary thereof has the Company power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party and each Subsidiary thereof has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          8.03. No Violation. (a) Neither the execution, delivery or performance by any Credit Party or any Subsidiary thereof of the Documents to which it is a party, nor compliance by any Credit Party or any such Subsidiary with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material property or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which Holdings or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject (including, without limitation, the Existing Senior Notes Documents, the Intermediate Holdco Senior Notes Indenture, the other Existing Indebtedness Agreements, and, on and after the execution and delivery thereof, the Holdings Senior Notes Indenture, any Wellbeing Project Financing Document, any Permitted Senior Notes Indenture and any Permitted Refinancing Senior Notes Document) or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of Holdings or any of its Subsidiaries.

          (b) Without limiting the generality of the foregoing in Section
8.03(a):

          (i) this Agreement, together with the Term Credit Agreement, constitute (individually and collectively) the "Credit Agreement" under, and as defined in, each Existing Senior Notes Indenture;

          (ii) the incurrence by the Borrower of the Loans and other Indebtedness hereunder under on the Initial Borrowing Date and on the date of each subsequent Credit Event will not violate any of (I) Section 1014 of the Existing 2009 Senior Notes Indenture or any other provision thereof,
     (II) Section 4.9 of the Existing 2010 Senior Notes Indenture or any other provision thereof, (III) Section 4.9 of the Existing 2011 Senior Notes Indenture or any other provision thereof, or (IV) Section 1014 of the Existing 2013 Senior Notes Indenture or any other provision thereof and, without limiting the foregoing, on the Initial Borrowing Date, neither the incurrence of any Loans to be incurred on such date, nor the incurrence of Indebtedness in the full amount of the commitments available under the Term Credit Agreement and pursuant to the Total Credit-Linked Commitment (as if, in each case, such commitments were fully utilized on such date), would violate any of the sections specifically set forth above (or any other provision) of the Existing Senior Notes Indentures;

          (iii) on the Initial Borrowing Date, (x) all Subsidiary Guarantors and
     (y) all Borrowers (as defined in, and pursuant to, the Term Credit Agreement), are "Restricted Subsidiaries" under, and as defined in, each Existing Senior Notes Indenture and have executed and delivered guaranties in accordance with the requirements of the respective Existing Senior Notes Indentures; and

          (iv) for the purpose of the definition of "Permitted Indebtedness" under, and as defined in, each Existing Senior Notes Indenture, on the Initial Borrowing Date no repayment of term loans and/or permanent commitment reductions in the revolving credit portion of the Credit Agreement (as defined therein) has theretofore occurred (whether prior to, or on, the Initial Borrowing Date) which has resulted in any reduction to the maximum aggregate amount of Indebtedness permitted to be incurred pursuant to, or under, the Credit Agreement (as defined therein) in accordance with the applicable Existing Senior Notes Indenture.

          8.04. Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Senior Officer, threatened
(i) with respect to any Credit Document, (ii) with respect to the Transaction or any other Document or (iii) that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

          8.05. Use of Proceeds; Margin Regulations. (a) All proceeds of Revolving Loans and Swingline Loans shall be used for the Borrower's and its Subsidiaries' ongoing working capital requirements and general corporate purposes (including (x) to effect Permitted Acquisitions (to the extent permitted by this Agreement) and (y) to (i) make intercompany loans to Intermediate Holdco pursuant to Section 10.05(xxi) to be utilized for the purposes described in subclause (v) thereof and/or (ii) pay Dividends to Intermediate Holdco pursuant to Section 10.06(ix) to be utilized for the purposes described in subclause (v) thereof but (z) excluding payments in connection with the Transaction, except as set forth in the immediately succeeding proviso).

          (b) At the time of each Credit Event occurring on or after the Effective Date, the aggregate value of all Margin Stock (other than treasury stock) owned by Holdings and its Subsidiaries (for such purpose, using the initial purchase price paid by Holdings or such Subsidiary for the respective shares of Margin Stock) does not exceed $10,000,000. In addition, at the time of each Credit Event occurring on or after the Effective Date, the value of the Margin Stock at any time owned by Holdings and its Subsidiaries does not exceed 25% of the value of the assets of Holdings and its Subsidiaries taken as a whole. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

          8.06. Governmental Approvals. Except as may have been obtained or made on or prior to the Effective Date (and which remain in full force and effect on the Effective Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

          8.07. Investment Company Act. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          8.08. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of Holdings or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 8.08, such factual information shall not include the Projections or any projected financial information contained in any financial projections delivered pursuant to Section 9.01.

          8.09. Financial Condition; Financial Statements. (a) On and as of the Effective Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness (including the Loans) incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the Borrower (on a stand-alone basis), Holdings and its Subsidiaries (on a consolidated basis) and the Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of the Borrower (on a stand-alone basis), Holdings and its Subsidiaries (on a consolidated basis) and the Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 8.09(a), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (b) (i) The audited consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries at December 28, 2002, January 3, 2004 and January 1, 2005 and the related consolidated statements of income and cash flows and changes in shareholders' equity of the Borrower and its Consolidated Subsidiaries for the fiscal years of the Borrower ended on such dates, in each case furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Consolidated Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby and (ii) the Pro Forma Financial Statements present a good faith estimate of the consolidated pro forma financial condition of the Borrower and its Consolidated Subsidiaries and the pro forma results of operations of the Borrower and its Consolidated Subsidiaries for the respective periods covered thereby (after giving effect to the Transaction at the date thereof or for the period covered thereby). All of the financial statements referred to in clause (i) of the immediately preceding sentence have been prepared in accordance with U.S. GAAP consistently applied except to the extent provided in the notes to said financial statements.

          (c) Since December 31, 2005 (but after giving effect to the Transaction as if same had occurred immediately prior thereto), nothing has occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (d) Except as fully reflected in the financial statements described in
Section 8.10(b) and as otherwise permitted by Section 10.04, (i) there were as of the Effective Date (and after giving effect to any Loans made on such date), no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to Holdings and its Subsidiaries taken as a whole and (ii) no Credit Agreement Party knows of any basis for the assertion against Holdings or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

          (e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 8.9(b) and are based on good faith estimates and assumptions made by the management of Holdings, and on the Effective Date, the Borrower believe that the Projections are reasonable and attainable, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results contained therein. There is no fact known to any Credit Agreement Party or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

          8.10. Security Interests. On and after the Effective Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations covered thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that, subject to the provisions of the Intercreditor Agreement, (i) the Security Agreement Collateral may be subject to Permitted Liens, (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (i) and (v) of Section 10.03 and clause (y) of
Section 10.03(iii) and (iii) the security interest and mortgage lien created on any Mortgaged Property may be subject to the Permitted Encumbrances related thereto), in favor of the Collateral Agent (or such other trustee or sub-agent as may be required or desired under local law). No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Effective Date or on or prior to the execution and delivery thereof as contemplated by Sections 9.11, 9.14 and 10.12.

          8.11. Compliance with ERISA. (a) Schedule VI sets forth, as of the Effective Date, each Plan and each Multiemployer Plan. Each Plan (and each related trust, insurance contract or fund) is in compliance in all respects with its terms and in all respects with all applicable laws, including, without limitation, ERISA and the Code and in compliance with the following, except to the extent that any such noncompliances, individually or in the aggregate, would not result in a Material Adverse Effect; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (or the sponsor has applied for such determination letter within the remedial amendment period); (1) no Reportable Event has occurred; (2) to the knowledge of any Senior Officer, no Multiemployer Plan is insolvent or in reorganization; (3) no Plan has an Unfunded Current Liability; (4) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (5) all required contributions with respect to a Plan and a Multiemployer Plan have been made; (6) neither Holdings nor any Subsidiary of Holdings nor any ERISA Affiliate has incurred any outstanding material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or expects to incur any such material liability under any of the foregoing Sections with respect to any Plan or a Multiemployer Plan; (7) no condition exists which presents a material risk to Holdings or any Subsidiary of Holdings or any ERISA Affiliate of incurring a material liability to or on account of a Plan or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; (8) no involuntary proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; (9) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; (10) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of Holdings and its Subsidiaries and ERISA Affiliates to any Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event would not exceed $10,000,000; (11) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of Holdings, any Subsidiary of Holdings, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code other than any non-compliance which would not result in a material liability to Holdings or any Subsidiary of Holdings; (12) no lien imposed under the Code or ERISA on the assets of Holdings or any Subsidiary of Holdings or any ERISA

Affiliate exists, is likely to arise on account of any Plan or any Multiemployer Plan; and (13) and neither Holdings nor any Subsidiary of Holdings maintains or contributes to (a) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees and/or other former employees (other than as required by Section 601 of ERISA) or (b) any Plan, the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

          (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that such noncompliances, individually or in the aggregate, would not result in a Material Adverse Effect. All required contributions with respect to a Foreign Pension Plan have been made. Neither Holdings nor any of its Subsidiaries has incurred any material outstanding obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of Holdings' most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities or alternatively, the Foreign Pension Plan is funded in compliance with applicable law in all material respects and Holdings and its Subsidiaries have established adequate reserves for the present value of such accrued benefit liabilities under such Foreign Pension Plan in the financial statements delivered pursuant to Section 9.01(a) and (b).

          8.12. Capitalization. (a) On the Effective Date and after giving effect to the Transaction, the authorized capital stock of Holdings shall consist of 1,000 shares of common stock, $.001 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of Holdings, the "Holdings Common Stock"), of which 1000 shares are issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. As of the Effective Date, except as set forth on Part A of Schedule VII hereto, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          (b) On the Effective Date and after giving effect to the Transaction, all of the Equity Interests of Intermediate Holdco are owned by Holdings and pledged pursuant to the Pledge Agreement. Intermediate Holdco does not have outstanding any securities convertible into or exchangeable for its Equity Interests or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Equity Interests or any equity appreciation or similar rights.

          (c) On the Effective Date and after giving effect to the Transaction, the authorized capital stock of the Borrower shall consist of 1000 shares of common stock, $.001 par value per share, of which 1000 shares were issued and outstanding, owned by Intermediate Holdco and delivered for pledge pursuant to the Pledge Agreement. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and free of preemptive rights. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

          8.13. Subsidiaries. On and as of the Effective Date and after giving effect to the Transaction, Holdings has no Subsidiaries other than Westlake Wellbeing Company LLC, The California Wellbeing Institute, LLC and Intermediate Holdco and its Subsidiaries, and Intermediate Holdco has no Subsidiaries other than those Subsidiaries listed on Schedule VIII. Schedule VIII correctly sets forth, as of the Effective Date and after giving effect to the Transaction, (i) the percentage ownership (direct and indirect) of Intermediate Holdco in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary of Intermediate Holdco have been duly and validly issued, are fully paid and non-assessable and, in the case of Non-Wholly Owned Subsidiaries of the Borrower, have been issued free of preemptive rights. Except as set forth on Part B of Schedule VII attached hereto, no Subsidiary of Intermediate Holdco has outstanding any securities convertible into or exchangeable for its capital stock or other Equity Interests or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or other Equity Interests or any stock appreciation or similar rights. Except for the existing investments described on
Schedule IX, as of the Effective Date, neither Holdings nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any other Equity Interests in, any Person other than its Subsidiaries indicated on Schedule VIII.

          8.14. Intellectual Property, etc. Each of Holdings and each of its Subsidiaries owns or has the right to use all domestic and foreign patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, in each case necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

          8.15. Compliance with Statutes; Agreements, etc. Each of Holdings and each of its Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, except such non-compliances as have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          8.16. Environmental Matters. (a) Each of Holdings and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable

Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither Holdings nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing. There are no pending or past or, to the knowledge of any Senior Officer, threatened Environmental Claims against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by Holdings or any of its Subsidiaries of any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including, to the knowledge of a Senior Officer, any Real Property formerly owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries) or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by Holdings or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries except in compliance with all applicable Environmental Laws and in connection with the operation, use and maintenance of such Real Property by Holdings' or such Subsidiary's business. Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by Holdings or any of its Subsidiaries or by any person acting for or under contract to Holdings or any of its Subsidiaries, or to the knowledge of any Credit Agreement Party, by any other Person in respect of Real Property owned, leased or operated by Holdings or any of its Subsidiaries (including, to the knowledge of any Credit Agreement Party, any Real Property owned, leased or operated by Holdings or any of its Subsidiaries but no longer owned, leased or operated by Holdings or any of its Subsidiaries), except in compliance with all applicable Environmental Laws in all material respects.

          (c) Notwithstanding anything to the contrary in this Section 8.16, the representations made in this Section 8.16 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Hazardous Materials, Releases and presence of underground storage tanks, in each case of the types described above, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          8.17. Properties. All Real Property (other than Real Property with an individual Fair Market Value less than $1,000,000 as of the Effective Date) and vessels owned by Holdings or any of its Subsidiaries, and all material leaseholds leased by Holdings or any of its Subsidiaries, in each case as of the Effective Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Schedule V (and, to the extent that any such Real Property (or any portion thereof) constitutes "Principal Property" (as defined in any of the Existing Senior Note Indentures), Schedule XVII correctly identifies such Real Property (or the applicable portion thereof) as "Principal Property"). Each of Holdings and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property and vessels reflected in Schedule XVII and in the financial statements (including the Pro Forma Financial Statements) referred to in Section 8.10(b) (except (x) such properties sold in the ordinary course of business since the dates of the respective financial statements referred to therein, (y) such properties otherwise sold as permitted by the terms of this Agreement and (z) such Real Properties owned by the Borrower or any of its Subsidiaries which may be subject to immaterial defects of title which do not impair the use of such Real Property or the business conducted by the Borrower or such Subsidiary thereon), free and clear of all Liens, other than Permitted Liens.

          8.18. Labor Relations. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, before the National Labor Relations Board or any similar foreign tribunal or agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against Holdings or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as has not had, or could reasonably be expected to have, a Material Adverse Effect.

          8.19. Tax Returns and Payments. Holdings and each of its Subsidiaries has timely filed (including applicable extensions) with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and each of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Holdings and each of its Subsidiaries as a whole for the periods covered thereby. Holdings and each of its Subsidiaries have paid all material taxes payable by them other than those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with U.S. GAAP. Except as set forth on Schedule X hereto, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Senior Officer, threatened by any authority regarding any taxes relating to Holdings and each of its Subsidiaries. Except as set forth on Schedule X hereto, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          8.20. Scheduled Existing Indebtedness. Schedule IV sets forth a true and complete list of all Indebtedness of Holdings and its Subsidiaries as of the Effective Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans and Term Loans on such date (exclusive of (i) Indebtedness pursuant to this Agreement and the other Credit Documents,
(ii) Indebtedness pursuant to the Term Credit Agreement and the other


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Term Credit Documents, (iii) Indebtedness pursuant to the Existing Senior Notes
Documents and the Intermediate Holdco Senior Notes Documents, (iv) intercompany Indebtedness pursuant to the Intercompany Distribution Transactions, (v) Indebtedness of Holdings and/or any of its Subsidiaries of the types described in clauses (viii), (xiii) and (xviii) of Section 10.04, (vi) Synthetic Lease obligations arising under the lease entered into in connection with the Sale-Leaseback Transaction, and (vii) immaterial Contingent Obligations of Subsidiaries of the Borrower that represent guaranties of obligations other than Indebtedness), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective borrower and any other entity which directly or indirectly guarantees such debt. Part A of Schedule IV lists all Indebtedness as described in the immediately preceding sentence which is owed to Persons other than Holdings or any of its Subsidiaries (after giving effect to the consummation of the Transaction) (with all such Indebtedness being herein called "Third Party Scheduled Existing Indebtedness") and Part B of Schedule VI lists all Indebtedness as described in the immediately preceding sentence which is owed to Holdings and its Subsidiaries as of February 25, 2006 (with all of such Indebtedness being herein called "Intercompany Scheduled Existing Indebtedness").

          8.21. Insurance. Set forth on Schedule XI hereto is a true, correct and complete summary of all insurance maintained by Holdings and its Subsidiaries on and as of the Effective Date, with the amounts insured (and any deductibles) set forth therein.

          8.22. Transaction. At the time of consummation thereof, each element of the Transaction shall have been consummated in all material respects in accordance with the terms of the relevant Documents therefor and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate each element of the Transaction in accordance with the terms of the relevant Documents therefor and all applicable laws have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained). Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon any element of the Transaction, the occurrence of any Credit Event, or the performance by Holdings or any of its Subsidiaries of their respective obligations under the Documents and in accordance with all applicable laws.

          8.23. Special Purpose Corporations. (a) Holdings has no significant assets (other than (v) cash and Cash Equivalents held by Holdings representing proceeds from the Wellbeing Project Financing, (w) the Equity Interests of Intermediate Holdco, Westlake Wellbeing LLC and The California Wellbeing Institute, LLC, (x) after the issuance thereof, the Equity Interests of each of the Unrestricted Wellbeing Joint Venture, (y) Intercompany Notes evidencing intercompany loans permitted to be made by Holdings pursuant to Section 10.05, and (z) immaterial assets used for the performance of those activities permitted to be performed by Holdings pursuant to Section 10.01(b)) or liabilities (other than under this Agreement and the other Documents (including the Term Credit Documents) to which it is a party (including, the Wellbeing Project Financing Documents), those liabilities permitted to be incurred by Holdings pursuant to
Section 10.01(b) and, as and when issued from time to time in accordance with the terms of this Agreement, under Shareholder Subordinated Notes).


                                      -108-

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          (b) Intermediate Holdco has no significant assets (other than Equity
Interests of the Borrower and Corporate Holdco, Intercompany Notes evidencing intercompany loans permitted to be made by Intermediate Holdco pursuant to
Section 10.05 and immaterial assets used for the performance of those activities permitted to be performed by Intermediate Holdco pursuant to Section 10.01(j)) or liabilities (other than under this Agreement and the other Documents to which it is a party (including the Intermediate Holdco Documents) and those liabilities permitted to be incurred by Intermediate Holdco pursuant to Section 10.01(j)).

          (c) Corporate Holdco has no significant assets (other than immaterial assets used for the performance of those activities permitted to be performed by Corporate Holdco pursuant to Section 10.01(k)) or liabilities (other than under this Agreement and the other Documents to which it is a party (including the Intermediate Holdco Documents and the Term Credit Documents) and those liabilities permitted to be incurred by Corporate Holdco pursuant to Section 10.01(k)).

          8.24. Subordination. (a) The subordination provisions contained in the Existing Senior Notes Documents and, on and after the execution and delivery thereof, the Permitted Senior Notes Documents and the Permitted Refinancing Senior Notes Documents are enforceable against (i) the Subsidiary Guarantors party thereto, (ii) in the case of any Permitted Senior Notes Document or Permitted Refinancing Senior Notes Document providing for subordination of the Borrower's obligations thereunder, the Borrower and (iii) the holders of the Existing Senior Notes, the Permitted Senior Notes or the Permitted Refinancing Senior Notes, as the case may be. All Guaranteed Obligations (as defined in the Subsidiaries Guaranty) of the Subsidiary Guarantors and, in the case of any Permitted Senior Notes Document or Permitted Refinancing Senior Notes Document providing for subordination of the Borrower's obligations thereunder, all Obligations of the Borrower under the Credit Documents to which it is a party, are within the definitions of "Guarantor Senior Debt" and "Designated Guarantor Senior Debt" or "Senior Debt" and "Designated Senior Debt", as applicable, included in such subordination provisions.

          (b) On and after the execution and delivery of the Shareholder Subordinated Notes, the subordination provisions contained therein will be enforceable against Holdings and the holders of the Shareholder Subordinated Notes, and all Obligations of Holdings hereunder and under the other Credit Documents to which it is a party are within the definitions of "Senior Debt" included in such subordination provisions.

          8.25. Aggregate Borrowing Base Calculation. The calculation by the Borrower of the Borrowing Base and the valuation thereunder is complete and accurate in all respects.

          SECTION 9. Affirmative Covenants.

          Each Credit Agreement Party hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit have been terminated, and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:


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          9.01. Information Covenants. Holdings or the Borrower will furnish, or will cause to be furnished, to the Administrative Agent (who shall furnish to each Lender):

          (a) Monthly Reports. Within 30 days after the end of each Fiscal Month of the Borrower (other than the last Fiscal Month of each Fiscal Quarter of the Borrower), the balance sheet of the Borrower and its Consolidated Subsidiaries (and, if available the Borrower agrees to use its commercially reasonable efforts to make same available, of the U.S. Dole Group) as at the end of such Fiscal Month and the related consolidated statement of income for such Fiscal Month and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Month.

          (b) Quarterly Financial Statements. Within 3 Business Days following the 45th day after the close of the first three quarterly accounting periods in each Fiscal Year of the Borrower (i) (x) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year and the budgeted figures for such quarterly period as set forth in the respective financial projections theretofore delivered pursuant to
     Section 9.01(d), (y) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, and (z) the consolidated balance sheets of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such quarterly accounting period and the related consolidated statements of income of each such group for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, all of the foregoing of which shall be in reasonable detail and, in the case of the financial statements described in subclause (x) above, be certified by the senior financial officer or other Authorized Officer of Holdings or the Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of the Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and/or changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period; provided, however, that for any quarterly accounting period for which the Borrower has filed a Form 10-Q Report with the SEC and the Chief Financial Officer or other Authorized Officer of Holdings has delivered to the Administrative Agent a certificate certifying that the Parent Business Condition has been satisfied for such quarterly accounting period, the furnishing of (I) the Borrower's Form 10-Q Report filed with the SEC for such quarterly accounting period and (II) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period, shall satisfy the requirements of subclause
     (i) and (ii) of this Section 9.01(b).


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

          (c) Annual Financial Statements. Within 3 Business Days following the 90th day after the close of each Fiscal Year of the Borrower (or, in the case of the Fiscal Year of the Borrower ended December 31, 2005, on the date on which the Credit Agreement Parties shall have filed a Form 10-K Report with the SEC for such Fiscal Year (and, in any event, no later than April 28, 2006)), (i) (x) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and stockholders' equity and of cash flows for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year and comparable budgeted figures for such Fiscal Year as set forth in the respective financial projections delivered pursuant to Section 9.01(d), (y) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statements of income of each Business Segment for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year and (z) the consolidated balance sheet of each of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such Fiscal Year and the related consolidated statements of income of each such group for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year, (ii) in the case of the financial statements referred to in subclause (i)(x) above (except for such comparable budgeted figures), together with a certification by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing as shall be acceptable to the Administrative Agent, in each case to the effect that (I) such statements fairly present in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with U.S. GAAP applied on a basis consistent with prior years and (II) in the course of its regular audit of the business of the Borrower and its Consolidated Subsidiaries, which audit was conducted in accordance with U.S. GAAP (and made without qualification or expression of uncertainty, in each case as to going concern), no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof, and (iii) management's discussion and analysis of the important operational and financial developments during such Fiscal Year; provided, however, that for any Fiscal Year for which the Borrower has filed a Form 10-K Report with the SEC and the Chief Financial Officer or other Authorized Officer of Holdings has delivered to the Administrative Agent a certificate (x) certifying that the Parent Business Condition has been satisfied during such Fiscal Year and (y) setting forth the aggregate amount of Dividends paid to Intermediate Holdco by the Borrower during such Fiscal Year pursuant to Sections 10.06(iii), (iv), (v) and (ix), the furnishing of (I) the Borrower's Form 10-K Report filed with the SEC for such Fiscal Year and (II) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statement of income of such Business Segment for such Fiscal Year, shall satisfy the requirements of subclause (i) and (iii) of this Section 9.01(c).

          (d) Financial Projections, etc. Not more than 60 days after the commencement of each Fiscal Year of the Borrower, financial projections in form reasonably satisfactory to the Administrative Agent (including projected statements of income, sources and uses of cash and balance sheets, taking into account any Significant Asset

     Sales intended to be consummated during such Fiscal Year) prepared by the Borrower (i) for the four Fiscal Quarters of such Fiscal Year prepared in detail and (ii) for each of the immediately succeeding two Fiscal Years prepared in summary form, in each case, on a consolidated basis, for the Borrower and its Consolidated Subsidiaries and setting forth, with appropriate discussion, the principal assumptions upon which such financial projections are based.

          (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 9.01(a), (b) and (c), (with respect to clause (c) for each Fiscal Year ended on or after the Initial Borrowing Date), a certificate of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall (i) if delivered in connection with the financial statements required by Section 9.01(a) or (b), (x) set forth in reasonable detail the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 5.02, 10.02, 10.04, 10.05, 10.06 and 10.08 (whether or not a Compliance Period is then in effect) and (y) the calculation of the Senior Secured Leverage Ratio as at the end of such Fiscal Quarter or Fiscal Year of the Borrower, as the case may be, (ii) if delivered with the financial statements required by Section 9.01(b), set forth in reasonable detail (x) the amount of (and the calculations required to establish the amount of) Excess Cash Flow and Adjusted Excess Cash Flow for the respective Excess Cash Flow Payment Period and (y) the amount required to be paid pursuant to Section 4.02(f) on the relevant Excess Cash Payment Date, and (iii) certify that there have been no changes to Annexes A through G of the Security Agreement, Annexes A through G of the Pledge Agreement and the annexes or schedules to any other Security Document, in each case since the Initial Borrowing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 9.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Credit Agreement Parties and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

          (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days after a Senior Officer obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action Holdings or such Subsidiary proposes to take with respect thereto, (ii) any litigation or proceeding pending or threatened
     (x) against Holdings or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to the Term Credit Agreement, any Existing Senior Notes Document, any Intermediate Holdco Credit Document or, on and after the execution and delivery thereof any Permitted Senior Notes Document or any Permitted Refinancing Senior Notes Document, (iii) any Material Governmental Investigation pending or threatened against Holdings or any of its Subsidiaries and (iv) any other event, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect.

          (g) Management Letters. Promptly upon receipt thereof, a copy of any "management letter" submitted to Holdings or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the financial statements of Holdings or any of its Subsidiaries and management's responses thereto.

          (h) Environmental Matters. Within five Business Days after a Senior Officer obtains knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, has had, or could reasonably be expected to have, (a) a Material Adverse Effect or (b) a remedial cost to Holdings or any of its Subsidiaries in excess of $15,000,000), written notice of:

               (i) any pending or threatened Environmental Claim against Holdings or any of its Subsidiaries or any Real Property owned, leased or operated by Holdings or any of its Subsidiaries;

               (ii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that (x) results in noncompliance by Holdings or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries or any such Real Property;

               (iii) any condition or occurrence on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by Holdings or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

               (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by Holdings or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Holdings' response or proposed response thereto. In addition, the Borrower agrees to provide the Lenders (by delivery to the Administrative Agent) with copies of such detailed reports relating to any of the matters set forth in clauses
(i)-(iv) above as may reasonably be requested by the Administrative Agent or any Lender.

          (i) Reports. Within 3 Business Days following transmission thereof, copies of any filings and registrations with, and reports to, the SEC by Holdings or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as Holdings or any of its Subsidiaries shall send generally to the holders of Indebtedness or (following the public issuance of Equity Interests of Holdings or any of its Subsidiaries) their Equity Interests in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement).

          (j) New Subsidiaries; etc. Within 3 Business Days after the 45th day following the close of each of the first three Fiscal Quarters of each Fiscal Year of Holdings and within 3 Business Days after the 45th day following the close of each Fiscal Year of Holdings, (x) a list showing each Subsidiary of Holdings established, created or acquired during the respective Fiscal Quarter or Fiscal Year, and each Subsidiary which has had any Equity Interests transferred during the respective Fiscal Quarter or Fiscal Year (in each case describing in reasonable detail the respective transfer of Equity Interests), in each case naming the direct owner of all Equity Interests in such Subsidiary and describing such Equity Interests in reasonable detail, and certifying that each such Subsidiary, and each Credit Party which owns any Equity Interests therein, has taken all actions, if any, required pursuant to Sections 9.11 and 10.13 and the relevant Security Documents and certifying Holdings' compliance with the provisions of Section 9.17, and (y) a list of each Domestic Subsidiary of Holdings, if any, which has not been transferred to Holdings or one or more Domestic Subsidiary of Holdings pursuant to the requirements of Section 9.17(a) (by virtue of the first proviso to the second sentence of said
     Section 9.17(a)), and specifically stating the reasons therefor.

          (k) Annual Meetings with Lenders. At the request of the Administrative Agent, Holdings shall, within 120 days after the close of each Fiscal Year of the Borrower, hold a meeting (which may be by conference call or teleconference), at a time and place selected by Holdings and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous Fiscal Year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current Fiscal Year of the Borrower and its Subsidiaries.

          (l) Notice of Mandatory Repayments. On or prior to the date of any prepayment of the loans pursuant to Sections 5.02(c) through (f), inclusive, Holdings or the Borrower shall provide written notice of the amount of the respective repayment and the calculations therefor (in reasonable detail).

          (m) Compliance with Section 13.19. On or prior to the 90th day after the Initial Borrowing Date, an appropriate officer in the legal department of Holdings or the Borrower shall provide a written certification of compliance with all post-closing requirements set forth in Section 13.19 (including those actions required pursuant to Schedule XII), specifically listing any items where such compliance has not yet occurred (and, with respect to any such items where compliance has not yet occurred, stating the time frame in which it is expected that such actions shall be taken and the reasons such actions have not been completed). Without excusing any failure to comply with Section 13.19, if the certification provided above does not establish complete compliance with all requirements of Section
     13.19 (and Schedule XII), Holdings or the Borrower shall cause an appropriate officer in its legal department to furnish monthly updates thereafter, in each case showing in reasonable detail all compliances (and any non- compliances) with the requirements of Section 13.19. Such certifications shall no longer be required after the date upon which Holdings or the Borrower certifies that all actions required be taken pursuant to Section 13.19 (and Schedule XII) have been completed.


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

          (n) Hedging Agreements. At the time of the delivery of the financial statements provided for in Section 9.01(c), a schedule of all Interest Rate Protection Agreements and Other Hedging Agreements entered into by Holdings or any of its Subsidiaries with any Lender and/or any of its affiliates.

          (o) Borrowing Base Certificate. (w) On the Initial Borrowing Date, (x) not later than 5:00 P.M. (New York time) on the forty-fifth day following the end of the first Fiscal Month of the Borrower following the Closing Date, (y) not later than 5:00 P.M. (New York time) on the fifteenth Business Day following the end of each Fiscal Month of the Borrower thereafter and (z) during the continuance of a Borrowing Availability Limitation, not later than 5:00 p.m. (New York time) on the fifth Business Day after the end of each fiscal week of the Borrower (or at such other times as the Administrative Agent may request), a borrowing base certificate setting forth the Borrowing Base (with supporting calculations) substantially in the form of Exhibit M (each, a "Borrowing Base Certificate"), which shall be prepared (A) as of the end of the first Fiscal Month of 2006 in the case of the Initial Borrowing Base Certificate and (B) as of the last Business Day of fiscal month or week, as the case may be, of the Borrower in the case of each subsequent Borrowing Base Certificate (it being understood, however, that any Eligible Accounts reflected in any Borrowing Base Certificate may be as of the last Business Day of fiscal month or week, as the case may be, of the Borrower) provided, that, upon the occurrence and continuation of a Default or an Event of Default or if otherwise required by Administrative Agent in its Permitted Discretion, such Borrowing Base Certificates and any additional schedules and other information shall be delivered as often as reasonably requested by Administrative Agent. Each such Borrowing Base Certificate shall include such supporting information as may be requested from time to time by the Administrative Agent.

          (p) Field Examinations; Appraisals. Once during each Fiscal Year of Holdings and, at any time a Default, or Event of Default or Borrowing Availability Limitation exists, at such other times as the Administrative Agent may request, (x) an appraisal of the Inventory of the Borrower and its Subsidiaries and (y) a collateral examination of the Inventory and receivables of the Borrower and its Subsidiaries, in each case, in scope, and from a third-party appraiser and a third-party consultant, respectively, satisfactory to the Collateral Agent and completed at the cost and expense of the Borrower.

          (q) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

          9.02. Books, Records and Inspections. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with U.S. GAAP and which conform to all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or, if any Specified Default or, any Event of Default then exists, any

Lender, to visit and inspect, under guidance of officers of such Credit Agreement Party or such Subsidiary, any of the properties of such Credit Agreement Party or such Subsidiary, and to examine the books of account of such Credit Agreement Party or such Subsidiary and discuss the affairs, finances and accounts of such Credit Agreement Party or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may reasonably request.

          9.03. Insurance. (a) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (ii) furnish to the Administrative Agent, upon request by the Administrative Agent or any Lender, full information as to the insurance carried. Such insurance shall in any event include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.

          (b) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, at all times keep the respective property of such Credit Agreement Party and its Subsidiaries insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, any Credit Agreement Party or any of its Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to real property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers' compensation insurance), (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent and (iii) shall be deposited with the Collateral Agent.

          (c) If any Credit Agreement Party or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 9.03, or if any Credit Agreement Party or any of its Subsidiaries shall fail to so name the Collateral Agent as an additional insured, mortgagee or loss payee, as the case may be, or so deposit all certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon ten Business Days' notice to Holdings or the Borrower, to procure such insurance, and the Credit Agreement Parties agree jointly and severally to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

          9.04. Payment of Taxes. Each Credit Agreement Party will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Credit Agreement Parties or any of their Subsidiaries not otherwise permitted under Section 10.03(i); provided that no Credit Agreement Party or any of its Subsidiaries shall be required to pay any such tax, assessment,


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charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP.

          9.05. Existence; Franchises. Each Credit Agreement Party will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authorities to do business, licenses, certifications, accreditations and patents; provided, however, that nothing in this Section 9.05 shall prevent (i) sales of assets and other transactions by Holdings or any of its Subsidiaries in accordance with Section 10.02, (ii) the withdrawal by Holdings or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or
(iii) the dissolution of the Excluded Domestic Subsidiary or any Excluded Foreign Subsidiary.

          9.06. Compliance with Statutes; etc. (a) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliances as, individually or in the aggregate, have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Within 5 Business Days after each Credit Agreement Party is required by applicable law, statute, rule or regulation, such Credit Agreement Party shall file (or cause to be filed) with the SEC all reports, financial information and certifications required by applicable law, statute, rule or regulation.

          9.07. Compliance with Environmental Laws. (a) (i) Each Credit Agreement Party will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property and vessels now or hereafter owned, leased or operated by such Credit Agreement Party or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property and vessels free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither any Credit Agreement Party nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property or vessels owned, leased or operated by such Credit Agreement Party or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except as required in the ordinary course of business of Holdings and its Subsidiaries as conducted on the Original Effective Date and as allowed by (and in compliance with) applicable law or regulation and except for any failures to comply with the requirements specified in clause (i) or (ii) above, which, either individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect. If Holdings or any of its Subsidiaries, or any tenant or occupant of any Real Property or vessel owned, leased or operated by Holdings or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), each Credit Agreement Party agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at


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their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property or vessel except where the failure to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect.

          (b) At the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor (which may not simply be a desire for periodic review), at any time and from time to time, the Credit Agreement Parties will provide, at their sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm reasonably approved by the Administrative Agent, addressing the matters which gave rise to such request and estimating the potential costs of any removal, remedial or other corrective action in connection with any such matter. If a Credit Agreement Party fails to provide the same within 45 days after such request was made, the Administrative Agent may order the same, and the Credit Agreement Parties shall grant and hereby do grant, to the Administrative Agent and the Lenders and their agents, access to such Real Property and specifically grant the Administrative Agent and the Lenders and their agents an irrevocable non-exclusive license, subject to the right of tenants, to undertake such an assessment, all at the Credit Agreement Parties' joint and several expense.

          9.08. ERISA. As soon as possible and, in any event, within twenty (20) Business Days after Holdings, any Subsidiary of Holdings or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to the Administrative Agent written notice of the chief financial officer, vice president of human resources or other Authorized Officer of the Borrower setting forth, to the extent known, and in reasonable detail, such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by Holdings, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with, the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant, and any notices received by Holdings, such Subsidiary or ERISA Affiliate from the PBGC or other governmental agency or a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that Holdings has previously delivered to the Administrative Agent a notice (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, ..64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or
Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has been made more than sixty (60) days late; that a Plan or Multiemployer Plan has been or may be involuntarily terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has a material Unfunded Current Liability; that involuntary proceedings


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may be or have been instituted to terminate or appoint a trustee to administer a
Plan which is subject to Title IV of ERISA; that an involuntary proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; that Holdings, any Subsidiary of Holdings or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or
Multiemployer Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that Holdings or any Subsidiary of Holdings may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan in addition to the liability that existed on the Effective Date pursuant to any such plan or plans by an amount that would be material to Holdings or any Subsidiary of Holdings. To the extent that the financial statements set forth with particularity a liability for which notice would otherwise be required to be given hereunder, a separate notice thereof shall not be required hereunder. At the request of the Administrative Agent, Holdings and the Borrower will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. Holdings and the Borrower will also deliver upon written request to the Administrative Agent a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by Holdings, any Subsidiary of Holdings or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall, upon request of the Administrative Agent, be delivered to the Administrative Agent no later than twenty (20) Business Days after the date of such request. Holdings and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtain or retain (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing has not had, and could not reasonably be expected to have, a Material Adverse Effect.

          9.09. Good Repair. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment required to be used in its business are kept in reasonably good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

          9.10. End of Fiscal Years; Fiscal Quarters. Each Credit Agreement Party will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on the Saturday closest to


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December 31 of each calendar year and (ii) each of its, and each of its
Subsidiaries', fiscal quarters to end on the last day of each period described in the definition of "Fiscal Quarter"; provided that Foreign Subsidiaries of Holdings (other than the Bermuda Company and the Bermuda Partnership) shall not be required to maintain the fiscal year and fiscal quarter ends described above if it is not practicable for such Foreign Subsidiary to maintain same as a result of foreign statutes, rules or law applicable to such Foreign Subsidiary.

          9.11. Additional Security; Additional Guaranties; Actions with Respect to Non-Guarantor Subsidiaries; Further Assurances. (a) Each Credit Agreement Party will, and will cause its Subsidiaries which are Credit Agreement Parties or Subsidiary Guarantors to, grant to the Collateral Agent security interests and mortgages (each, an "Additional Mortgage") in: (i) each vessel acquired by such Person after the Initial Borrowing Date and having a value (for such purpose, using the initial purchase price paid by such Person for such vessel) in excess of $5,000,000, (ii) such fee-owned (or the equivalent) Real Property acquired by such Person after the Initial Borrowing Date and having a value (for such purpose, using the initial purchase price paid by such Person for such Real Property) in excess of $10,000,000 which is not covered by the original Mortgages, and (iii) such Leasehold Properties to which a respective landlord has granted its consent to the delivery of a Mortgage over such Leasehold Properties (each such Real Property referred to in preceding clause (ii) and this clause (iii), an "Additional Mortgaged Property"); provided, however, that if the aggregate value of all Second-Tier Material Real Properties (for such purpose, using the initial purchase price paid by such Person for the respective Second-Tier Material Real Property) acquired by such Persons after the Initial Borrowing Date which are not then covered by Mortgages, equals or exceeds $20,000,000, each Credit Agreement Party and each Subsidiary Guarantor shall grant to the Collateral Agent security interests and mortgages in all such Second-Tier Material Real Properties owned by any such Person which are not then covered by Mortgages (and not just those required to reduce the aggregate value of all Second-Tier Material Real Properties (determined as provided above) at such time below $20,000,000). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of a relevant existing Mortgage or in such other form as is reasonably satisfactory to the Administrative Agent. All such Additional Mortgages shall constitute valid and enforceable Second Priority Liens, superior to and prior to the rights of all third Persons and subject to no other Liens (except as are permitted by Section 10.03), in favor of the Collateral Agent (or such other trustee or subagent as may be required or desired under local law). The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to create, maintain, effect, perfect, preserve, maintain and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

          (b) Each Credit Agreement Party will, and will cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, confirmatory conveyances, financing statements, transfer endorsements, confirmatory powers of attorney, certificates, reports and other assurances or confirmatory instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this
Section 9.11. Furthermore, each Credit Agreement Party will cause to be delivered to the Collateral Agent such opinions of counsel and


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other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 9.11 has been complied with.

          (c) Subject to the provisions of following clauses (g) and (h), if at any time any Domestic Subsidiary of the Borrower is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of the Subsidiaries Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Subsidiary Guarantor on the Initial Borrowing Date, and in each case shall take all action in connection therewith as would otherwise have been required to be taken pursuant to Section 6 herein if such Subsidiary had been a Subsidiary Guarantor on the Initial Borrowing Date.

          (d) In addition to the requirements contained in the Pledge Agreements, each Credit Agreement Party agrees to pledge and deliver, or cause to be pledged and delivered, all of the Equity Interests owned by any Credit Party of each new Unrestricted Subsidiary of Holdings established or created (and each Subsidiary of Holdings which becomes an Unrestricted Subsidiary) after the Initial Borrowing Date to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreements, provided that, subject to the provisions of Section 9.12, in the case of any Foreign Unrestricted Subsidiary that is a corporation (or treated as such for U.S. tax purposes) which is owned by a Credit Party, not more than 65% of the total outstanding voting Equity Interests of such Person shall be required to be pledged in support of such Credit Party's obligations (x) as the Borrower under the Credit Agreement or (y) under its Guaranty in respect of the Obligations of the Borrower.

          (e) Following any request by the Administrative Agent or the Required Lenders, Holdings or any other Credit Party, shall, to the maximum extent permitted by applicable law (but subject to the proviso to preceding clause (d), to the extent applicable), (x) grant security interests in such of their Property (other than Excluded Collateral) as may be requested by the Administrative Agent or the Required Lenders, as the case may be, in which perfected security interests do not already exist pursuant to the Security Documents theretofore executed and delivered and, in connection therewith, the Credit Agreement Parties shall, or shall cause the relevant Subsidiaries of Holdings which are Credit Parties to, execute and deliver counterparts of (and thereby become parties to) the applicable Security Documents and/or Additional Security Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or (y) with respect to pledges of Equity Interests of, or promissory notes issued by, Persons described in Section 13.17, take such action (including, without limitation, the execution of Additional Security Documents, the making of filings, etc.) under the local law of the Person whose Equity Interests or promissory notes are pledged as may be requested in order to create, preserve, protect or perfect security interests in such Equity Interests and/or promissory notes.

          (f) The security interests required to be granted pursuant to Sections 9.11(c), (d) and (e) shall be granted pursuant to the respective Security Documents already executed and delivered by the Credit Parties (or other security documentation substantially similar to such Security Documents or otherwise reasonably satisfactory in form and substance to the Collateral Agent) and shall constitute valid and enforceable first priority perfected security interests prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens). The


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Credit Agreement Parties shall (or shall cause their respective Subsidiaries),
(i) at their own expense, to (x) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation, perfection, maintenance, preservation and protection of the Liens on its assets intended to be created pursuant to the relevant Security Documents and (y) take all other actions reasonably requested by the Collateral Agent (including, without limitation, the furnishing of legal opinions) in connection with the granting of the security interests required pursuant to Sections 9.11(c), (d) and (e) and (ii) pay in full all taxes, fees and other charges payable in connection with the granting of the security interests required pursuant to Sections 9.11(c), (d) and (e).

          (g) Each Credit Agreement Party agrees that each action required above by Section 9.11(a) or (b) shall be completed as soon as possible, but in no event later than 90 days (or, in the case of actions relating to assets located outside the United States, such greater number of days (not to exceed 120 days) as the Administrative Agent shall agree to in its sole and absolute discretion in any given case) after such action is requested to be taken by the Administrative Agent or the Required Lenders. Each Credit Agreement Party further agrees that (x) each action required above by Section 9.11(c), (d) and
(f) with respect to a newly formed, created or acquired Domestic Subsidiary, shall be completed contemporaneously with the formation, creation or acquisition of such Domestic Subsidiary, (provided that (x) the Credit Documents required to be executed and delivered pursuant to Section 9.11(c) by such newly formed, created or acquired Domestic Subsidiary shall not be required to be so executed and delivered until 45 days after the formation, creation or acquisition of such Subsidiary, (y) in the case of a Shell Corporation formed, created or established by the Borrower or any of its Subsidiaries, such actions shall not be required to be taken (so long as same remains a Shell Corporation) until 60 days after the formation, creation or establishment of such Shell Corporation and (z) all actions required to be taken pursuant to the last sentence of
Section 9.11(c) and Section 9.11(e) shall be taken as promptly as practicable, and in any event within 45 days, after Holdings or the Borrower receives the respective request from the Administrative Agent or the Required Lenders.

          (h) Notwithstanding anything to the contrary contained in clauses (c) through (g) above, to the extent the taking of any action as described above by a new Subsidiary acquired pursuant to a Permitted Acquisition, which is subject to Permitted Acquired Debt which at such time remains in existence as permitted by Section 10.04(b)(vi), then to the extent that the terms of the respective Permitted Acquired Debt prohibit the taking of any actions which would otherwise be required of such Subsidiary by this Section 9.11, then the time for taking the respective actions (to the extent prohibited by the terms of the respective Permitted Acquired Debt) shall be extended until 10 Business Days after the earlier of (i) the date of repayment of such Permitted Acquired Debt and (ii) the first date on which the taking of such actions would not violate the terms of the respective issue of Permitted Acquired Debt. To the extent the terms of any Permitted Acquired Debt prohibits the taking of actions otherwise required by this Section 9.11, upon the request of the Administrative Agent or the Required Lenders, each Credit Agreement Party shall, or shall cause the respective Subsidiaries of Holdings to, (x) prepay any such Permitted Acquired Debt which is permitted to be prepaid and/or (y) use reasonable efforts to obtain such consents or approvals as are needed so that the taking of the actions otherwise


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specified in this Section 9.11 would not violate the terms of the respective issue of Permitted Acquired Debt. Furthermore, to the extent any Subsidiary which is not a Wholly-Owned Subsidiary is acquired pursuant to a Permitted Acquisition (in accordance with the limitations contained in the definition thereof), then for so long as such Subsidiary is not a Wholly-Owned Subsidiary, to the extent Holdings in good faith determines that the respective Subsidiary is not able, under applicable requirements of law (whether because of fiduciary duties under applicable law or other requirements of applicable law) to execute and deliver a Subsidiaries Guaranty or one or more Security Documents, the respective such Subsidiary shall not be required to become a Subsidiary Guarantor or execute and deliver such Security Documents as otherwise required above.

          (i) In the event that the Administrative Agent or the Required Lenders at any time after the Initial Borrowing Date determine in their reasonable discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, role, regulation, guideline or order (any such appraisal, a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 90 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, Holdings shall cause such Required Appraisal to be delivered, at the expense of Holdings, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

          (j) Notwithstanding anything to the contrary contained above in this
Section 9.11 or elsewhere in this Agreement or the other Credit Documents, no Credit Party shall be required to grant a security interest in, or Lien on, any Excluded Collateral (so long as the respective Property constitutes Excluded Collateral), and the value of any Excluded Collateral shall not be taken into account in making determinations pursuant to the foregoing clauses of this
Section 9.11.

          9.12. Use of Proceeds. Holdings will, and will cause each of its Subsidiaries to, use the proceeds of the Loans for the purposes specified in
Section 8.05. No Credit Agreement Party will, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Loans or any Letter of Credit to finance the acquisition of any Person that has not been approved and recommended by the board of directors (or functional equivalent thereof) or the requisite shareholders of such Person.

          9.13. Ownership of Subsidiaries. (a) Notwithstanding anything to the contrary contained in this Agreement, (w) Holdings shall at all times own directly 100% of the Equity Interests of Intermediate Holdco, (x) Intermediate Holdco shall at all times own directly 100% of the capital stock of Corporate Holdco and the Borrower, (y) the Borrower shall at all times own directly or indirectly 100% of the capital stock of the Bermuda Company and (z) subject to the proviso to the first sentence of Section 9.17(a), Holdings shall at all times own directly or indirectly (through one or more Wholly-Owned Domestic Subsidiaries (as opposed to through Foreign Subsidiaries)) all of the capital stock or other Equity Interests (to the extent owned by Holdings or any of its Subsidiaries) of each Domestic Subsidiary of Holdings.


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          (b) Holdings shall at all times own, directly or indirectly, 100% of the capital stock or other Equity Interests of its Subsidiaries (except to the extent (v) with respect to Foreign Subsidiaries, directors' qualifying shares and other nominal amounts of shares required by applicable law to be held by Persons (other than directors) are issued from time to time (so long as the respective Subsidiary continues to constitute a Wholly-Owned Subsidiary of Holdings), (w) 100% of the capital stock or other Equity Interests of any such Subsidiary are sold, transferred or otherwise disposed of pursuant to a transaction permitted by Section 10.02, (x) less than 100% of the capital stock or other Equity Interests are acquired in the respective Subsidiary pursuant to a Permitted Acquisition which meets the criteria specified in the definition of Permitted Acquisition contained herein, (y) such capital stock or other Equity Interests are acquired pursuant to an Investment permitted by Sections 10.05(xv) and (xix) or (z) set forth on Schedule IX).

          9.14. Permitted Acquisitions. (a) Subject to the provisions of this
Section 9.14 and the requirements contained in the definition of Permitted Acquisition, the Borrower and any of its Wholly-Owned Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition): (i) no Default, Event of Default or Compliance Period shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto; (ii) the Borrower shall have given the Administrative Agent (on behalf of the Lenders) at least 10 Business Days' prior written notice of the proposed Permitted Acquisition; (iii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; (iv) the Borrower provides to the Administrative Agent (on behalf of the Lenders) as soon as available but not later than 5 Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition; (v) after giving effect to such Permitted Acquisition and the payment of all post-closing purchase price adjustments required (in the good faith determination of Holdings) in connection with such Permitted Acquisition (and all other Permitted Acquisitions for which such purchase price adjustments may be required to be made) and all capital expenditures (and the financing thereof) reasonably anticipated by Holdings to be made in the business acquired pursuant to such Permitted Acquisition within the 180-day period (such period for any Permitted Acquisition, a "Post-Closing Period") following such Permitted Acquisition (and in the businesses acquired pursuant to all other Permitted Acquisitions with Post-Closing Periods ended during the Post-Closing Period of such Permitted Acquisition), there shall exist no Compliance Period; (vi) such proposed Permitted Acquisition shall be effected in accordance with the relevant requirements of Section 9.17; (vii) the Borrower determines in good faith that Holdings and its Subsidiaries taken as a whole are not likely to assume or become liable for material increased contingent liabilities as a result of such proposed Permitted Acquisition (excluding, however, Indebtedness permitted to be incurred pursuant to Section 10.04 in connection therewith); (viii) substantially all of the Acquired Entity or Business acquired pursuant to the respective Permitted Acquisition is in a Qualified Jurisdiction, provided, however, the respective proposed Permitted Acquisition shall not be required to meet the requirements set forth above in this clause (viii) if the Maximum Permitted Consideration payable in connection with such Permitted Acquisition, when aggregated with the Maximum


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

Permitted Consideration payable in connection with all other Permitted Acquisitions consummated after the Initial Borrowing Date in which all or substantially all of the Acquired Entity or Business so acquired were not in Qualified Jurisdictions, does not exceed $300,000,000; and (ix) the Borrower shall have delivered to the Administrative Agent on the date of the consummation of such proposed Permitted Acquisition, an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of his knowledge, compliance with the requirements of preceding clauses (i) through (iii), inclusive, and clauses (v) through (viii), inclusive, and containing the calculations required by the preceding clauses (iii) and (viii).

          (b) At the time of each Permitted Acquisition involving the creation or acquisition of an Unrestricted Subsidiary, or the acquisition of capital stock or other Equity Interests of any Person (other than a Restricted Subsidiary of the Borrower), all capital stock or other Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors as, and to the extent required by, Section 9.11 and the relevant Security Documents.

          (c) Each Credit Agreement Party shall cause each Subsidiary that is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections
9.11 and 10.13, to the satisfaction of the Administrative Agent.

          (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by each Credit Agreement Party that the certifications by each Credit Agreement Party (or by one or more of its respective Authorized Officers) pursuant to Section 9.14 are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 8 and 11.

          9.15. Maintenance of Company Separateness. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, satisfy customary Company formalities, including the holding of regular board of directors' and shareholders' meetings or action by directors or shareholders without a meeting and the maintenance of Company records. Neither Holdings nor any other Credit Party shall make any payment to a creditor of any Non-Guarantor Subsidiary in respect of any liability of any Non-Guarantor Subsidiary, and no bank account of any Non-Guarantor Subsidiary shall be commingled with any bank account of Holdings or any other Credit Party. Any financial statements distributed to any creditors of any Non-Guarantor Subsidiary shall clearly establish or indicate the corporate separateness of such Non-Guarantor Subsidiary from Holdings and its other Subsidiaries. Finally, neither Holdings nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of any Credit Agreement Party, any other Credit Party or any Non-Guarantor Subsidiaries being ignored, or in the assets and liabilities of Holdings or any other Credit Party being substantively consolidated with those of any other such Person or any Non-Guarantor Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.


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

          9.16. Performance of Obligations. Each Credit Agreement Party will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as, individually or in the aggregate, have not caused, and could not reasonably be expected to cause, a Default or Event of Default hereunder or a Material Adverse Effect.

          9.17. Conduct of Business. (a) The Credit Agreement Parties shall take all actions so that, at all times from and after the Initial Borrowing Date, all the assets of Holdings and its Subsidiaries located within the United States, all Equity Interests in all Domestic Subsidiaries or other U.S. Persons and all or substantially all of the business of Holdings and its Subsidiaries conducted in the United States, are, in each case, owned or conducted, as the case may be, by Holdings and one or more Qualified Obligors which are not direct or indirect Subsidiaries of any Subsidiary of Holdings which is a Foreign Subsidiary, provided that if a Foreign Subsidiary (not itself created or established in contemplation of a Permitted Acquisition) is acquired pursuant to a Permitted Acquisition which Foreign Subsidiary has (either directly or through one or more Domestic Subsidiaries) assets or operations in the United States, Holdings shall have a reasonable period of time (not to exceed 60 days) to effect the transfer of U.S. assets and operations (including all Equity Interests in any Domestic Subsidiaries or other U.S. Persons held by it) of the respective Foreign Subsidiary to one or more Qualified Obligors, provided further, that the respective transfer shall not be required to be made if Holdings in good faith determines that such transfer would give rise to adverse tax consequences to Holdings and its Subsidiaries or would give rise to any material breach or violation of law or contract (in which case, Holdings and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist and, until such time, shall use good faith efforts so that any growth in the assets or operations of the entity so acquired, to the extent located in the United States, are made within one or more Qualified Obligors).

          (b) For the avoidance of doubt, it is understood and agreed that the foregoing provisions of this Section 9.17 shall not prohibit the acquisition of, or Investments in, Non-Wholly-Owned Subsidiaries as contemplated by Section 9.13(b), provided that the Equity Interest owned by Holdings or any of its Subsidiaries in such Non-Wholly-Owned Subsidiaries, to the extent organized under the laws of any Qualified Jurisdiction, shall be subject to the requirements of preceding clause (a).

          9.18. Margin Stock. Each Credit Agreement Party shall take all actions so that at all times the aggregate value of all Margin Stock (other than treasury stock) owned by Holdings and its Subsidiaries (for such purpose, using the initial purchase price paid by Holdings or such Subsidiary for the respective shares of Margin Stock) shall not exceed $10,000,000. So long as the aggregate value of Margin Stock (other than treasury stock) owned by Holdings and its Subsidiaries (determined as provided in the preceding sentence) does not exceed $10,000,000, all Margin Stock at any time owned by Holdings and its Subsidiaries shall not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document. Without excusing any violation of the first sentence of this Section 9.18, if at any time the aggregate value of all Margin Stock (other than treasury stock) owned by Holdings and its Subsidiaries (determined as provided in the first sentence of this Section 9.18) exceeds

$10,000,000, then (x) all Margin Stock owned by the Credit Parties (except to the extent constituting Excluded Collateral) shall be pledged, and delivered for pledge, pursuant to the relevant Security Documents and (y) the Borrower shall execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with the Margin Regulations. If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding Obligations shall be required to be made, and subsequent Credit Events shall only be permitted, in compliance with the applicable provisions of the Margin Regulations.

          9.19. Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases. Each Credit Party shall use its reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property (including, without limitation, farms), mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where ABL Priority Collateral with a book value in excess of $5,000,000 is stored or located, which agreement or letter shall (unless otherwise agreed to in writing by Administrative Agent) contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Administrative Agent. With respect to such locations or warehouse space leased or owned as of the Initial Borrowing Date and thereafter, if the Collateral Agent has not received a landlord or mortgagee agreement or bailee letter as of the Initial Borrowing Date (or, if later, as of the date such location is acquired or leased), any Eligible Inventory at that location shall, in Administrative Agent's reasonable discretion, be subject to such Reserves as may be established by Administrative Agent in its Permitted Discretion. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located except to the extent that the same are being contested in good faith.

          9.20. Post-Closing Refinancing. To the extent that the condition set forth in Section 6.07(a)(i) was not satisfied in accordance with its terms on the Initial Borrowing Date, on the Intermediate Holdco Prepayment Date, Intermediate Holdco and Corporate Holdco shall, or shall cause the Intermediate Holdco Paying Agent (for and on behalf of Intermediate Holdco and Corporate Holdco) to, prepay all of the outstanding Intermediate Holdco Indebtedness (other than indemnities not then due and payable) (including, without limitation, the call or other premiums payable in connection therewith and all accrued and unpaid interest thereon up to and including the Intermediate Holdco Prepayment Date) in accordance with, and pursuant to, the terms of the Intermediate Holdco Credit Agreement and the other Intermediate Holdco Credit Documents (the "Intermediate Holdco Prepayment Consummation"). In connection therewith, and the satisfaction of Section 6.07(a)(i), on the Initial Borrowing Date (with respect to the satisfaction of Section 6.07(a)(i)) or the Intermediate Holdco Prepayment Date (in connection with the Intermediate Holdco Prepayment Consummation) and at any time, respectively, thereafter (at the request of the Administrative Agent or the Intermediate Holdco Paying Agent, as the case may be, from time to time), the Credit Parties shall take (and use commercially reasonable efforts to cause the respective lenders to take) such actions (including, without limitation, executing or obtaining appropriate lien releases and other documents) as the Administrative Agent or the Intermediate Holdco Paying Agent, as the case may be, may deem


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

reasonably necessary or desirable to (x) release any Lien granted to or held by any Person under, and pursuant to the terms of, the Intermediate Holdco Credit Documents and (y) terminate and satisfy in full all of the liabilities and obligations at any time arising under or in respect of the Intermediate Holdco Credit Documents (including, without limitation, the Intermediate Holdco Indebtedness).

          SECTION 10. Negative Covenants. Each Credit Agreement Party hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, no Letters of Credit, Bank Guaranties or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

          10.01. Changes in Business; etc. (a) Holdings and its Subsidiaries will not engage in any business other than a Permitted Business.

          (b) Notwithstanding the foregoing, Holdings will not engage in any business and will not own any significant assets (other than its ownership of (w) cash and Cash Equivalents held by Holdings representing proceeds from the Wellbeing Project Financing, (x) the Equity Interests of Intermediate Holdco,
(y) Intercompany Notes evidencing intercompany loans permitted to be made by it pursuant to Section 10.05 and (z) after the issuance thereof, the Equity Interests of each of the Unrestricted Wellbeing Joint Ventures) or have any liabilities (other than those liabilities for which it is responsible under this Agreement, the Documents to which it is a party (including, without limitation, the Term Credit Documents), any Shareholder Subordinated Note any Interest Rate Protection Agreement permitted to be entered into pursuant to Section 10.04(b)(iii) and any Intercompany Note evidencing an intercompany loan permitted to be incurred by Holdings pursuant to Section 10.05); provided that Holdings may (i) issue Shareholder Subordinated Notes, shares of Holdings Common Stock and options and warrants to purchase Holdings Common Stock, (ii) engage in those activities associated with expenses indirectly paid with Dividends made to it by Intermediate Holdco pursuant to Section 10.06(iv), (iii) engage in those activities associated with the purchase and ownership of the Equity Interests of the Unrestricted Wellbeing Joint Ventures permitted pursuant to Section 10.05(xx) and (iv) engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents (including, without limitation, the Term Credit Documents) to which it is a party.

          (c) Notwithstanding the foregoing, the Bermuda Partnership will not engage in any business and will not own any significant assets or any cash or Cash Equivalents (other than its ownership of Equity Interests of Foreign Subsidiaries) or have any material liabilities (other than those liabilities for which it is responsible under the Credit Documents to which it is a party), provided that the Bermuda Partnership may (I) provide treasury, accounting, logistic and other administrative support services to its Affiliates on an arms' length basis and hold and retain cash earned in connection with the provision of such services, (II) receive and hold additional cash and Cash Equivalents from its Subsidiaries and/or its Affiliates, so long as same are promptly (and in any event within one Business Day of receipt thereof) loaned, distributed


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

and/or contributed, subject to Section 10.01(d), to its Subsidiaries and/or Affiliates in accordance with the requirements of Section 10.05 of this Agreement, and (III) engage in those activities that (i) are incidental to (x) the maintenance of its Company existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, the Credit Documents to which it is a party and (ii) are otherwise expressly permitted by this Agreement (other than pursuant to preceding Section 10.01(a)) and the other Credit Documents.

          (d) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement (including, without limitation, Sections 10.02 and 10.05):

          (i) the Bermuda Partnership Partners shall not collectively own or hold (x) Property (exclusive of Property leased or operated but not owned) with a Fair Market Value in excess of $30,000,000 at any time or (y) cash or Cash Equivalents in an aggregate in excess of $10,000,000; provided that
     (v) all assets owned by the Bermuda Partnership Partners on the Effective Date (which assets shall have a net book value on the Effective Date not to exceed $25,000,000) shall be excluded for purposes of such determination,
     (w) any cash and Cash Equivalents loaned and/or contributed to such Persons by Affiliates of such Persons shall be excluded for purposes of such determination, so long as same are promptly (and in any event within one Business Day) loaned and/or distributed to other Affiliates of such Persons (other than another Bermuda Partnership Partner) in accordance with the requirements of this Agreement, (x) any inventory owned by the Bermuda Partnership Partners shall be excluded for purposes of such determination,
     (y) any Equity Interests in the Bermuda Partnership which are held by the Bermuda Partnership Partners shall be excluded for purposes of such determination and (z) any intercompany receivable owed to a Bermuda Partnership Partner by Dole Settlement Company shall be excluded for purposes of such determination, so long as (I) both Dole Settlement Company (as obligor) and the respective Bermuda Partnership Partner (as obligee) are parties to the Intercompany Subordination Agreement and (II) such intercompany receivable is at all times subject to the subordination provisions contained in the Intercompany Subordination Agreement;

          (ii) no Bermuda Partnership Partner shall merge, consolidate with or be liquidated or dissolved into any other Person, provided, however, that any Bermuda Partnership Partner may merge or consolidate with or into any other Wholly-Owned Domestic Subsidiary of the Borrower formed for the sole purpose of reincorporating such Bermuda Partnership Partner in a different jurisdiction, so long as the surviving entity of such merger or consolidation remains a "Bermuda Partnership Partner" for all purposes of this Agreement and the other Credit Documents (subject to and bound by all terms and covenants herein and therein applicable to a "Bermuda Partnership Partner");

          (iii) no Bermuda Partnership Partner shall engage in any business other than a business which is the same or reasonably related to the business in which such Bermuda Partnership Partner is engaged on the Initial Borrowing Date;

          (iv) no later than one Business Day following the date upon which any Bermuda Partnership Partner receives or generates an Account (as defined in the


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

     U.S. Security Agreement), such Account shall be sold on a non-recourse basis to Dole Settlement Company (at a discount of 2%) in exchange for a note payable (which shall at all times be subject to the subordination provisions contained in the Intercompany Subordination Agreement) and/or the assumption of a payable or payables owing by such Bermuda Partnership Partner to its relevant Subsidiary which sells fruit, inventory or other Property, or provides shipping services, to such Bermuda Partnership Partner (which assumed liabilities shall also be subject to the subordination provisions contained in the Intercompany Subordination Agreement); and

          (v) upon the occurrence and during the continuance of any Specified Default or any Event of Default under Section 11.01 or 11.05, unless otherwise directed by the Administrative Agent or the Required Lenders, (x) neither the Borrower nor any of its Subsidiaries shall sell fruit, inventory or other Property to, or contract to perform shipping services for, any Bermuda Partnership Partner, (y) the Borrower and its Subsidiaries shall sell to Dole Settlement Company fruit, inventory and other Property formerly sold to, and shall contract with Dole Settlement Company to sell shipping services formerly contracted with, any Bermuda Partnership Partner and (z) no Bermuda Partnership Partner shall be permitted to receive any Dividends or the proceeds of any intercompany loans or advances from any of its Affiliates.

          (e) Notwithstanding the foregoing, the Excluded Domestic Subsidiary will not engage in any business and will not own any assets or have any liabilities; provided that the Excluded Domestic Subsidiary may engage in those activities that are incidental to (x) the maintenance or termination of its corporate existence in compliance with applicable law, and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

          (f) Notwithstanding the foregoing, no Excluded Bermuda Insurance Company will engage in any business (other than the insurance related business conducted by it on the Original Effective Date (including, without limitation, its business as a captive insurer for Holdings and its Affiliates with respect to property, casualty and liability insurance (including workers compensation insurance))) and will not own any Equity Interests or any other significant assets (other than assets used in the conduct of its business as described above) or have any liabilities (other than those liabilities under the Documents to which it is a party and those liabilities incurred in the ordinary course of its business as described above); provided that an Excluded Bermuda Insurance Company may engage in those activities that are incidental to (x) the maintenance of its Company existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

          (g) Notwithstanding anything to the contrary contained above in this Section or elsewhere in this Agreement, at no time shall Holdings or any Subsidiary of Holdings be an obligor or an obligee with respect to any Intercompany Debt, unless each obligor (including each Person which is a guarantor thereof) and each obligee with respect thereto are party to the Intercompany Subordination Agreement; provided however, that the provisions hereof shall not apply to those Non-Wholly Owned Subsidiaries listed on Schedule XIV.

          (h) Notwithstanding the foregoing, no Excluded Foreign Subsidiary will engage in any business or own any assets (other than (x) Equity Interests of another Excluded Foreign Subsidiary and (y) immaterial assets with a Fair Market Value not exceeding $25,000) or have any liabilities; provided that any Excluded Foreign Subsidiary may engage in those activities that are incidental to (x) the maintenance or termination of its corporate existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities.

          (i) Holdings shall not permit any Unrestricted Wellbeing Joint Venture to engage in any business other than the development, construction and operation of a well being center/hotel/spa/conference center/studio and reasonably related extensions thereof (including the promotion of nutritional education, production and distribution of nutrition- or health-oriented programming on cable television and the sale of educational videos).

Notwithstanding the foregoing, Intermediate Holdco will not engage in any business and will not own any significant assets (other than its ownership of the capital stock of the Borrower and Corporate Holdco and Intercompany Notes evidencing intercompany loans permitted to be made by it pursuant to Section 10.05) or have any liabilities (other than those liabilities for which it is responsible under this Agreement, the Documents (including, without limitation, the Term Credit Documents) to which it is a party and any Intercompany Note evidencing an intercompany loan permitted to be incurred by it pursuant to
Section 10.05); provided that Intermediate Holdco may (i) engage in those activities associated with expenses paid with Dividends made by the Borrower pursuant to Section 10.06(iv) and (ii) engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

Notwithstanding the foregoing, Corporate Holdco will not engage in any business and will not own any significant assets or have any liabilities (other than those liabilities for which it is responsible under this Agreement and the Documents (including, without limitation, the Term Credit Documents) to which it is a party); provided that Corporate Holdco may (i) engage in those activities associated with expenses indirectly paid with Dividends made by the Borrower pursuant to Section 10.06(iv) and (ii) engage in those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, this Agreement and the other Documents to which it is a party.

          10.02. Consolidation; Merger; Sale or Purchase of Assets; etc. No Credit Agreement Party will, nor will permit any of its respective Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person or agree to do any of the foregoing at any future time, except that the following shall be permitted:


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

          (i) the Borrower and its Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (including intellectual property) in the ordinary course of business (so long as any such lease or license does not create a Capitalized Lease Obligation);

          (ii) Capital Expenditures by the Borrower and its Subsidiaries;

          (iii) any Investments permitted pursuant to Section 10.05;

          (iv) the Borrower and its Subsidiaries may, in the ordinary course of business, sell or otherwise dispose of assets (excluding capital stock of, or other Equity Interests in, Subsidiaries and joint ventures) which, in the reasonable opinion of such Person, are obsolete, uneconomic or worn-out;

          (v) the Borrower and its Subsidiaries may sell assets (other than (I) the capital stock or other Equity Interests of any Wholly-Owned Subsidiary unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (v) and
     (II) assets subject to a Contemplated Asset Sale (which shall be governed by Section 10.02(xviii)), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments (to be paid in cash within 180 days following the closing of the respective sale or disposition), at least 75% of the total consideration received by the Borrower or such Subsidiary is paid in cash at the time of the closing of such sale or disposition (provided that sales of assets for aggregate consideration of $20,000,000 (taking the Fair Market Value of any non-cash consideration) in any Fiscal Year of Holdings shall not be subject to the minimum cash requirement set forth above in this subclause (x)), (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(c) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (v) shall not exceed $100,000,000 in any Fiscal Year of Holdings;

          (vi) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

          (vii) each of the Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries, in each case so long as no such grant otherwise affects the Collateral Agent's security interest in the asset or property subject thereto;

          (viii) subject to Sections 10.01(c) and (d), transfers of assets (w) pursuant to the Foreign Asset Transfer, (x) among the Qualified Obligors (other than Holdings, Intermediate Holdco and Corporate Holdco), (y) by any Subsidiary of the Borrower to any Qualified Obligor (other than Holdings, Intermediate Holdco and Corporate Holdco), and (z) by any Foreign Subsidiary of the Borrower to any Wholly-Owned Foreign Subsidiary of the Borrower, in the case of any such transfer, so long as (I) no Specified Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer,
     (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the relevant Security Documents in the assets so transferred shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) and (III) if the respective transferor is party to a Guaranty, the nature and scope of the obligations of such transferor under its Guaranty are substantially identical to the nature and scope of the obligations of the respective transferee under its Guaranty;

          (ix) subject to Sections 10.01(c) and (d), (x) any Domestic Subsidiary of the Borrower may be merged, consolidated or liquidated with or into the Borrower (so long as the Borrower is the surviving corporation of such merger, consolidation or liquidation) or any Subsidiary Guarantor (so long as a Subsidiary Guarantor is the surviving corporation of such merger, consolidation or liquidation), and (y) any Foreign Subsidiary of the Borrower may be merged, consolidated or liquidated with or into any Wholly-Owned Foreign Subsidiary of the Borrower, so long as such Wholly-Owned Foreign Subsidiary is the surviving corporation of such merger, consolidation or liquidation; provided that any such merger, consolidation or liquidation shall only be permitted pursuant to this
     Section 10.02 (ix), so long as (I) no Specified Default and no Event of Default then exists or would exist immediately after giving effect thereto,
     (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation or liquidation) and
     (III) if the Person to be merged, consolidated or liquidated into another Person as contemplated above is party to a Guaranty, the nature and scope of the obligations of such Person under its Guaranty are substantially identical to the nature and scope of the obligations of such other Person under its Guaranty;

          (x) subject to Sections 10.01(c) and (d), the Borrower and its Subsidiaries may transfer inventory in a non-cash or cash transfer to Wholly-Owned Subsidiaries of the Borrower that are not Qualified Obligors, in each case so long as (I) any such transfer is made in the ordinary course of its business and consistent with past practice of the Borrower and its Subsidiaries as in effect on the Effective Date, (II) if the respective transfer is being made to any Credit Party, all actions needed to maintain the perfection, priority and enforceability of the security interests, if any, of the Collateral Agent in the assets so transferred are taken at the time of the respective transfer, (III) the Borrower reasonably determines that the transfer is not reasonably likely to be adverse to the interests of the Lenders in any material respect and (IV) no Specified Default and no Event of Default then exists or would exist immediately after giving effect to the respective transfer;

          (xi) subject to Sections 10.01(c) and (d), so long as no Specified Default and no Event of Default exists at the time of the respective transfer or immediately after giving effect thereto, Qualified Obligors shall be permitted to transfer additional assets


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

     (other than inventory, cash, Cash Equivalents and Equity Interests in any Credit Party) to other Subsidiaries of the Borrower, so long as cash in an amount at least equal to the Fair Market Value of the assets so transferred is received by the respective transferor;

          (xii) the Borrower and its Subsidiaries may sell or exchange specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are useful in a Permitted Business;

          (xiii) the U.S. Dole Group shall be permitted to make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Section 9.14;

          (xiv) one or more Subsidiaries identified to the Agents may sell all of the Equity Interests of a certain Subsidiary of the Borrower owned by such Subsidiaries and identified to the Agents, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments, at least 20% of the total consideration received by such Subsidiaries (in the aggregate) is paid in cash at the time of the closing of such sale or disposition, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 5.02(c) and (z) the aggregate amount of the consideration (taking the Fair Market Value of any non-cash consideration) received from all assets sold pursuant to Section (xiv), together with the sale or sales made pursuant to
     Section 10.02(xx), shall not exceed $50,000,000;

          (xv) the Sale-Lease Back Transaction;

          (xvi) each of the Borrower and its Subsidiaries may sell or liquidate Cash Equivalents, in each case for cash at fair market value (as reasonably determined by the Borrower or the respective Subsidiary);

          (xvii) the Borrower and its Subsidiaries may sell inventory to their respective customers in the ordinary course of business;

          (xviii) each of the Borrower and its Subsidiaries may effect Contemplated Asset Sales, so long as (i) no Event of Default then exists or would exist immediately after giving effect thereto, (ii) each such sale is an arms'-length transaction and the Borrower or the respective Subsidiary receives at least Fair Market Value, (iii) the consideration therefor consists solely of cash and/or Permitted Installment Notes (to the extent same may be issued in accordance with the definition thereof), (iv) at least 50% of the total consideration received by the Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, and (v) the Net Sale Proceeds therefrom are applied as, and to the extent, required by Section 5.02(c);

          (xix) the Borrower and its Domestic Subsidiaries may sell and leaseback (i) Real Property located in Gaston County, North Carolina (the "Gaston Property"), to the extent same is not a Principal Property and (ii) Principal Properties, so long as (v) no

     Default or Event of Default then exists or would result therefrom, (w) each such sale is made pursuant to an arm's-length transaction, (x) 100% of the total consideration received by the Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom equal at least 90% of the Fair Market Value of the Property subject to such sale-leaseback transaction and (z) the Net Sale Proceeds therefrom are applied as a mandatory repayment and/or commitment reduction and/or reinvested, in any case, in accordance with the requirements of
     Section 5.02(c); and

          (xx) certain Domestic Subsidiaries of the Borrower identified to the Agents may sell the Equity Interests of certain other Domestic Subsidiaries identified to the Agents which own Real Property located in California, and certain Domestic Subsidiaries identified to the Agents which own Real Property located in California may sell Real Property and other assets, in each case, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and the respective Subsidiary receives at least Fair Market Value, (x) except for customary post-closing adjustments, at least 75% of the total consideration received by such Subsidiaries (in the aggregate) is paid in cash at the time of the closing of such sale, (y) unless on-loaned to an Affiliate of a Borrower in accordance with the requirements of Sections 10.05 and 10.07 promptly following the consummation of such sale, any Net Sale Proceeds therefrom received by a Subsidiary of a Borrower (exclusive of any portion thereof which is distributed to a minority shareholder of such Subsidiary in accordance with the requirements of
     Section 10.06) are applied and/or reinvested as (and to the extent) required by Section 5.02(c) and (z) the aggregate amount of the consideration (taking the Fair Market Value of any non-cash consideration) received from such sale or sales pursuant to Section (xx), together with the sale or sales made pursuant to Section 10.02(xiv) shall not exceed $50,000,000 (the "California Disposition").

Notwithstanding anything to the contrary contained above in this Section 10.02, in no event shall Holdings or any of its Subsidiaries enter into any sale-leaseback transactions, except in accordance with Sections 10.02(xv) and
(xix) above. The foregoing provisions of this Section 10.02 are subject to continued compliance by the Credit Agreement Parties and their Subsidiaries with the requirements of Sections 9.18, 10.01 and 10.13. To the extent the Required Lenders waive the provisions of this Section 10.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 10.02, such Collateral (unless transferred to Holdings or a Subsidiary thereof) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

          10.03. Liens. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.03 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP;

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, maritime Liens and other similar Liens arising in the ordinary course of business, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

          (iii) (x) Liens created by or pursuant to this Agreement and the Security Documents and (y) Liens created by or pursuant to the Term Credit Agreement and the Term Security Documents, in favor of the Term Collateral Agent for the benefit of the Term Secured Creditors (it being understood and agreed that the obligations under or relating to the Intermediate Holdco Credit Documents may be secured by the Intermediate Holdco Collateral pursuant to the Term Pledge Agreement, on a "second-priority" basis to the obligations under the Term Credit Documents, all in accordance with the terms of the Term Pledge Agreement), as in effect on the date hereof and as amended, supplemented or modified from time to time in accordance with the terms of the Intercreditor Agreement securing Indebtedness incurred pursuant to clause (xxiii) of Section 10.04 (and, to the extent described above, Intermediate Holdco Indebtedness);

          (iv) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule XVIII, but only to the respective date, if any, set forth in such Schedule XVIII for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

          (v) Liens (x) arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 11.09, (y) arising in connection with the deposit or payment of cash or other Property with or to any court or other governmental authority in connection with any pending claim or litigation and (z) arising in connection with the deposit of cash or other Property in connection with the issuance of stay and appeal bonds, provided that the Fair Market Value of all Property (including cash) subject to Liens pursuant to this clause (v) (whether pledged, paid, deposited or otherwise) shall not exceed at any time the sum of (1) $75,000,000 (net of any insurance proceeds actually received (and not returned) by the Borrower and its Subsidiaries in connection therewith) plus (2) in the case of Properties of Subsidiaries of the Borrower located outside the United States and subject to a Lien pursuant to this clause (v), an additional $50,000,000 (net of any insurance proceeds actually received (and not returned) by the Borrower and its Subsidiaries in connection therewith), if (and only if), in the case of this sub-clause (2), the Borrower shall have caused to be delivered to the Administrative Agent an opinion of counsel in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent to the effect that such counsel expects a favorable judicial outcome with respect to the judgment, decree, attachment, claim or litigation that gave rise to the Lien on the respective Property, provided further, however, that (I) in no event shall the Fair Market Value of all Property (including cash) of Holdings and its Subsidiaries located in the United States and subject to Liens pursuant to this clause (v) (whether pledged, paid, deposited or otherwise) exceed $25,000,000 at any time and (II) in the case of any non-consensual attachment on the Property of any Subsidiary of the Borrower located outside the United States, the Fair Market Value of such Property shall not be included for purposes of calculating compliance with the immediately preceding proviso;

          (vi) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the Borrower and its Subsidiaries in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance by the Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes not described in Section 10.03(i)), surety and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of (I) obligations for the payment of borrowed money and (II) stay and appeal bonds and other obligations described in Section 10.03(v) above) or (z) to secure the performance by the Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate Fair Market Value of all Property pledged or deposited at any time pursuant to preceding sub-clauses (y) and (z) shall not exceed $25,000,000 in the aggregate (it being understood that letters of credit and bank guaranties issued in support of customs bonds, licensing arrangements and similar obligations do not constitute Property pledged or deposited to support such obligations);

          (vii) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

          (viii) (x) Permitted Encumbrances and (y) easements, rights-of-way, restrictions, encroachments, municipal and zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of Holdings or any of its Subsidiaries;

          (ix) Liens arising from or related to precautionary UCC financing statements regarding operating leases entered into by the Borrower and its Subsidiaries in the ordinary course of business;

          (x) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations permitted pursuant to Section 10.04(b)(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

          (xi) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 30 days after the respective purchase) of assets acquired after the Initial Borrowing Date by the Borrower and its Subsidiaries, provided that (x) any such Liens attach only to the assets so purchased, (y) the Indebtedness secured by any such Lien does not exceed 100% of the Fair Market Value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 10.04(b)(iv);

          (xii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04(b)(vi), (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries and (iii) such Liens do not apply to ABL Priority Collateral;

          (xiii) restrictions imposed in the ordinary course of business and consistent with past practices on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;

          (xiv) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (xv) bankers' liens, rights of setoff and other similar liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of the accounts described below, in each case granted in the ordinary course of business in favor of the bank or banks with which the accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

          (xvi) Liens securing Permitted Refinancing Indebtedness permitted pursuant to Section 10.04(b)(vii) to the extent such Liens comply with clause (b)(ii) of the definition of Permitted Refinancing Indebtedness;

          (xvii) Liens on the assets of a Foreign Subsidiary (other than the Bermuda Partnership) securing Indebtedness incurred by such Foreign Subsidiary in accordance with the terms of Section 10.04(b)(viii);

          (xviii) Liens over promissory notes evidencing grower loans pledged in favor of financial institutions securing Indebtedness permitted to be incurred pursuant to clause (x) of Section 10.04(b)(xviii)(x);

          (xix) other Liens of the Borrower or any Subsidiary of the Borrower that (x) were not incurred in connection with borrowed money, (x) do not encumber any Property of the Borrower or any of its Subsidiaries the Fair Market Value of which exceeds the amount of the Indebtedness or other obligations secured by such Property or materially impair the use of such Property in the operation of the business of the Borrower or such Subsidiary, (y) do not encumber any Accounts or Inventory or other ABL Priority Collateral and (z) do not secure obligations in excess of $100,000,000 in the aggregate for all such Liens; and

          (xx) until the Intermediate Holdco Prepayment Consummation, Liens may be created (and exist) on the Intermediate Holdco Prepayment Funds (and proceeds thereof) in favor of the Intermediate Holdco Paying Agent to secure the repayment of the Intermediate Holdco Indebtedness as required pursuant to Sections 6.07 and 9.20 hereof.

In connection with the granting of Liens of the type described in clauses (iv),
(x), (xi), (xii), (xvi), (xvii), (xix) and (xx) of this Section 10.03 by the Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized, at the request of any Credit Agreement Party, to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).

          10.04. Indebtedness. (a) No Credit Agreement Party will, nor will permit any of its Subsidiaries to contract, create, incur, assume or suffer to exist (collectively, "incur") any Indebtedness; provided, however, that the Borrower and each Domestic Subsidiary of the Borrower which is a Credit Party may incur Indebtedness (which may be guaranteed by any Credit Party) so long as:
(i) the Total Leverage Ratio at such time does not exceed 5.50:1.00; (ii) the Senior Secured Leverage Ratio at such time does not exceed 3.00:1.00 (in each case, both immediately prior to the incurrence of such Indebtedness and immediately after giving effect thereto); and (iii) no Default or Event of Default then exists or would result therefrom.

          (b) The foregoing limitations in Section 10.04(a) will not apply to the following (each, a "Permitted Indebtedness"):

          (i) Indebtedness incurred pursuant to this Agreement, and the other Credit Documents;

          (ii) Scheduled Existing Indebtedness outstanding on the Initial Borrowing Date and listed on Schedule IV, without giving effect to any subsequent extension, renewal or refinancing thereof, except that Scheduled Existing Indebtedness may be refinanced through one or more issuances of Permitted Refinancing Indebtedness in accordance with Section 10.04(b)(vii) below;

          (iii) Indebtedness of (x) the Borrower under Interest Rate Protection Agreements entered into to protect them against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement and (y) Holdings under an Interest Rate Protection Agreement entered into to protect it against fluctuations in interest rates in respect of the Wellbeing Project Financing, in each case, so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

          (iv) Capitalized Lease Obligations and Indebtedness of the Borrower and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 10.03(xi), provided that the sum of (x) the aggregate Capitalized Lease Obligations outstanding at any time plus
     (y) the aggregate principal amount of such purchase money Indebtedness outstanding at any time shall not exceed $25,000,000;

          (v) intercompany Indebtedness of (w) the Borrower and its Subsidiaries to the extent permitted by Sections 10.05(vi) and (xvii), (x) the Borrower owed to Intermediate Holdco to the extent permitted by Section 10.05(xxii),
     (y) Intermediate Holdco owed to the Borrower or Holdings to the extent permitted by Section 10.05(xxi) or (xxii), as the case may be, and (z) Holdings owed to Intermediate Holdco to the extent permitted by Section 10.05(xxi);

          (vi) Indebtedness of a Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness) (such Indebtedness, "Permitted Acquired Debt"), provided that (x) such Indebtedness (A) is not secured by Liens on ABL Priority Collateral and (B) was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (C) the aggregate principal amount of all Indebtedness outstanding pursuant to this Section 10.05(vi) at any time (exclusive of any such Indebtedness held by a Qualified Obligor which is not guaranteed by Holdings or any of its other Subsidiaries and is not secured by a Lien on any Property of Holdings or any of its Subsidiaries), when added to the aggregate principal amount of Permitted Refinancing Indebtedness outstanding pursuant to Section 10.04(b)(vii) at any time (except to the extent incurred to refinance Scheduled Existing Indebtedness or Permitted Acquired Debt held by a Qualified Obligor which is not guaranteed by Holdings or any of its other Subsidiaries and is not secured by a Lien on any Property of Holdings or any of its Subsidiaries and successive refinancings of the foregoing), shall not exceed $50,000,000;

          (vii) Permitted Refinancing Indebtedness, so long as (x) no Specified Default, Event of Default or Compliance Period is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto and (y) the aggregate principal amount of Permitted Refinancing Indebtedness outstanding pursuant to this
     Section 10.05(vii) at any time (except to the extent incurred to refinance Scheduled Existing Indebtedness or Permitted Acquired Debt held by a Qualified Obligor which is not guaranteed by Holdings or any of its other Subsidiaries and is not secured by a Lien on any Property of Holdings or any of its Subsidiaries and successive refinancings of the foregoing), when added to the aggregate principal amount of Permitted Acquired Debt outstanding pursuant to Section 10.04(b)(vi) at any time (exclusive of any such Indebtedness held by a Qualified Obligor which is not guaranteed by Holdings or any of its other Subsidiaries and is not secured by a Lien on any Property of Holdings or any of its Subsidiaries), shall not exceed $50,000,000;

          (viii) Indebtedness of Foreign Subsidiaries of the Borrower (other than the Bermuda Partnership) under lines of credit to any such Foreign Subsidiary from Persons other than Holdings or any of its Subsidiaries, the proceeds of which Indebtedness are used for such Foreign Subsidiary's working capital and other general corporate purposes, provided that the aggregate principal amount of all such Indebtedness outstanding at any time for all such Foreign Subsidiaries shall not exceed $50,000,000;

          (ix) Indebtedness of Holdings under Shareholder Subordinated Notes issued pursuant to Section 10.06(ii), so long as the aggregate outstanding principal amount of Shareholder Subordinated Notes does not at any time exceed $5,000,000;

          (x) additional unsecured Indebtedness of the Borrower consisting of unsecured guarantees by the Borrower of (x) obligations (which guaranteed obligations do not themselves constitute Indebtedness) of one or more Wholly-Owned Subsidiaries of the Borrower, (y) leases pursuant to which one or more Wholly-Owned Subsidiaries of the Borrower are the respective lessees and (z) Indebtedness of Wholly-Owned Subsidiaries of the Borrower of the type permitted pursuant to Section 10.04(b)(xiv);

          (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of the incurrence thereof;

          (xii) Indebtedness in respect of (x) Other Hedging Agreements to the extent permitted by clause (x) of Section 10.05(xii) and (y) Commodity Agreements to the extent permitted by clause (y) of Section 10.05(xii);

          (xiii) (x) Indebtedness of the Borrower or any of its Subsidiaries evidenced by completion guarantees and performance and surety bonds (but excluding appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation) incurred in the ordinary course of business for purposes of insuring the performance of the Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding and (y) Indebtedness of the Borrower or any of its Subsidiaries evidenced by appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation for purposes of insuring the performance of the Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding;

          (xiv) Indebtedness of the Borrower or any Subsidiary of the Borrower arising from agreements of the Borrower or a Subsidiary of the Borrower providing for indemnification, adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Borrower permitted under this Agreement (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), provided that the maximum assumable liability (as measured by the reserves reasonably established on such Person's financial statements) in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Borrower and its Subsidiaries in connection with such dispositions;

          (xv) unsecured Indebtedness of the Borrower evidenced by a guaranty of the Indebtedness or other obligations of any other Person (including Indebtedness of Foreign Subsidiaries permitted pursuant to Section 10.04((viii) above), so long as the aggregate amount of the Contingent Obligations of the Borrower pursuant to this Section 10.05(xv) does not exceed $25,000,000 at any time;

          (xvi) (I) unsecured Indebtedness of the Borrower incurred under the Existing 2011 Senior Notes and the Existing 2011 Senior Notes Indenture and of the Subsidiary Guarantors (and so long as same remain Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the Borrower provided under the Existing 2011 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $200,000,000 (less the amount of any repayments of principal thereof after the Effective Date), (II) unsecured Indebtedness of the Borrower incurred under the Existing 2009 Senior Notes and the Existing 2009 Notes Indenture and of the Subsidiary Guarantors (and so long as same remain Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the Borrower provided under the Existing 2009 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $350,000,000 (less the amount of any repayments of principal thereof after the Initial Borrowing Date), (III) unsecured Indebtedness of the Borrower incurred under the Existing 2013 Senior Notes and the Existing 2013 Notes Indenture and of the Subsidiary Guarantors (and so long as same remain Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the Borrower provided under the Existing 2013 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $155,000,000 (less the amount of any repayments of principal thereof after the Initial Borrowing Date), (IV) unsecured Indebtedness of the Borrower incurred under Permitted Senior Notes and the other Permitted Senior Notes Documents and of the Subsidiary Guarantors (and so long as same remain Subsidiary Guarantors) under subordinated guarantees of the obligations of the Borrower provided under the Permitted Senior Notes Documents to which they are a party, so long as such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Senior Notes, (V) unsecured Indebtedness of the Borrower incurred under the Existing 2010 Senior Notes and the Existing 2010 Senior Notes Indenture and of the Subsidiary Guarantors (and so long as same remain Subsidiary Guarantors) under subordinated guarantees of the obligations of the Borrower provided under the Existing 2010 Senior Notes Documents to which they are a party, in an aggregate principal amount not to exceed $400,000,000 (less the amount of any repayments of principal thereof after the Initial Borrowing Date), and (VI) on or prior to the Intermediate Holdco

     Prepayment Date, Indebtedness of Intermediate Holdco and Corporate Holdco under the Intermediate Holdco Credit Documents in an aggregate principal amount at any time outstanding not to exceed $150,000,000 (as such amount may be reduced by any repayments of principal of the Intermediate Holdco Indebtedness, and (VII) unsecured Indebtedness of the Borrower incurred under the Permitted Refinancing Senior Notes and the other Permitted Refinancing Senior Notes Documents and of the Subsidiary Guarantors (and so long as same remain Subsidiary Guarantors) under senior subordinated guarantees of the obligations of the Borrower provided under the Permitted Refinancing Senior Notes Documents to which it is a party, so long as such Indebtedness is incurred in accordance with the requirements of the definition of Permitted Refinancing Senior Notes;

          (xvii) Indebtedness of Foreign Subsidiaries of the Borrower under bank guaranties and letters of credit issued by financial institutions (on behalf of such Foreign Subsidiaries) in an aggregate amount not to exceed $50,000,000 at any time;

          (xviii) (x) Indebtedness of Foreign Subsidiaries incurred in connection with grower loan programs in an aggregate principal amount not to exceed $50,000,000 at any time outstanding and (y) unsecured Indebtedness of the Borrower evidenced by a guaranty of Indebtedness permitted pursuant to preceding subclause (x) of this Section 10.04(b)(xviii);

          (xix) Indebtedness of the Borrower or any of its Subsidiaries incurred in connection with vehicle inventory loans in an aggregate principal amount not to exceed $5,000,000 at one time outstanding;

          (xx) Indebtedness of the Borrower which may be deemed to exist under its non-qualified excess savings plan for employees;

          (xxi) Indebtedness of Holdings under the Wellbeing Project Financing Documents in an aggregate principal amount at any time outstanding not to exceed the Wellbeing Project Financing Debt Cap Amount at such time, so long as (A) such Indebtedness is incurred in accordance with the requirements of the definition of "Wellbeing Project Financing" and (B) no Default or Event of Default is in existence at the time of the respective incurrence of such Wellbeing Project Financing and immediately after giving effect thereto; and

          (xxii) additional unsecured Indebtedness of the Borrower and its Subsidiaries (other than the Bermuda Partnership Partners and the Bermuda Partnership) not otherwise permitted hereunder not exceeding $100,000,000 in aggregate principal amount at any time outstanding, provided that no such additional Indebtedness shall be incurred at any time a Default or Event of Default then exists or would result therefrom; and

          (xxiii) Holdings, Intermediate Holdco, the Borrower, the Bermuda Company and the Subsidiary Guarantors (as defined in the Term Credit Agreement) may incur and remain liable with respect to the Indebtedness under the Term Credit Agreement and the other Term Credit Documents.

          In addition, notwithstanding anything to the contrary contained above in clauses (a) and (b) of this Section 10.04, (x) in no event shall any Subsidiary of Holdings guarantee any Indebtedness of Holdings under any Wellbeing Project Financing Document or incur any other obligation under, or with respect to, any Wellbeing Project Financing Document having any element of recourse to such Subsidiary or to such Subsidiary's assets or properties, and
(y) Holdings shall not permit any Unrestricted Wellbeing Joint Venture to incur any Indebtedness or any other obligation having any element of recourse to any Subsidiary of Holdings or to any assets or properties of any Subsidiary of Holdings.

          10.05. Advances; Investments; Loans. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, directly or indirectly, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except:

          (i) (w) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents; provided, however, that at any time a Loan is outstanding, the aggregate amount of Unrestricted Cash held by any the Borrower and its Domestic Subsidiaries shall not exceed $25,000,000 for any period of five consecutive Business Days, (x) Intermediate Holdco may hold cash and Cash Equivalents (I) in a de minimis amount representing proceeds from the initial capital contribution made in connection with its formation and (II) representing the proceeds of any Indebtedness permitted to be incurred, or Dividends permitted to be received, by it pursuant to the terms of this Agreement, so long as (in the case of preceding subclause
     (II)) Intermediate Holdco utilizes such cash and/or Cash Equivalents within the time periods required, and for the purposes permitted, by this Agreement, (y) Corporate Holdco may hold cash and Cash Equivalents in a de minimis amount representing proceeds from the initial capital contribution made in connection with its formation and (z) Holdings may hold cash and Cash Equivalents (I) in a de minimis amount representing proceeds from the initial capital contribution made in connection with its formation and (II) representing the proceeds of any Indebtedness permitted to be incurred, or Dividends permitted to be received, by it pursuant to the terms of this Agreement (including cash and Cash Equivalents held by Holdings representing proceeds from the Wellbeing Project Financing), so long as (in the case of preceding subclause (II)) Holdings utilizes such cash or Cash Equivalents within the time periods required, and for the purposes permitted, by this Agreement;

          (ii) the Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the Borrower or such Subsidiary;

          (iii) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, trade creditors, licensees, licensors and customers and in good faith settlement of delinquent obligations of, and other disputes with, suppliers, trade creditors, licensees, licensors and customers arising in the ordinary course of business;

          (iv) Interest Rate Protection Agreements entered into in compliance with Section 10.04(iii) shall be permitted;

          (v) (x) Investments constituting Intercompany Scheduled Existing Indebtedness in existence on the Initial Borrowing Date (and any refinancings thereof permitted pursuant to Section 10.04(b)(vii) and consistent with the definition of Permitted Refinancing Indebtedness) and
     (y) such other Investments in existence on the Initial Borrowing Date and listed on Schedule IX (without giving effect to any additions thereto or replacements thereof); provided that any additional Investments made with respect to the Investments described in preceding subclause (y) of this
     Section 10.05(v) shall be permitted only if independently justified under the other provisions of this Section 10.05;

          (vi) (w) Qualified Obligors (other than Holdings, Intermediate Holdco and Corporate Holdco) may make intercompany loans to each other, (x) Qualified Obligors may make intercompany loans to any Foreign Subsidiary of the Borrower, (y) any Wholly-Owned Foreign Subsidiary of the Borrower may make intercompany loans to any Qualified Obligor and (z) Foreign Subsidiaries may make intercompany loans to each other, provided that (I) unless the respective obligor under such intercompany loan reasonably determines that the execution, delivery and performance of an Intercompany
     Note is prohibited by, or that such Intercompany Note would not be enforceable against such obligor under, applicable local law, any such intercompany loan made pursuant to this Section 10.05(vi) (other than any such loan made to a Non-Wholly Owned Subsidiary) shall be evidenced by an Intercompany Note, (II) at no time shall the aggregate outstanding principal amount of all such intercompany loans made pursuant to subclause
     (x) of this Section 10.05(vi) above, when added to the aggregate amount of capital contributions made pursuant to (and in reliance on) Section 10.05(viii)(y) (for this purpose, taking the Fair Market Value of any Property (other than cash) so contributed at the time of such contribution), exceed $350,000,000 (determined without regard to write-downs or write-offs thereof), (III) no intercompany loans may be made pursuant to subclause (x) of this Section 10.05(vi) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto), (IV) subject to the exception specified in the proviso to Section 10.01(g), each intercompany loan made pursuant to this Section 10.05(vi) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement and
     (V) any intercompany loans made pursuant to this Section 10.05(vi) shall cease to be permitted hereunder if the obligor or obligee thereunder ceases to constitute a Qualified Obligor or a Foreign Subsidiary of the Borrower as contemplated above;

          (vii) (x) loans by the Borrower and its Subsidiaries to officers, employees and directors of Holdings and its Subsidiaries for bona fide business purposes, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall be permitted and (y) advances of reimbursable expenses by the Borrower and its respective Subsidiaries to officers, employees and directors of Holdings and its Subsidiaries for bona fide purposes, in each case incurred in the ordinary course of business;

          (viii) (w) any Wholly-Owned Foreign Subsidiary of the Borrower may make capital contributions to any Qualified Obligor, (x) any Qualified Obligor may make capital contributions to any of its direct Wholly-Owned Subsidiaries that is a Qualified Obligor, (y) any Non-Guarantor Subsidiary may make capital contributions to any of its direct Wholly-Owned Subsidiaries that is a Non-Guarantor Subsidiary, and (z) any Qualified Obligor may make capital contributions to any of their respective direct Foreign Subsidiaries; provided that (I) at no time shall the aggregate amount of the capital contributions made pursuant to subclause (z) of this
     Section 10.05(viii) (for this purpose, (1) taking the Fair Market Value of any Property (other than cash) so contributed at the time of such contribution and (2) excluding capital contributions made to a Foreign Subsidiary which are promptly contributed, in turn, to a Foreign Subsidiary in reliance on subclause (z) above), when added to the aggregate outstanding principal amount of all intercompany loans made pursuant to subclause (x) of Section 10.05(vi) above (determined without regard to write-downs or write-offs thereof), exceed $350,000,000, and (II) no contributions may be made pursuant to subclause (y) or (z) of this Section 10.05(viii) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto);

          (ix) the U.S. Dole Group may make Permitted Acquisitions in accordance with the relevant requirements of Section 9.14 and the component definitions therein;

          (x) the Borrower and its Subsidiaries may own the capital stock of, or other Equity Interests in, their respective Subsidiaries created or acquired in accordance with the terms of this Agreement;

          (xi) the Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 10.02(v), (xiv) and (xviii);

          (xii) the Borrower and its Subsidiaries may enter into (x) Other Hedging Agreements in the ordinary course of business providing protection against fluctuations in currency values in connection with the operations of the Borrower or any of its Subsidiaries and (y) Commodity Agreements in the ordinary course of business providing protection against fluctuations in prices of commodities used in the operations of the Borrower and its Subsidiaries, in each case, so long as management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements or Commodity Agreements, as the case may be, are bona fide hedging activities and are not for speculative purposes;

          (xiii) Holdings may acquire and hold obligations of one or more officers, directors or other employees of Holdings or any of its Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of capital stock of Holdings, so long as no cash is paid by Holdings or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

          (xiv) loans or advances by any Subsidiary of Holdings in connection with grower loan programs; provided that (I) at no time shall the aggregate outstanding principal amount of all such loans and advances made pursuant to this Section 10.05(xv) exceed $75,000,000 (determined without regard to write-downs or write-offs thereof), (II) no loans or advances may be made pursuant to this Section 10.05(xiv) at any time any Specified Default or any Event of Default is in existence (or would be in existence after giving effect thereto), and (III) in the event a loan or advance made by a Credit Party pursuant to this Section 10.05(xv) is evidenced by a promissory note, such promissory note shall be pledged to the Collateral Agent pursuant to the relevant Foreign Security Document (except to the extent local law or the relevant grower loan documents prohibit such pledge or such note is required to be pledged to secure Indebtedness incurred pursuant to clause
     (x) of clause (x) of Section 10.04(b)(xviii);

          (xv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may acquire Equity Interests in Persons (who, after giving effect to such acquisition, become Non-Wholly Owned Subsidiaries of the Borrower or such Subsidiary); provided that the aggregate amount of the Investments made pursuant to this Section 10.05(xv) after the Effective Date shall not exceed $50,000,000 (without regard to any write-downs or write-offs thereof);

          (xvi) any Non-Wholly Owned Subsidiary of the Borrower may make loans to its shareholders generally so long as (x) the Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary making such loans receives at least its proportionate share of such loans (based upon its relative holding of the Equity Interests in the Subsidiary making such loans), (y) unless the entering into of the Intercompany Subordination Agreement requires the consent of the minority shareholder of such Non-Wholly Owned Subsidiary (and such consent is not obtained), such Non-Wholly-Owned Subsidiary (as obligee of such loan) and the Borrower or such other Subsidiary (as obligor of such loan) shall be subject to the provisions of the Intercompany Subordination Agreement and (z) the aggregate outstanding principal amount of all loans pursuant to this clause
     (xvi) which are not subject to the subordination provisions of the Intercompany Subordination Agreement shall not exceed $50,000,000 at any time;

          (xvii) Investments constituting guaranties permitted by Section 10.04;

          (xviii) the Bermuda Partnership Partners may make additional Investments in the Bermuda Partnership not otherwise permitted by this Section, so long as (w) the Bermuda Partnership promptly (and in any event within one Business Day of receipt thereof) uses 100% of the cash proceeds of such Investment to make a prepayment on the intercompany loan owing by it to the Bermuda Company and incurred pursuant to the Intercompany Distribution Transactions, and (x) any Investment in the form of an intercompany loan or advance pursuant to this clause (xviii) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement;

          (xix) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its respective Subsidiaries may make Investments not otherwise permitted by Section (i) through (xviii) and succeeding Section (xxi); provided that (x) the aggregate amount of Investments made pursuant to this Section
     (xix) after the Initial Borrowing Date shall not exceed $100,000,000 (determined without regard to any write-downs or write-offs thereof);

          (xx) so long as no Default or Event of Default then exists or would result therefrom, Holdings may from time to time (I) make cash common equity contributions, and/or intercompany loans to, Westlake Wellbeing Company, and (II) make cash common equity contributions, and/or intercompany loans, to Wellbeing IP Holdco and/or Wellbeing Edco; provided that (x) Holdings shall at all times own or hold at least 85% of the Equity Interests of Westlake Wellbeing Company (on a fully diluted basis) and at least 50% of the Equity Interests of each of Wellbeing IP Holdco and Wellbeing Edco (on a fully diluted basis), (y) all of the Equity Interests of each of the Unrestricted Wellbeing Joint Ventures held by Holdings shall have been delivered and pledged by Holdings to the Collateral Agent pursuant to the Pledge Agreement, and (z) each Investment made by Holdings pursuant to this clause (xx) in the form of an intercompany loan shall be evidenced by an Intercompany Note pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (xxi) the Borrower may make intercompany loans to Intermediate Holdco, and Intermediate Holdco may make intercompany loans to Holdings, at the times and for the purposes described below, so long as (i) no Default, Event of Default or Compliance Period then exists or would result therefrom, (ii) each such intercompany loan is permitted pursuant to the terms of the Term Credit Documents, the Existing Senior Notes Documents and the Intermediate Holdco Credit Documents and, on and after the execution and delivery thereof, the Permitted Senior Notes Documents and the Permitted Refinancing Senior Notes Documents, (iii) no such intercompany loan by the Borrower to Intermediate Holdco shall be made, unless the proceeds thereof are promptly (and in any event within 5 Business Days of the making of such intercompany loan or, in the case of the following clause (C) by the Intermediate Holdco Prepayment Date) (A) on-loaned by Intermediate Holdco to Holdings for use within the time periods required by, and for the purposes described in, immediately succeeding clause (iv),
     (B) Dividended by Intermediate Holdco to Holdings for use within the time periods required by, and for the purposes described in, subclause (v) of
     Section 10.06(ix) or (C) utilized by Intermediate Holdco to pay amounts owing pursuant to the Intermediate Holdco Indebtedness as contemplated by
     Section 9.20, (iv) the proceeds of each such intercompany loan received by Holdings shall be utilized by Holdings promptly (and, in any event, within 30 days of the receipt of such proceeds) to make an Investment in one or more Unrestricted Wellbeing Joint Ventures pursuant to Section 10.05(xx) or the purposes of financing the construction and start-up of the Wellbeing Project and/or the operations of the Unrestricted Wellbeing Joint Ventures and (v) each such intercompany loan shall be evidenced by an Intercompany Note pledged by the Borrower or Intermediate Holdco, as the case may be, to the Collateral Agent pursuant to the Pledge Agreement; and

          (xxii) (x) Intermediate Holdco may make intercompany loans to the Borrower with the proceeds from any Investment made in it by Holdings with the proceeds of (I) any Equity Infusion or (II) Wellbeing Project Financing, so long as each such intercompany loan shall be evidenced by an Intercompany Note pledged by Intermediate

     Holdco to the Collateral Agent pursuant to the Pledge Agreement and (y) Holdings may make intercompany loans to Intermediate Holdco with the proceeds from (I) any Equity Infusion or (II) the incurrence of any Wellbeing Project Financing, so long as each such intercompany loan shall be evidenced by an Intercompany Note pledged by Holdings to the Collateral Agent pursuant to the Pledge Agreement.

          10.06. Restricted Payments; etc. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in non-redeemable common stock or comparable common equity interests of Holdings or any such Subsidiary, as the case may be) or return any equity capital to, its stockholders, partners, members or other equity holders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, partners, members or other equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other Equity Interests, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares or other Equity Interests), or set aside any funds for any of the foregoing purposes, and no Credit Agreement Party will permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or other Equity Interests of any direct or indirect parent of such Subsidiary now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock or other Equity Interests) (all of the foregoing "Dividends") or make any payments in respect of any outstanding Shareholder Subordinated Notes or Intercompany Debt, except that:

          (i) (x) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower and (y) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary); provided that any Dividend made pursuant to preceding clause (x) to any Wholly-Owned Subsidiary that is not a Credit Party may only be made if (A) (I) no Specified Default and no Event of Default then exists or would result therefrom and (II) such Wholly-Owned Subsidiary promptly distributes and/or transfer any Property received pursuant to such Dividend (directly or indirectly through other Wholly-Owned Subsidiaries) to a Credit Party or (B) the Subsidiary making such Dividend is not a Credit Party; provided however, that, subject to
     Section 10.01(d)(v), any such Dividend may be made to the Bermuda Partnership notwithstanding the existence of an Event of Default (other than an Event of Default under Section 11.01 or 11.05) so long as (a) the Bermuda Partnership complies with clause (II) of the preceding proviso and
     (b) the Bermuda Partnership Partners are (after giving effect to the receipt of any Dividend from Bermuda Partnership) in compliance with the requirements of Section 10.01(d);

          (ii) Holdings may redeem or purchase shares of Holdings Common Stock or options to purchase Holdings Common Stock, as the case may be, held by former officers or employees of Holdings or any of its Subsidiaries following the death, disability, retirement or termination of employment of such officers or employees, provided that

     (w) the only consideration paid by Holdings in respect of such redemptions and/or purchases shall be cash and Shareholder Subordinated Notes, (x) the sum of (A) the aggregate amount paid by Holdings in cash in respect of all such redemptions and/or purchases plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, shall not exceed $2,000,000 in any Fiscal Year of Holdings, and (z) at the time of any redemption or purchase pursuant to this Section 10.06(ii), no Specified Default or Event of Default shall then exist or result therefrom;

          (iii) (A) the Borrower may pay cash Dividends to Intermediate Holdco, so long as (x) no Specified Default or Event of Default then exists or would result therefrom and (y) the cash proceeds thereof are promptly used by Intermediate Holdco to pay the cash Dividend described in succeeding clause (B) and (B) Intermediate Holdco may pay cash Dividends to Holdings, so long as (x) no Specified Default or Event of Default then exists or would result therefrom and (y) the cash proceeds thereof are promptly used by Holdings for the purposes described in Section 10.06(ii);

          (iv) (A) the Borrower may pay cash Dividends to Intermediate Holdco, so long as the proceeds thereof are promptly used by Intermediate Holdco to pay its operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses, (B) the Borrower may pay cash Dividends to Intermediate Holdco, so long as Intermediate Holdco promptly contributes such proceeds to Corporate Holdco and the proceeds of such contribution are promptly used by Corporate Holdco to pay its operating expenses in the ordinary course of business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses, and (C) the Borrower may pay cash Dividends to Intermediate Holdco, which, in turn, may pay cash Dividends to Holdings, so long as the proceeds thereof are promptly used by Holdings to pay operating expenses in the ordinary course of its business (including, without limitation, professional fees and expenses) and other similar corporate overhead costs and expenses;

          (v) the Borrower may pay cash Dividends to Intermediate Holdco, and Intermediate Holdco may in turn pay cash Dividends to Holdings, in the amounts and at the times of any payment by Holdings in respect of its taxes (or taxes of its consolidated group), provided that (x) the amount of cash Dividends paid pursuant to this clause (v) to enable Holdings to pay taxes at any time shall not exceed the amount of such taxes owing by Holdings at such time and (y) any refunds received by Holdings attributable to the Borrower or any of its Subsidiaries shall be promptly returned by Holdings to Intermediate Holdco, and, in turn, by Intermediate Holdco to the Borrower, provided further that (A) in no event shall the amount of Dividends paid by the Borrower and its Subsidiaries pursuant to this
     Section 10.06(v) in respect of any taxable year for which the Borrower and any of its Subsidiaries are included in a consolidated federal income tax return, or a consolidated, combined or unitary state or local tax return with any Person other than the Borrower and its Subsidiaries (such other Person or Persons included in such returns, together with the Borrower and its Subsidiaries, the "Affiliated Group") exceed, in the aggregate, the lesser of (I) the amount of such federal income tax or state


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

     or local tax, as the case may be (the "Relevant Separate Tax Liability"), that the Borrower and its Subsidiaries would have been obligated to pay if the Borrower and its Subsidiaries had filed a separate consolidated federal income tax return or a separate consolidated, combined or unitary state or local tax return, as the case may be, for such year and all prior taxable years (with the Borrower as the common parent of such affiliated group) and
     (II) the product of (a) the federal income or state or local tax liability, as the case may be, of the Affiliated Group for such year and (b) a fraction, (x) the numerator of which is an amount equal to the Relevant Separate Tax Liability of the Borrower and its Subsidiaries for such year and (y) the denominator of which is the aggregate of the total separate federal income, state or local tax liability, as the case may be, that each member of the Affiliated Group (treating the Borrower and its Subsidiaries as a single member and all other members of the Affiliated Group as one separate member) would have incurred for such year if such members had filed separate federal income tax returns or separate consolidated, combined or unitary state or local tax returns, as the case may be, for such year and all prior taxable years and (B) each Unrestricted Wellbeing Joint Venture shall be required to contribute to Holdings (and shall concurrently or prior to any payment of any Dividend by the Borrower pursuant to this Section 10.06(v) have contributed to Holdings) its allocable share (as reasonably determined by Holdings in good faith) of all tax liabilities of Holdings and its consolidated Subsidiaries;

          (vi) Holdings and its Subsidiaries may make payments with respect to Intercompany Debt, so long as the respective payment is permitted to be made in accordance with the terms of the Intercompany Subordination Agreement; provided that, in no event shall the Borrower be permitted to repay any Intercompany Debt incurred by it from Intermediate Holdco pursuant to Section 10.05(xxi), unless the conditions set forth in subclauses (i), (ii), (iii) and (iv) of Section 10.06(ix) shall have been satisfied at such time (for such purposes, treating each reference to the making of a Dividend in said subclauses as if it were a reference to the repayment of such Intercompany Debt);

          (vii) Holdings may make payments of interest and principal on the Shareholder Subordinated Notes in accordance with the terms thereof, so long as the sum of (A) the aggregate amount paid by Holdings in cash in respect of all redemptions and/or purchases of Holdings Common Stock pursuant to Section 10.06(ii) plus (B) the aggregate amount of all principal and interest payments made on Shareholder Subordinated Notes, does not exceed $2,000,000 in any Fiscal Year of Holdings;

          (viii) Holdings may pay regularly scheduled Dividends on Qualified Preferred Stock issued by it pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash;

          (ix) the Borrower may pay cash Dividends to Intermediate Holdco, and Intermediate Holdco may pay cash Dividends to Holdings, at the times and for the purposes described below, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) the aggregate amount of such cash Dividends shall not exceed the aggregate amount of cash common equity contributions received by the Borrower from Intermediate Holdco (including not more than $28,500,000 received prior to the


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     Effective Date), to and including the date of such cash Dividend, pursuant to clause (v) of Section 10.05(viii) or Section 10.05(xix), in each case only to the extent such cash common equity contributions were funded by Intermediate Holdco with proceeds from the incurrence of any Wellbeing Project Financing, (iii) each such Dividend is permitted pursuant to the terms of the Existing Senior Notes Documents and, on and after the execution and delivery thereof, the Permitted Senior Notes Documents and the Permitted Refinancing Senior Notes Documents, (iv) no such Dividend by the Borrower to Intermediate Holdco shall be paid, unless the proceeds thereof are promptly (and in any event within 5 Business Days of the payment of such Dividend) (A) Dividended by Intermediate Holdco to Holdings for use within the time periods required by, and for the purposes described in, immediately succeeding clause (v) and (B) on-loaned by Intermediate Holdco to Holdings for use within the time periods required by, and for the purposes described in, Sub-clause (v) of preceding Section 10.05(xxi) and
     (v) the proceeds of each such Dividend received by Holdings shall be utilized by Holdings promptly (and, in any event, within 30 days of the payment of such Dividend) to make an Investment in one or more Unrestricted Wellbeing Joint Ventures pursuant to Section 10.05(xx) for the purposes of financing the Wellbeing Project and/or the operations of the Unrestricted Wellbeing Joint Ventures;

          (x) the Refinancing may be consummated in accordance with the requirements of this Agreement;

          (xi) so long as no Default and no Event of Default then exists or would result therefrom, any Existing Senior Notes, any Permitted Senior Notes and any Permitted Refinancing Senior Notes may be refinanced with any Permitted Refinancing Senior Notes in accordance with the requirements of this Agreement;

          (xii) so long as no Specified Default and no Event of Default then exists or would result therefrom, any Scheduled Existing Indebtedness, any Permitted Acquired Debt and any Permitted Refinancing Indebtedness incurred to refinance same may be refinanced with Permitted Refinancing Indebtedness in accordance with the requirements of this Agreement; and

          (xiii) in addition to the actions permitted above, the Borrower and its Subsidiaries may make Investments (and, without duplication, may repurchase or redeem (so long as any repurchased Indebtedness is promptly cancelled) any Indebtedness otherwise described in Section 10.09(a)(i)), so long as (I) no Default or Event of Default then exists or would result therefrom, (II) the aggregate amount of cash expended pursuant to this
     Section 10.06 (xiii) to effect such Investments after the Effective Date does not exceed the sum of (x) $50,000,000 and (y) the aggregate amount of Retained Excess Cash Flow Amount at the time such Investment is made and
     (III) to the extent any such Investment (or any part thereof) is made in reliance on preceding clause (II)(y), calculations are made by the Borrower of compliance with Section 10.04(a) (regardless of whether any Indebtedness is then being incurred pursuant to said Section 10.04(a)) for the Calculation Period most recently ended prior to the date of the respective repurchase or redemption (determined on a Pro Forma Basis after giving effect to such Investment and the incurrence of any Indebtedness to finance same), as set forth in a certificate by an


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

     Authorized Officer of the Borrower furnished to the Administrative Agent on the date of such Investment, and such calculations shall show that, after giving effect to the respective Investment (and any contemporaneous Investments) and any Indebtedness being incurred in connection therewith, the Borrower would be permitted to incur at least $1 of additional Indebtedness pursuant to Section 10.04(a) at such time; provided that, to the extent that such Investments constitute redemptions and/or repurchases of Existing Senior Notes, Permitted Senior Notes and/or Permitted Refinancing Senior Notes from time to time (whether redeemed in accordance with the terms of the indenture therefor and/or repurchased on the open market), all such Existing Senior Notes, Permitted Senior Notes or Permitted Refinancing Senior Notes, as the case may be, so repurchased or redeemed are promptly cancelled by the Borrower.

          10.07. Transactions with Affiliates. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of Holdings or any of its Subsidiaries other than in the ordinary course of business and on terms and conditions substantially as favorable to such Credit Agreement Party or such Subsidiary as would be reasonably expected to be obtainable by such Credit Agreement Party or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction; (ii) intercompany transactions among the Borrower and its Subsidiaries to the extent expressly permitted by Sections 10.02, 10.04, 10.05 and 10.06; (iii) the payment of consulting or other fees to the Borrower by any of its Subsidiaries in the ordinary course of business; (iv) customary fees to non-officer directors of the Borrower and its respective Subsidiaries; (v) the Borrower and its Subsidiaries may enter into the employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (vi) Dividends may be paid by Holdings to the extent permitted by Section 10.06;
(vii) the payment of customary fees (excluding management fees) to the Agents and their Affiliates for services rendered (including, without limitation, any underwriting discounts and commissions); (viii) transactions between the Borrower and/or any of its Subsidiaries and their respective Affiliates listed on Schedule XVI hereto; and (ix) the California Disposition and any loan of all or a portion of the Net Sale Proceeds therefrom to an Affiliate of the Borrower, so long as (and only so long as) such transactions would not (in the absence of this clause (ix) and, for such purpose, assuming same were in the "ordinary course of business") give rise to a violation of this Section 10.07. In no event shall any management, consulting or similar fee be paid or payable by Holdings or any of its Subsidiaries to any Affiliate (other than the Borrower or any other Credit Party), except as specifically provided in this Section 10.07.

          10.08. Fixed Charge Coverage Ratio. During any Compliance Period, the Borrower shall not permit (i) the Fixed Charge Coverage Ratio to be less than 1.00:1.00 for the four Fiscal Quarters most recently ended for which financial statements are available immediately prior to the beginning of such Compliance Period and (ii) the Fixed Charge Coverage Ratio for each four-Fiscal Quarter period ending during such Compliance Period to be less than 1.00:1.00. Within five Business Days of (x) the first day of a Compliance Period and (y) the last Business Day of any Fiscal Quarter during which a Compliance Period is occurring, Holdings shall provide to Administrative Agent a Compliance Certificate calculating the Fixed Charge Coverage Ratio based on the most recent quarterly financial statements delivered pursuant to Section 9.01(b).


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          10.09. Limitation on Voluntary Payments and Modifications of
Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. (a) No Credit Agreement Party will, and no Credit Agreement Party will permit any of its Subsidiaries to:

          (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption or acquisition for value as a result of any asset sale, change of control or similar event of any Existing Indebtedness or, after the incurrence or issuance thereof, any Permitted Refinancing Indebtedness, any Shareholder Subordinated Note, any Qualified Preferred Stock, any Permitted Acquired Debt, any Permitted Refinancing Senior Note, except to the extent expressly permitted under Section 10.06(xi), (xii), (xiii) and/or (xiv) or, in the case of Permitted Acquired Debt, required by Section 9.11(h);

          (ii) amend or modify, or permit the amendment or modification of, any provision of any Existing Senior Notes Document or any Intermediate Holdco Credit Document or, on and after the execution and delivery thereof, any Wellbeing Project Financing Document, any Permitted Senior Notes Document and any Permitted Refinancing Senior Notes Document, in any such case other than any technical or clarifying amendments, modifications or changes to any such Documents that are not in any way adverse to the interests of the Lenders and do not relate to the subordination provisions contained therein or, in the case of any Wellbeing Project Financing Document, amendments, modifications or changes which do not result in the Wellbeing Project Financing ceasing to meet the requirements of "Wellbeing Project Financing" as set forth in the definition thereof; or

          (iii) amend, modify or change any Permitted Acquired Debt, any Permitted Refinancing Indebtedness, any Tax Allocation Agreement, any Management Agreement, any Qualified Preferred Stock, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement (or equivalent organizational documents) or any agreement entered into by it, with respect to its capital stock or other Equity Interests (including any Shareholders' Agreement), or enter into any new Tax Allocation Agreement, Management Agreement or agreement with respect to its capital stock or other Equity Interests, other than (A) any change to Permitted Acquired Debt or Permitted Refinancing Indebtedness as a result of the refinancing thereof as permitted by Section 10.09(a), (B) any amendments or modifications to Permitted Refinancing Debt or Qualified Preferred Stock consistent with the definitions thereof provided herein and
     (C) any amendments, modifications or changes pursuant to this Section 10.09(a) and any such new agreements pursuant to this Section 10.09(a), (x) which do not adversely affect the interests of the Lenders in any material respect, (y), in the case of any Management Agreement, which does not involve the payment by Holdings or any of its Subsidiaries of any amount which could give rise to a violation of this Agreement and (z) any


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

     amendment to such Person's respective certificates of incorporation or other organizational documents to authorize the issuance of capital stock or other Equity Interests otherwise permitted to be issued pursuant to the terms of this Agreement.

          (b) Neither Holdings nor any of its Subsidiaries shall designate any Indebtedness (other than the Obligations) as "Designated Guarantor Senior Debt" or "Designated Senior Debt" for purposes of the Existing Senior Notes Documents or, on and after the execution and delivery thereof, the Permitted Senior Notes Documents and the Permitted Refinancing Senior Notes Documents.

          10.10. Limitation on Issuance of Equity Interests. (a) Holdings will not issue (i) any Preferred Equity (or any options, warrants or rights to purchase Preferred Equity) (other than Qualified Preferred Stock issued pursuant to clause (c) below) or (ii) any redeemable common stock or equivalent common Equity Interests.

          (b) Neither Intermediate Holdco nor the Borrower shall, nor shall permit any of its Subsidiaries to, issue any capital stock or other Equity Interests (including by way of sales of treasury stock), except (i) for transfers and replacements of then outstanding shares of capital stock or other Equity Interests, (ii) for stock splits, stock dividends and additional issuances which do not decrease the aggregate percentage ownership of Holdings and its Subsidiaries in any class of the capital stock or other Equity Interests of such Subsidiaries, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law, (iv) Subsidiaries formed after the Initial Borrowing Date pursuant to Section 10.13 may issue capital stock or other Equity Interests in accordance with the requirements of
Section 10.13 and (v) issuances of Equity Interests (including Preferred Equity) by any Wholly-Owned Subsidiary of the Borrower to one or more other Wholly-Owned Subsidiaries of the Borrower. All capital stock or other Equity Interests issued in accordance with this Section 10.10(b) shall, to the extent required by the relevant Security Document, be delivered to the Collateral Agent for pledge pursuant to such Security Document.

          (c) Holdings may from time to time (i) issue Qualified Preferred Stock, so long as (x) no Default or Event of Default shall exist at the time of any such issuance or immediately after giving effect thereto, and (y) with respect to each issuance of Qualified Preferred Stock, the gross cash proceeds therefrom (or in the case of Qualified Preferred Stock directly issued as consideration for a Permitted Acquisition, the Fair Market Value thereof of the assets received therefor) shall be at least equal to 100% of the liquidation preference thereof at the time of issuance and (ii) issue additional shares of Qualified Preferred Stock to pay in kind regularly scheduled Dividends on Qualified Preferred Stock theretofore issued in compliance with this Section 10.10(c).

          10.11. Limitation on Certain Restrictions on Subsidiaries. No Credit Agreement Party will, nor will permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other Equity Interests or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings, (y) make loans or advances to Holdings or any Subsidiary of Holdings or (z) transfer any of its properties or assets to Holdings or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Subsidiaries is the licensee) or any other contract entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business, (v) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vi) restrictions applicable to any Non-Wholly Owned Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section
10.05 or a Permitted Acquisition effected in accordance with Section 9.14; provided that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of the Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment or Permitted Acquisition; (vii) any restriction or encumbrance with respect to assets subject to Liens permitted by Sections 10.03(iv), (x), (xi), (xii) and (xvi); (viii) the Existing 2011 Senior Notes Documents; (ix) the Existing 2010 Senior Notes Documents; (x) the Existing 2009 Senior Notes Documents; (xi) the Existing 2013 Senior Notes Documents; (xii) the Intermediate Holdco Credit Documents; (xiii) the Term Credit Documents; (xiv) the Wellbeing Project Financing Documents; (xv) on and after the execution and delivery thereof, the Permitted Senior Notes Documents; and (xvi) on and after the execution and delivery thereof, the Permitted Senior Refinancing Notes Documents.

          10.12. Limitation on the Creation of Subsidiaries and Joint Ventures.
(a) Except as otherwise specifically provided in immediately succeeding clause
(b), Holdings will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary, provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as (A) at least 1 Business Day's (or such longer period as is acceptable to the Administrative Agent in any given case) of such establishment, creation or acquisition, as the case may be, written notice thereof is given to the Administrative Agent (provided that no such notice shall be required to be given in the case of a Shell Corporation), (B) subject to Sections 9.11(d) and 9.12, the Equity Interests of each such new Wholly-Owned Subsidiary (if same is an Unrestricted Subsidiary) are pledged pursuant to, and to the extent required by, the applicable Pledge Agreements and, if such Equity Interests constitute certificated Equity Interests, the certificates representing such Equity Interests, together with stock or other powers duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, (C) to the extent such new Wholly-Owned Subsidiary is required, in accordance with the applicable provisions of Section 9.11, to become a Subsidiary Guarantor, (i) such new Wholly-Owned Subsidiary executes and delivers counterparts of the Subsidiaries Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement and such Security Documents as would have been entered into by the respective Subsidiary if same had been a Subsidiary Guarantor on the Initial Borrowing Date, and takes all action in connection therewith as would otherwise have been required to be taken pursuant to Section 6 if such new Wholly-Owned Subsidiary had been a Credit Party on the Initial Borrowing Date, and


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(D) such new Wholly-Owned Subsidiary, to the extent requested by any Agent or the Required Lenders, takes all other actions required pursuant to Section 9.11 (including, without limitation, to, at its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the Liens on its assets intended to be created pursuant to the applicable Security Documents); provided that (x) the Credit Documents required to be executed and delivered pursuant to clause (C) by such newly formed, created or acquired Subsidiary shall not be required to be so executed and delivered until 45 days after the formation, creation or acquisition of such Subsidiary, and (y) in the case of a Shell Corporation created or established by the Borrower or any of its Wholly-Owned Subsidiaries, the actions described in clauses (B) and (C) and applicable to such Shell Corporation shall not be required to be taken (so long as same remains a Shell Corporation) until 60 days after the creation or establishment of such Shell Corporation.

          (b) In addition to Subsidiaries of the Borrower created pursuant to preceding clause (a), the Borrower and its Subsidiaries may establish, acquire or create, and make Investments in, Non-Wholly Owned Subsidiaries after the Initial Borrowing Date as a result of Permitted Acquisitions (subject to the limitations contained in the definition thereof) and Investments expressly permitted to be made pursuant to Section 10.05, provided that (x) all Equity Interests of each such Non-Wholly Owned Subsidiary which is an Unrestricted Subsidiary shall be pledged by any Credit Party which owns same to the extent required by the Pledge Agreements, and (y) any actions required to be taken pursuant to Section 9.11 in connection with the establishment of, or Investments in, the respective Subsidiaries are taken in accordance with the requirements of said Section 9.11.

          10.13. Special Restrictions Relating to Principal Property. No Credit Agreement Party will, nor will permit any Subsidiary Guarantor to, (i) own or acquire any Principal Property (other than the Principal Properties designated on Schedule XVII hereto) or (ii) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for or suffer to exist any Indebtedness secured by a Lien on any Principal Property; provided however that, notwithstanding the foregoing, (x) the Borrower and its Subsidiaries may acquire (by way of third-party purchase) up to (but not more than) two Principal Properties after the Initial Borrowing Date and, thereafter, own such Principal Properties and (y) the Borrower and its Subsidiaries may own additional Principal Properties which are not Principal Properties on the Initial Borrowing Date (or, if acquired after the Initial Borrowing Date, on such date of acquisition) if (x) the respective Principal Property becomes a Principal Property after the Initial Borrowing Date (or such date of acquisition) as a result of the making of capital expenditures or other investments in such Property by the Borrower or the respective Subsidiary or (y) the respective Principal Property is constructed by the Borrower or the respective Subsidiary.

          10.14. No Additional Deposit Accounts; etc. The Borrower will not, and will not permit any Subsidiary Guarantor, directly or indirectly, open, maintain or otherwise have any checking, savings, deposit, securities or other accounts at any bank or other financial institution where cash or Cash Equivalents are or may be deposited or maintained with any Person, other than (i) the Core Concentration Account, (ii) the Collection Accounts set forth on Part A of
Schedule III, and (iii) the Excluded Deposit Accounts; provided that the Borrower or any


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Subsidiary Guarantor may open new Collection Accounts, not set forth in such
Schedule III, so long as prior to opening any such account (i) the Administrative Agent has consented in writing to such opening (which consent shall not be unreasonably withheld or delayed), (ii) the Borrower has delivered an updated Schedule III to the Administrative Agent listing such new account if such account is a Collection Account and (iii) in the case of any new Collection Account), the financial institution with which such account is opened, together with the Borrower or the Subsidiary Guarantor which has opened such account and the Collateral Agent have executed and delivered to the Administrative Agent a Cash Management Control Agreement.

          SECTION 11. Events of Default.

          Upon the occurrence of any of the following specified events (each, an "Event of Default"):

          11.01. Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or Note, (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on any Loan or Note or any Fees or (iii) default, and such default shall continue for 10 or more Business Days after notice to the Borrower by the Administrative Agent or any Lender, in the payment when due of any other amounts owing hereunder or under any other Credit Document; or

          11.02. Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document (other than a Foreign Security Document) or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          11.03. Covenants. Holdings or any of its Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 9.01(e)(i), 9.10, 9.11, 9.14, 9.17, 9.18, 9.19
or 10, or (b) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(o) and such default shall continue unremedied for at least one Business Day or (c) default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those referred to in Sections 11.01, 11.02 or clause
(a) or clause (b) of this Section 11.03) and such default shall continue unremedied for a period of at least 30 days; or

          11.04. Default Under Other Agreements. (a) Holdings or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or
(b) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment, prior to the


                                      -158-

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stated maturity thereof; provided that it shall not constitute an Event of
Default pursuant to clause (a) or (b) of this Section 11.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, equals or exceeds $25,000,000; or

          11.05. Bankruptcy, etc. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries; or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries; or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          11.06. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, ..67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days which will result in a Material Adverse Effect, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan pursuant to Section 4042(b) of ERISA, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be involuntarily terminated or to be the subject of termination proceedings under ERISA, any Plan subject to Title IV of ERISA shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan subject to Title IV of ERISA or Multiemployer Plan or a Foreign Pension Plan has not been made within 60 days of when due, Holdings or any Subsidiary of Holdings or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan subject to Title IV of ERISA or Multiemployer Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or Holdings or any Subsidiary of Holdings has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide


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benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a "default" within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan or Multiemployer Plan; (b) there shall result from any such event or events described above in this Section 10.06 the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability resulting from any event described in clause (a) above; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          11.07. Security Documents. (a) Any Security Document shall cease to be in full force and effect (except in accordance with the terms thereof), or shall, subject to the Intercreditor Agreement, cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.03), and subject to no other Liens (except as permitted by Section 10.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; provided that the failure to have a perfected and enforceable Lien on Collateral in favor of the Collateral Agent shall not give rise to an Event of Default under this Section 11.07, unless the aggregate fair market value of all Collateral over which the Collateral Agent fails to have a perfected and enforceable Lien (exclusive of Collateral that is the subject of an Excluded Event) equals or exceeds $10,000,000; or

          11.08. Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

          11.09. Judgments. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving a liability (to the extent not paid or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of $25,000,000 for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; provided, however, that the rendering of any such judgment(s) or decree(s) by courts outside of the United States and Bermuda shall not be an Event of Default under this Section
11.09 unless (i) Holdings and its Subsidiaries which are subject to the judgment(s) or decree(s), as of the date of the issuance of such judgment(s) or decree(s) (or any later date while such judgment(s) or decree(s) are still in effect) have at least $25,000,000 in net assets (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)) located in the jurisdictions (i.e., the relevant country or countries or any larger jurisdiction of the respective court(s)) of the


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courts rendering such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) or (ii) an order or orders enforcing such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) is entered by a court or courts of competent jurisdiction in a jurisdiction or jurisdictions where Holdings and/or its Subsidiaries subject to the order, as of the date of the entry of such order of enforcement (or any later date while any such order is still in effect), have at least $25,000,000 in net assets located in such jurisdiction or jurisdictions (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)); or

          11.10. Ownership. A Change of Control shall have occurred; or

          11.11. Denial of Liability. Any Credit Agreement Party shall deny its obligations under this Agreement, any Note or any other Credit Document;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to Holdings or the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party (provided that if an Event of Default specified in Section 11.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Revolving Loan Commitment of each Lender shall forthwith terminate immediately and any Commitment Commission and any other Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), subject to the Intercreditor Agreement, any or all of the Liens and security interests created pursuant to the Security Documents;
(iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; and (vi) apply any cash collateral held by the Administrative Agent as provided in Section 5.02 to the repayment of the Obligations.

          SECTION 12. The Administrative Agent.

          12.01. Appointment. The Lenders hereby irrevocably designate and appoint DBNY as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term "Administrative Agent" also shall include DBNY in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such


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Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

          12.02. Nature of Duties. (a) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          (b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 12.06 and 13.01. Without limitation of the foregoing, the Lead Arranger shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

          12.03. Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings or any of its


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

Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04. Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          12.05. Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

          12.06. Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's (or such affiliate's) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          12.07. The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lender," "Required Lenders," "Holders of Notes" or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial


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advisory services) to any Credit Party or any Affiliate of any Credit Party (or
any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          12.08. Holders. (a) The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          (b) Without limiting the provisions of preceding clause (a), the parties hereto acknowledge and agree that any Agent hereunder may also act in individual or agency capacities in connection with other financings, including, without limitation, pursuant to the Term Credit Documents. The parties hereto agree to each of the Agents acting in such other individual and agency capacities, and shall not raise any claim in connection therewith (except to the extent resulting from the gross negligence or willful misconduct of the respective such Person as an Agent hereunder).

          12.09. Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders and, unless a Default or an Event of Default under Section 11.05 then exists, the Borrower. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default then exists).

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until


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such time, if any, as the Required Lenders appoint a successor Administrative
Agent as provided above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (e) Upon a resignation of the Administrative Agent pursuant to this
Section 12.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

          12.10. Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

          (b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments (and all Letters of Credit) and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than Holdings and its Subsidiaries) upon the sale or other disposition thereof in compliance with
Section 10.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12) or (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 12.10.

          (c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or


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pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          12.11. Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

          SECTION 13. Miscellaneous.

          13.01. Payment of Expenses, etc. The Borrower hereby agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and the Administrative Agent's other counsel and consultants) in connection with the preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent and its Affiliates in connection with its or their syndication efforts with respect to this Agreement and of the Administrative Agent and, after the occurrence of an Event of Default, each of the Issuing Lenders and Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel and consultants (including, without limitation, any inventory consultants) for the Administrative Agent and, after the occurrence of an Event of Default, counsel for each of the Issuing Lenders and Lenders); (ii) pay and hold the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save the Administrative Agent, each of the Issuing Lenders and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent, such Issuing Lender or such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, each Issuing Lender and each Lender, and each of their respective officers, directors, employees,


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representatives, advisors, agents, affiliates, trustees and investment advisors from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Issuing Lender or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by Holdings or any of its Subsidiaries at any location, whether or not owned, leased or operated by Holdings or any of its Subsidiaries, the non-compliance by Holdings or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against Holdings, any of its Subsidiaries or any Real Property at any time owned, leased or operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Issuing Lender or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02. Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Lender and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Lender or such Lender (including, without limitation, by branches and agencies of the Administrative Agent, such Issuing Lender or such Lender wherever located) to or for the credit or the account of Holdings or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, such Issuing Lender or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.04(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Lender or such Lender shall have made any demand


                                      -167-

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hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (A), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580A, 580B, 580D AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (B) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

          13.03. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or cable communication) and mailed, telegraphed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent and the Borrower shall not be effective until received by the Administrative Agent or the Borrower, as the case may be.

          13.04. Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, neither Holdings nor the Borrower may assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Revolving Loan Commitments hereunder except as provided in Sections 2.13 and 13.04(b)) and the transferee, assignee or


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participant, as the case may be, shall not constitute a "Lender" hereunder and, provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder), or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitments and related outstanding Obligations (or, if the Revolving Loan Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an Affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $10,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitments and related outstanding Obligations (or, if the Revolving Loan Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule I shall be deemed modified to reflect the Revolving Loan


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Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent and the Issuing Lender and, so long as no Default or Event of Default then exists and the Syndication Date has theretofore occurred, the Borrower, shall be required in connection with any such assignment pursuant to clause (y) above (such consent, in any case, not to be unreasonably withheld, delayed or conditioned), (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this
Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitments and outstanding Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04(b)(ii) Certificate) described in Section 5.04(b). To the extent that an assignment of all or any portion of a Lender's Revolving Loan Commitments and related outstanding Obligations pursuant to Section 2.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 2.10,
3.06 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or the Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledgee or assignee for such Lender as a party thereto.

          (d) Any Lender which assigns all of its Revolving Loan Commitments and/or Loans hereunder in accordance with Section 13.04(b) shall cease to constitute a "Lender" hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 12.06, 13.01 and 13.06), which shall survive as to such assigning Lender.


                                      -170-

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          13.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other
Credit Party and the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any Issuing Lender or any Lender to any other or further action in any circumstances without notice or demand.

          13.06. Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of the Obligations hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lenders, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

          13.07. Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Lenders), provided that (i) except as otherwise


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specifically provided herein, all computations determining the Excess Cash Flow, the Senior Leverage Ratio, the Total Leverage Ratio and compliance with Sections 3, 9.14 and 9, including in each case definitions used therein, shall, in each case, utilize United States accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the historical consolidated audited financial statements of the Borrower delivered to the Lenders pursuant to Section 7.10(b) of the Original Credit Agreement for Fiscal Year 2005, (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 9 and/or 10, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

          (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days (except for interest calculated by reference to (x) the Prime Lending Rate, which shall be based on a year of 365 or 366 days, as applicable and (y) Sterling LIBOR, which shall be based on a year of 365 days) for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

          13.08. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN ANY MORTGAGE, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER HOLDINGS OR THE BORROWER, AND AGREES


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NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS
AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER HOLDINGS OR THE BORROWER. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO HOLDINGS OR THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST HOLDINGS OR THE BORROWER IN ANY OTHER JURISDICTION.

          (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          13.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which Holdings, the Borrower, the Administrative Agent, the Lead Arranger and each of the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent


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telephonic (confirmed in writing), written or telex notice (actually received)
at such office that the same has been signed and mailed to it. The Administrative Agent will give Holdings, the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

          13.11. Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12. Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions), and Subsidiaries of the Borrower may be released from, the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i) or clause (ix)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce (or forgive) the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of (x) the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents or (y) the Guarantors under the Guaranties, (iii) amend, modify or waive any provision of this Section 13.12(a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments on the Effective Date), (iv) reduce the "majority" voting threshold specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date), (v) consent to the assignment or transfer by Holdings or the Borrower of any of its rights and obligations under this Agreement, (vi) increase the advance rates applicable to the Borrowing Base over those in effect on the Initial Borrowing Date (it being understood that the establishment, modification or elimination of Reserves and adjustment, establishment and elimination of criteria for Eligible Accounts and Eligible Inventory, in each case by Administrative Agent in accordance with the terms hereof, will not be deemed such an increase in advance rates), (vii) increase the percentage of the Borrowing Base for which Agent Advances may be made pursuant to Section 2.01(e), (viii) increase the Total Commitment (other than as contemplated by Section 2.14) or (ix) or increase the Revolving Loan Commitment of any Lender; provided further, that no such change, waiver, discharge or termination shall (1) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 1 or alter its rights or obligations with respect to Letters of Credit, (2) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans,


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(3) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Administrative Agent, or (4) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower, if the respective Lender's consent is required with respect to less than all Tranches of Loans (or related Revolving Loan Commitments), to replace only the Revolving Loan Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to
Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment (if such Lender's consent is required as a result of its Revolving Loan Commitment) the outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent and/or cash collateralize its applicable RL Percentage of the Letter of Credit of Outstandings, in accordance with Sections 4.02(b) and/or 5.01(b), provided that, unless the Revolving Loan Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided, further, that the Borrower shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to
Section 13.12(a).

          13.13. Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 3.06, 5.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

          13.14. Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11, 3.06 or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15. Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 13.15, to maintain a register (the


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"Register") on which it will record the Revolving Loan Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Revolving Loan Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Revolving Loan Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Revolving Loan Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitments and Loans shall remain owing to the transferor. The registration of assignment or Revolving Loan transfer of all or part of any Revolving Loan Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to
Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

          13.16. Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of Holdings (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 and (vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 13.16.

          (b) Each of Holdings and the Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Lender.

          13.17. Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in the United States. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and capital stock and other Equity Interests in, various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of the United States and any State thereof to perfect the security interests in the capital stock and other Equity Interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent said capital stock, other Equity Interests or promissory notes are owned by any Credit Party). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or capital stock or other Equity Interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Initial Borrowing Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose capital stock or other Equity Interests are pledged, under the Security Documents. The Borrower hereby agrees that, following any request by the Administrative Agent or the Required Lenders to do so, the Borrower will, and will cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or the Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.17, all such actions shall be taken in accordance with the provisions of this
Section 13.17 and Section 9.12 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to capital stock of, other Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than the United States and any State thereof) not required to be taken in accordance with the provisions of this Section 13.17, provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of Section 9.12 and this Section 13.17.

          13.18. Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies Holdings and the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Holdings, the Borrower and the other Credit Parties and other information that will allow such Lender to identify Holdings, the Borrower and the other Credit Parties in accordance with the Act.

          13.19. Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

          (a) UCC Filings; Filings with respect to Intellectual Property; etc.
(i) Holdings and its Subsidiaries were not required to have filed (or cause to have filed) on or prior to the Initial Borrowing Date Financing Statements (Form UCC-1) or any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the Security Agreement or the Pledge Agreement, as applicable. Not later than the fifth day (or such later date as may be agreed by the Administrative Agent) after the Initial Borrowing Date, Holdings and its Subsidiaries shall have filed (or cause to have filed) all of such Financing Statements (Form UCC-1) and any filings with the United States Patent and Trademark Office or the United States Copyright Office necessary to perfect the security interest purported to be created by the Security Agreement or the Pledge Agreement, as the case may be.

          (b) Real Estate. Holdings and its Subsidiaries shall be required to take the actions specified in Part A of Schedule XII as promptly as practicable, and in any event within the time periods set forth in Part A of said Schedule
XII. The provisions of Part A of said Schedule XII shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

          (c) Cash Management Control Agreements. Within 45 days or such later date the Administrative Agent agrees to, following the Initial Borrowing Date,
(i) the applicable Credit Agreement Parties, the Collateral Agent and the applicable Collection Banks shall have entered into one or more Cash Management Control Agreements pursuant to Section 5.03 with respect to each Collection Account listed on Schedule III, (ii) the applicable Credit Agreement Parties, the Collateral Agent and the applicable banks shall have entered into one or more Cash Management Control Agreements with respect to each other Deposit Account (other than the Excluded Deposit Accounts) and (iii) the Borrower, the Collateral Agent and the applicable bank shall have entered into a Cash Management Control Agreement with respect to the Core Concentration Account.

          (d) (d) Other Actions. Holdings and its Subsidiaries shall be required to take the actions specified in Parts B and C of Schedule XII as promptly as practicable, and in any event within the time periods set forth in Parts B and C of said Schedule XII. The provisions of Parts B and C of said Schedule XII shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

          All conditions precedent and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing

(and to permit the taking of the actions described above within the time periods required above, rather than as elsewhere provided in the Credit Documents), provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Initial Borrowing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this
Section 13.19 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by Section 13.19 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a representation, warranty and covenant by the Borrower to each of the Lenders that the actions required pursuant to this Section 13.19 will be, or have been, taken within the relevant time periods referred to in this Section 13.19 and that, at such time, all representations and warranties contained in this Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.19, and the parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

          SECTION 14. Credit Agreement Party Guaranty.

          14.01. The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder, and in recognition of the direct benefits to be received by each Credit Agreement Party from the proceeds of the Loans, the issuance of the Letters of Credit, each Credit Agreement Party Guarantor hereby agrees with the Lenders as follows: each Credit Agreement Party Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of its Guaranteed Obligations to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of any Credit Agreement Party Guarantor to the Guaranteed Creditors becomes due and payable hereunder, each Credit Agreement Party Guarantor unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Guaranteed Obligations. This Credit Agreement Party Guaranty is a guaranty of payment and not of collection. This Credit Agreement Party Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower), then and in such event the respective Credit Agreement Party Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Credit Agreement Party Guarantor, notwithstanding any revocation of this Credit Agreement Party Guaranty or any other instrument evidencing any liability of the Borrower, and each Credit Agreement Party Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

          14.02. Bankruptcy. Additionally, each Credit Agreement Party Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 11.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

          14.03. Nature of Liability. The liability of each Credit Agreement Party Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by such Credit Agreement Party Guarantor, any other guarantor or by any other party, and the liability of each Credit Agreement Party Guarantor hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Guaranteed Creditors on the Guaranteed Obligations which any such Guaranteed Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Credit Agreement Party Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or
(f) any action or inaction of the type described in Section 14.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

          14.04. Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Credit Agreement Party Guaranty, and this Credit Agreement Party Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of, or a defense available to, a surety or guarantor except indefeasible payment in full in cash of the Guaranteed Obligations. The obligations of each Credit Agreement Party Guarantor hereunder are independent of the obligations of the Borrower, any other guarantor or any other party and a separate action or actions may be brought and prosecuted against any Credit Agreement Party Guarantor whether or not action is brought against the Borrower, any other guarantor or any other party and whether or not the Borrower, any other guarantor or any other party be joined in any such action or actions. Each Credit Agreement Party Guarantor waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance that operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the relevant Credit Agreement Party Guarantor.

          14.05. Authorization. Each Credit Agreement Party Guarantor authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed

     Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Credit Agreement Party Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed, increased or altered;

          (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

          (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

          (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

          (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Guaranteed Creditors;

          (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Borrower remain unpaid;

          (g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, or any of such other instruments or agreements; and/or

          (h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of, or a defense available to, such Credit Agreement Party Guarantor from its liabilities under this Credit Agreement Party Guarantor Guaranty.

          14.06. Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

          14.07. Subordination. Any of the indebtedness of the Borrower now or hereafter owing to any Credit Agreement Party Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of the Borrower to such Credit Agreement Party Guarantor shall be collected, enforced and received by such Credit

Agreement Party Guarantor in trust for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of the Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of any Credit Agreement Party Guarantor under the other provisions of this Credit Agreement Party Guarantor Guaranty. Prior to the transfer by any Credit Agreement Party Guarantor of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to such Credit Agreement Party Guarantor, such Credit Agreement Party Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Credit Agreement Party Guarantor hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Credit Agreement Party Guarantor Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

          14.08. Waiver. (a) Each Credit Agreement Party Guarantor waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. Each Credit Agreement Party Guarantor waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than indefeasible payment in full in cash of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than indefeasible payment in full in cash of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Credit Agreement Party Guarantor hereunder except to the extent the Guaranteed Obligations have been indefeasibly paid in full in cash. Each Credit Agreement Party Guarantor waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Credit Agreement Party Guarantor against the Borrower or any other party or any security.

          (b) Each Credit Agreement Party Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Credit Agreement Party Guarantor Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Credit Agreement Party Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Credit Agreement Party Guarantor assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any

Credit Agreement Party Guarantor of information known to them regarding such circumstances or risks.

          (c) Until such time as the Guaranteed Obligations have been paid in full in cash, each Credit Agreement Party Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Credit Agreement Party Guarantor Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against the Borrower or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other guarantor which it may at any time otherwise have as a result of this Credit Agreement Party Guarantor Guaranty.

          (d) Each Credit Agreement Party Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in California, such Credit Agreement Party Guarantor shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing such Credit Agreement Party Guarantor's or any Guaranteed Creditor's right to proceed against the Borrower or any other guarantor of the Guaranteed Obligations. In accordance with Section 2856 of the California Code of Civil Procedure, each Credit Agreement Party Guarantor hereby waives:

          (i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such Credit Agreement Party Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Code of Civil Procedure;

          (ii) all rights and defenses that such Credit Agreement Party Guarantor may have because the Guaranteed Obligations are secured by Real Property located in California, meaning, among other things, that: (A) the Guaranteed Creditors may collect from such Credit Agreement Party Guarantor without first foreclosing on any real or personal property collateral pledged by any Credit Party, and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by any Credit Party, (1) the amount of the Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from such Credit Agreement Party Guarantor even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right such Credit Agreement Party Guarantor may have to collect from the Borrower, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses such Credit Agreement Party Guarantor may have because the Guaranteed Obligations are secured by Real Property (including, without limitation, any rights or defenses based upon Section 580a, 580d or 726 of the California Code of Civil Procedure); and

          (iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed such Credit Agreement Party Guarantor's rights of subrogation and reimbursement against the

     Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

          (e) Each Credit Agreement Party Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

          14.09. Payments. All payments made by a Credit Agreement Party Guarantor pursuant to this Section 14 shall be made in the respective Applicable Currency in which the Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 2.14, to any conversion occurring pursuant thereto). All payments made by a Credit Agreement Party Guarantor pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 5.03, 5.04 and 13.23.

                                      * * *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

                                        DHM HOLDING COMPANY, INC.,
                                           as a Guarantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DOLE HOLDING COMPANY, LLC,
                                           as a Guarantor


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DOLE FOOD COMPANY, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DEUTSCHE BANK AG NEW YORK BRANCH,
                                           Individually and as Administrative
                                           Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        DEUTSCHE BANK SECURITIES INC.,
                                           as Lead Arranger


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        SIGNATURE PAGE TO THE CREDIT AGREEMENT
                                        DATED AS OF APRIL 12, 2006, AMONG DHM
                                        HOLDING COMPANY, INC., DOLE HOLDING
                                        COMPANY, LLC, DOLE FOOD COMPANY, INC.,
                                        THE LENDERS PARTY HERETO FROM TIME TO
                                        TIME, DEUTSCHE BANK AG NEW YORK BRANCH,
                                        AS ADMINISTRATIVE AGENT, AND DEUTSCHE
                                        BANK SECURITIES INC., AS LEAD ARRANGER

                                        NAME OF INSTITUTION:


                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------